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Exhibit 10.59

$385,000,000

REVOLVING TRADE RECEIVABLES PURCHASE AGREEMENT

among

SANMINA-SCI MAGYARORSZAG
ELEKTRONIKAI GYARTO KFT
and
SANMINA-SCI SYSTEMS DE MEXICO, S.A. DE C.V.,
as Originators

SANMINA-SCI CORPORATION,
SANMINA-SCI UK LTD.
and
SANMINA-SCI ISRAEL MEDICAL SYSTEMS LTD.
as Servicers,

THE SEVERAL BANKS AND OTHER FINANCIAL INSTITUTIONS
OR ENTITIES FROM TIME TO TIME PARTIES HERETO
as Purchasers,

and

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent

Dated as of September 21, 2007

DEUTSCHE BANK AG NEW YORK, as Sole Advisor, Lead Arranger and Book Manager

i

5.12.	Sales, Liens, Etc	29
5.13.	Extension or Amendment of Receivables; Changes to Contract	29
5.14.	Status of Scheduled Receivables	29
5.15.	Account Generation and Servicing Practices	30
5.16.	Inconsistent Instructions	30
5.17	Designation of New Eligible Buyers and New Originators	30
Section 6.	SERVICER OBLIGATIONS	31
6.1.	Appointment of Servicer	31
6.2.	Duties of Servicers	32
6.3.	Reporting Requirements	32
6.4.	Deposit Requirements	32
Section 7.	TERMINATION EVENTS AND REMEDIES	32
Section 8.	THE ADMINISTRATIVE AGENT	34
8.1.	Appointment	34
8.2.	Delegation of Duties	35
8.3.	Exculpatory Provisions	35
8.4.	Reliance by Administrative Agent	35
8.5.	Notice of Termination	36
8.6.	Non-Reliance on Administrative Agent and Other Purchasers	36
8.7.	Indemnification	37
8.8.	Agent in Its Individual Capacity	37
8.9.	Successor Administrative Agent	37
8.10.	Determination Pursuant to Security Documents	38
8.11.	Merger of the Administrative Agent	38
Section 9.	MISCELLANEOUS	38
9.1.	Amendments and Waivers	38
9.2.	Notices	39
9.3.	No Waiver; Cumulative Remedies	40
9.4.	Survival of Representations and Warranties	41
9.5.	Payment of Expenses and Taxes	41
9.6.	Successors and Assigns; Participations and Assignments	42
9.7.	Adjustments; Set-off	44
9.8.	Counterparts	44
9.9.	Severability	44
9.10.	Integration	44
9.11.	Governing Law	44
9.12.	Submission To Jurisdiction; Waivers	45
9.13.	Waiver of Immunities	45
9.14.	Judgment Currency	46
9.15.	Acknowledgements	46
9.16.	Grant of Security Interest	46
9.17.	WAIVERS OF JURY TRIAL	46
9.18.	Confidentiality	46

ii

Schedules
Schedule 1.1A	Purchasers' Investment Limits
Schedule 1.1B	Obligor Limits
Schedule 1.1C	Applicable Percentages
Schedule 1.1D	Contingent Originators
Schedule 3.4	Consents, Authorizations, Filings and Notices
Schedule 3.14	Actions to Perfect Ownership Interests in Receivables (or Security Interests in Collateral)
Schedule 3.15	Principal Places of Business
Exhibits
Exhibit A	Form of Collateral Assignment Agreement
Exhibit B	Form of Irrevocable Payment Instructions
Exhibit C	Form of Opinion of Mexican Counsel to Sanmina Mexico
Exhibit D	Form of Opinion of Hungarian Counsel to Sanmina Hungary
Exhibit E	Form of Opinion of U.S. Counsel to the Servicers and the Originators
Exhibit F	Form of Closing Certificate
Exhibit G	Form of Assignment and Acceptance
Exhibit H	Form of Mexican process agent appointment
Exhibit I	Form of Collateral Account Agreement
Exhibit J	Form of Purchase Notice
Exhibit K	Form of Servicers' Report
Exhibit L	Form of Receivables Presentation
Exhibit M	Form of Purchase Calculation Notice
Exhibit N	Form of Hungarian Receivables Transfer Agreement
Exhibit O	Form of Mexican Deed of Assignment
Exhibit P	Form of Guarantee

iii

        REVOLVING TRADE RECEIVABLES PURCHASE AGREEMENT (this "Agreement"), dated as of September 21, 2007, among Sanmina-SCI Magyarorszag Elektronikai Gyarto Kft, a limited liability company incorporated under the laws of the Republic of Hungary ("Sanmina Hungary") and Sanmina-SCI Systems de Mexico S.A. de C.V., a sociedad anonima de capital variable organized and existing under the laws of the United Mexican States ("Sanmina Mexico"), as originators hereunder (Sanmina Hungary and Sanmina Mexico being, collectively, the "Originators"), and Sanmina-SCI Corporation, a Delaware corporation ("Sanmina-SCI"), Sanmina-SCI UK Ltd., a company organized and existing with limited liability under the laws of England and Wales ("Sanmina United Kingdom") and Sanmina-SCI Israel Medical Systems Ltd. ("Sanmina Israel") as servicers hereunder (Sanmina-SCI, Sanmina United Kingdom and Sanmina Israel being, collectively, the "Servicers"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Purchasers") and DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent (in such capacity, the "Administrative Agent").

        The parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

        1.1.    Defined Terms.    As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1:

          "Account Banks": Deutsche Bank AG, New York Branch and each other bank hereafter designated by the Servicers upon not less than 45 days' prior written notice to the Administrative Agent, so long as each such bank has executed and delivered a deposit account control agreement and other security agreements that the Administrative Agent requires and is reasonably acceptable to the Administrative Agent.

          "Administrative Agent": Deutsche Bank AG New York, as the administrative agent for the Purchasers under this Agreement and the other Transaction Documents, together with any of its successors.

          "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement": as defined in the preamble hereto.

          "Applicable Margin": 0.30%.

          "Applicable Percentage": in respect of an Eligible Buyer, the percentage set forth opposite such Eligible Buyer's name in Schedule 1.1C.

          "Assignee": as defined in Section 9.6(c).

          "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit G.

          "Assignor": as defined in Section 9.6(c).

          "Bank of America Credit Agreement": the Amended and Restated Credit and Guaranty Agreement, dated as of December 16, 2005, among Sanmina-SCI, certain of its subsidiaries as guarantors, various lenders, Bank of America, N.A., as Initial Issuing Bank, Citicorp USA Inc., as Syndication Agent, Citibank, N.A., as Collateral Agent, and Bank of America, N.A., as Administrative Agent, as amended by Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement, dated as of June 30, 2006, Amendment No. 2 and Waiver to Amended and Restated Credit and Guaranty Agreement, dated as of October 13, 2006, Amendment No. 3 and Waiver to Amended and Restated Credit and Guaranty Agreement, dated as of December 29,

  2006, and Amendment No. 4 to Amended and Restated Credit and Guaranty Agreement, dated as of June 5, 2007.

          "Benefitted Purchaser": as defined in Section 9.7(a).

          "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that with respect to determinations of interest rates in connection with the Investments, such day is also a day for trading by and between banks in Dollar deposits in London, England.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding any debt security convertible into or exchangeable for such interest.

          "Change of Control": means, with respect to Sanmina-SCI, at any time: (a) any "person" or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) (i) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Sanmina-SCI; or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Sanmina-SCI; (b) during any period of 12 consecutive months, the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Sanmina-SCI cease to be occupied by Persons who either (i) were members of the board of directors of Sanmina-SCI on the Closing Date, or (ii) were nominated for election by the board of directors of Sanmina-SCI, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors or directors elected in accordance with this clause (ii); or (c) any "change of control" or similar event under and as defined in any documentation relating to any Material Indebtedness.

          "Closing Date": the date of satisfaction, as notified by the Administrative Agent to the Servicers and the Purchasers, of the conditions precedent set forth in Section 4.1 hereof.

          "Collateral": all the collateral pledged or purported to be pledged pursuant to any of the Security Documents.

          "Collateral Account Agreement": the Collateral Account Agreement, dated as of the date hereof, among the Originators, the Servicers and the Administrative Agent, substantially in the form of Exhibit I hereto, as amended, supplemented or otherwise modified from time to time.

          "Collateral Assignment Agreement": the Collateral Assignment Agreement, dated as of the date hereof, among the Originators and the Administrative Agent, substantially in the form of Exhibit A hereto, as amended, supplemented or otherwise modified from time to time.

          "Collection Accounts": each of account nos. 01474515 and 01475294, maintained by Sanmina Hungary, and account nos. 04879286, 01474128 and 01474953, maintained by Sanmina Mexico, respectively, with the Administrative Agent and such other accounts for the receipt of collections under the Collateral Account Agreement maintained with an Account Bank.

          "Collections": all collections and other proceeds received and payment of any amounts owed in respect of Scheduled Receivables, including, without limitation, purchase price, finance charges, interest and all other charges, or applied to amounts owed in respect of such Scheduled Receivables (including without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the applicable Obligor or any other Person directly or indirectly liable for the payment of such Scheduled Receivable and available to be applied thereon) and all other proceeds of such Scheduled Receivable.

          "Contingent Eligible Buyers": means each of Philips Medical Systems NA, Philips Business Electronics, Nokia Networks OY, Nokia Corporation Networks, General Electric, Ericsson AB, Ericsson Radio Systems AB, Houston Tracker Systems, Inc. and Alcatel Canada Inc..

          "Contingent Originator": means each of the wholly-owned Subsidiaries of the Guarantor specified on Schedule 1.1D hereto.

          "Contract": means, with respect to any Scheduled Receivable, any and all contracts, understandings, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Scheduled Receivable arises or which evidences such Scheduled Receivable or under which the applicable Obligor becomes or is obligated to make payment in respect of such Scheduled Receivable.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control": the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Defaulted Receivable": a Scheduled Receivable that is unpaid and outstanding on the date 30 days after the end of the Yield Period therefor.

          "Dilution": any adjustment in the outstanding principal balance of a Scheduled Receivable attributable to any credits, rebates, billing errors, sales or similar taxes, discounts, setoffs, disputes, chargebacks, returns, allowances or similar items.

          "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Distribution Date": with respect to any Purchase Date, the date or dates which shall be not later than the last day of the Yield Period for Scheduled Receivables purchased on such Purchase Date, on which the Collections on Scheduled Receivables to be purchased on such date will be distributed to the Purchasers from the applicable Collection Account.

          "Dollars" and "$": dollars in lawful currency of the United States.

          "Eligible Buyer": IBM de México Comercialización y Servicios S.A. de C.V., Lenovo (Singapore) PTE Ltd., IBM Corporation, IBM Singapore PTE Ltd. and such additional "Eligible Buyers" from among the Contingent Eligible Buyers as may be added from time to time in accordance with Section 5.17. Eligible Buyers currently are either the Tranche A Eligible Buyer, the Tranche B Eligible Buyer, the Tranche C Eligible Buyer or the Tranche D Eligible Buyer.

          "Eligible Receivables": on an applicable Purchase Date, any Receivable (i) which has a Scheduled Due Date and which Scheduled Due Date is not later than 60 days thereafter, (ii) which is an "account" as defined in the UCC, (iii) which is denominated and payable in Dollars in the United States or in another currency acceptable to the Administrative Agent, (iv) which, together with the related Contract, is in full force and effect and constitutes the legal, valid and binding obligation of the applicable Obligor enforceable against each such Obligor in accordance with its terms and subject to no counterclaim or other defense on the applicable Purchase Date; (v) which satisfies all applicable requirements of the Servicers' standard customer credit policies, including that the Receivable is not delinquent or defaulted, (vi) which has a

  Scheduled Due Date not later than 60 days after the Facility Termination Date, (vii) which was generated in the ordinary course of the applicable Originator's business, and (viii) in respect of which an Irrevocable Payment Instruction has been given, in the case of Sanmina Mexico, pursuant to the Notification.

          "Euros": the currency introduced on January 1, 1999 pursuant to the Treaty establishing the European Union.

          "Facility Termination Date" means the earlier of (i) March 21, 2008, and (ii) the date on which the Administrative Agent delivers to the Servicers a notice of termination as a result of a Termination Event in accordance herewith (or the date on which such termination becomes effective automatically pursuant to Section 7).

          "Fee Letter": the fee letter referred to in Section 2.4.

          "Funding Office": the first office of the Administrative Agent specified in Section 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Servicers and the Purchasers.

          "GAAP": generally accepted accounting principles.

          "Goods": electronic and other manufactured products produced by Sanmina-SCI or its Subsidiaries.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

          "Group Members": the collective reference to Sanmina-SCI and its consolidated Subsidiaries. "Group Member" shall refer to any of such Group Members.

          "Guarantee": the guarantee of the Guarantor substantially in the form of Exhibit P hereto.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term "Guarantee Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee

  Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the relevant Originator in good faith.

          "Guarantor": Sanmina-SCI in its capacity as guarantor under the Guarantee.

          "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Hungarian Receivables Transfer Agreement": a transfer agreement substantially in the form of Exhibit N hereto.

          "Hungary": the Republic of Hungary and any governmental subdivision thereof.

          "Incipient Termination Event": any event which, with the giving of notice, the lapse of time, or both, would become a Termination Event.

          "Increase Effective Date": as defined in Section 5.17(c).

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or Purchaser under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 7(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including, without limitation, any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of a direct statutory or contractual provision; provided that in no event shall the term "Indebtedness" include (x) any indebtedness or other obligations under any overdraft or cash management facility; provided, further that such indebtedness or other obligations are incurred in the ordinary course of business, and are repaid in full no later than the Business Day immediately following the date on which they were incurred, or (y) any trade payable incurred in the ordinary course or (z) any operating lease.

          "Indemnified Amounts" any and all claims, damages, costs, expenses, losses and liabilities (including all reasonable fees and other charges of any law firm or other external counsel).

          "Indemnified Person": the Lead Arranger, the Administrative Agent, the Purchasers and their respective Affiliates, together with their respective officers, directors, employees, advisors, agents, successors, transferees and assigns and controlling persons.

          "Indemnified Taxes": as defined in Section 2.8(a).

          "Insolvency Proceeding": (a) any case, action or proceeding before any court of any Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation,

  receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; and, in the case of clause (a) or (b), undertaken under U.S. Federal, state or foreign law, including the U.S. Federal Bankruptcy Code.

          "Investment": the amount to be paid by the Purchasers for the account of the Originators with respect to a Purchased Interest, which will be equal to the Eligible Buyer's Applicable Percentage of the invoice/face amount of the corresponding Eligible Receivable.

          "Irrevocable Payment Instruction": each Irrevocable Payment Instruction, substantially in the form of Exhibit B, included by the applicable Originator in the relevant invoice to an Eligible Buyer in respect of Receivables or in such other form as is acceptable to the Administrative Agent, providing for payment of such Receivables to a Collection Account. The Irrevocable Payment Instructions provided by Sanmina Mexico in respect of Scheduled Receivables to be acquired on any Purchase Date shall be given in the form of the Notification before a Mexican notary public, who shall have issued the corresponding actaevidencing delivery thereof.

          "Lead Arranger": Deutsche Bank AG New York.

          "LIBOR Rate": the rate that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (the display designated as Page 3750 on the Telerate System Incorporated Service or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market), as determined by the Administrative Agent, based in each case on the overnight rate at approximately 11:00 a.m. London, England time on such day of determination. If any date of determination hereunder is not a Business Day in London, England, the applicable LIBOR Rate shall be the rate determined for the next preceding Business Day in London, England.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Material Adverse Effect": a material adverse effect on (a) the Purchased Interests, (b) the business, assets, property, operations or condition (financial or otherwise) of Sanmina-SCI, the Originators and their Subsidiaries, taken as a whole, or (c) the validity or enforceability of any of the Transaction Documents or the rights and remedies of the Administrative Agent or the Purchasers thereunder.

          "Material Indebtedness": any Indebtedness or obligations in respect of one or more Hedge Agreements, of Sanmina-SCI evidencing an aggregate outstanding principal amount exceeding $10.0 million. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Sanmina-SCI in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Sanmina-SCI would be required to pay if such Hedge Agreement were terminated at such time.

          "Mexican Deed of Assignment": a deed of assignment, in the form of a notarial instrument, substantially in the form of Exhibit O hereto.

          "Mexico": the United Mexican States and any governmental subdivision thereof.

          "New Eligible Buyer": as defined in Section 5.17.

          "New Originator": as defined in Section 5.17.

          "Notification": the notification comprising the exhibit to the Mexican Deed of Assignment, to be delivered in respect of each sale of Scheduled Receivables, to each Eligible Buyer in Mexico before a Mexican notary public, who shall issue the respective acta evidencing delivery of such Notification.

          "Obligations": all amounts payable as indemnity hereunder and all other obligations and liabilities of the Originators and the Servicers to the Administrative Agent or to any Purchaser, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Transaction Document or any other document made, delivered or given in connection herewith or therewith, whether on account of interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel to the Administrative Agent or to any Purchaser that are required to be paid by the Originators pursuant hereto) or otherwise.

          "Obligor": with respect to any Receivable, the Eligible Buyer obligated to make payments with respect to such Receivable and any guarantor of such Eligible Buyer's obligations.

          "Obligor Adverse Change": with respect to any Eligible Buyer, a material adverse change in the financial condition or business of such Eligible Buyer which, in the good faith opinion of the Administrative Agent, could be reasonably expected to affect materially and adversely the ability of such Eligible Obligor to perform its obligations under the Receivables of such Eligible Obligor or otherwise adversely affects the creditworthiness of such Eligible Obligor, based on the Administrative Agent's internal credit rating criteria.

          "Obligor Limits": the specified limit on the aggregate stated net amount payable (net of credit memos) of Scheduled Receivables of any Eligible Buyer that may be outstanding at any time hereunder, as set forth on Schedule 1.1B. The Obligor Limits in respect of any Eligible Obligor are subject to reduction or cancellation by the Administrative Agent in the event of an Obligor Adverse Change, any such reduction or cancellation to be notified by the Administrative Agent to the Servicers promptly in writing (it being understood that any such reduction or cancellation shall not apply to Scheduled Receivables that have been purchased prior to the date of such reduction or cancellation.

          "Organizational Documents": with respect to any Person, if such Person is a corporation, its charter and by-laws, or other organizational or governing documents, or if such Person is a partnership, its certificate of partnership, if any, and partnership agreement and, in each case, any stockholder or similar agreements between and among the holders of ownership interests in such Person.

          "Originators": as defined in the preamble hereto.

          "Other Taxes": any and all present or future value added taxes (VAT), stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document.

          "Participant": as defined in Section 9.6(b).

          "Payment Account": as defined in Section 2.6(b).

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Purchase Calculation Notice": a notice delivered by the Administrative Agent to the Purchasers with a copy to the Servicers to the effect required by Section 2.2 and substantially in the form of Exhibit M hereto.

          "Purchase Date": each date prior to the Facility Termination Date on which the Originators propose to sell to the Purchasers ownership interests in the Scheduled Receivables identified in the related Purchase Notice.

          "Purchased Interest": at any time the undivided ownership interest of the Purchasers acquired pursuant to this Agreement from the Originators in the Scheduled Receivables reflected in the applicable Purchase Notice, Collections with respect to such Receivables and proceeds of, and amounts received or receivable under any or all of the foregoing; provided, however, that the Purchased Interest shall never be more than the outstanding balance of the related Scheduled Receivables as of the date the related Purchase Notice is sent to the Administrative Agent.

          "Purchase Notice": a notice delivered by the Servicers to the Administrative Agent in respect of a prospective sale of Scheduled Receivables, substantially in the form of Exhibit J hereto.

          "Purchase Rate": for each day during the applicable Yield Period, a rate per annum equal to the LIBOR Rate plus the Applicable Margin.

          "Purchaser Affiliate": (a) any Affiliate of any Purchaser, and (b) any Person that is administered or managed by any Purchaser and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Purchasers": as defined in the preamble hereto.

          "Purchaser's Investment Limit": as to any Purchaser, the obligation of such Purchaser, if any, to make an Investment in Tranche A Receivables, Tranche B Receivables, Tranche C Receivables, Tranche D Receivables or some or all of such Tranches, in an amount not to exceed the amount for such Tranche set forth under the heading "Purchaser's Investment Limit" opposite such Purchaser's name on Schedule 1.1A hereto. As of the date hereof, the aggregate amount of the Purchasers' Investment Limits in Tranche A Receivables is $35,000,000, the aggregate amount of the Purchaser's Investment Limits in Tranche B Receivables is $150,000,000, the aggregate amount of the Purchaser's Investment Limits in Tranche C Receivables is $100,000,000 and the aggregate amount of the Purchaser's Investment Limits in Tranche D Receivables is $100,000,000.

          "Purchaser's Investment Percentage": as to any Purchaser, the percentage which such Tranche A, Tranche B, Tranche C or Tranche D Purchaser's Investment Limit (if any), as the case may be, then constitutes of the aggregate Tranche A, Tranche B, Tranche C or Tranche D Purchasers' Investment Limits, as the case may be (or if, at any time after the initial Purchase Date, all of the Tranche A, Tranche B, Tranche C and Tranche D Purchasers' Investment Limits have been reached, the percentage which the aggregate amount of such Purchaser's Investments in Tranche A, Tranche B, Tranche C or Tranche D Receivables, as the case may be, then outstanding constitutes of the aggregate amount of the Investments in Tranche A, Tranche B, Tranche C or Tranche D Receivables, as the case may be, then outstanding).

          "Receivable": an account receivable in Dollars created by the sale of Goods by an Originator to an Eligible Buyer.

          "Receivables Presentation": a presentation by the Servicers to the Administrative Agent substantially in the form of Exhibit L hereto.

          "Register": as defined in Section 9.6(d).

          "Regulation U": Regulation U of the Board as in effect from time to time.

          "Regulation X": Regulation X of the Board as in effect from time to time.

          "Required Purchasers": at any time, the holders of more than 50% of (a) until the initial Purchase Date, the Purchaser's Investment Limits, as the case may be, then in effect and (b) thereafter, the sum of the aggregate unpaid principal amount of the Investments then outstanding.

          "Required Tranche Purchasers": at any time, the holders of more than 50% of (a) in the case of the Tranche A Purchasers, the sum of the aggregate unpaid principal amount of the Tranche A Investments then outstanding, (b) in the case of the Tranche B Purchasers, until the initial Purchase Date of Tranche B Receivables, the Tranche B Purchaser's Investment Limits then in effect and thereafter, the sum of the aggregate unpaid principal amount of the Tranche B Investments then outstanding, (c) in the case of the Tranche C Purchasers, until the initial Purchase Date of Tranche C Receivables, the Tranche C Purchaser's Investment Limits then in effect and thereafter, the sum of the aggregate unpaid principal amount of the Tranche C Investments then outstanding or (d) in the case of the Tranche D Purchasers, until the initial Purchase Date of Tranche D Receivables, the Tranche D Purchaser's Investment Limits then in effect and thereafter, the sum of the aggregate unpaid principal amount of the Tranche D Investments then outstanding.

          "Requirement of Law": as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": as to any Person, the chief executive officer, president, chief financial officer, vice president, treasurer, or any other duly authorized officer or attorney-in-fact of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person.

          "Sanmina Hungary Collection Accounts": as defined in the Collateral Account Agreement.

          "Sanmina Mexico Collection Accounts": as defined in the Collateral Account Agreement.

          "Sanmina Reports": as defined in Section 3.12.

          "Scheduled Due Date": the date on which a Scheduled Receivable becomes due and payable in accordance with the related Contract and draft or invoice therefor.

          "Scheduled Receivable": the Eligible Receivables, the outstanding balances of which are reflected in the applicable Purchase Notice and subsequently purchased pursuant to Section 2.2.

          "SEC": the United States Securities and Exchange Commission.

          "Secured Parties": as defined in Section 4.4 of the Collateral Assignment Agreement.

          "Security Documents": the Collateral Assignment Agreement, the Collateral Account Agreement, each Mexican Deed of Assignment, each Hungarian Receivables Transfer Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on or ownership interest in any property of any Person to secure the Obligations of any Originator under any Transaction Document.

          "Servicers": the meaning set forth in the preamble to this Agreement.

          "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable U.S. federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim," and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Subsidiary": as to any Person, an entity of which more than 50% of the ordinary voting Capital Stock are owned by such Person, or the management of which is otherwise Controlled, directly or indirectly, by such Person acting alone.

          "Tax Treaty": as defined in Section 2.8(d).

          "Termination Event": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Tranche": Tranche A, Tranche B, Tranche C, Tranche D or any additional tranche(s), if any, relating to New Eligible Buyers, as the case may be, comprising the obligation of the applicable Purchasers to acquire Tranche A Receivables, Tranche B Receivables, Tranche C Receivables, Tranche D Receivables or Receivables of such New Eligible Buyers, as the context may require, and the related rights in respect of such Receivables.

          "Tranche A Collateral": as defined in Section 2.(a)(i) of the Collateral Assignment Agreement.

          "Tranche A Collections": Collections in respect of Tranche A Receivables.

          "Tranche A Collection Accounts": as defined in Section 2.1 of the Collateral Account Agreement.

          "Tranche A Commitment Fee": as defined in Section 2.5(c).

          "Tranche A Eligible Buyer": IBM de Mexico Comercialización y Servícios S.A. de C.V.

          "Tranche A Obligations": Obligations owed to a Tranche A Purchaser.

          "Tranche A Purchaser": a Purchaser that has a Purchaser's Investment Limit for Tranche A Receivables.

          "Tranche A Purchaser's Investment Limit": the Purchaser's Investment Limit of a Tranche A Purchaser.

          "Tranche A Purchaser's Investment Percentage": the Purchaser's Investment Percentage of a Tranche A Purchaser.

          "Tranche A Receivable": a Scheduled Receivable arising from a sale of Goods to the Tranche A Eligible Buyer.

          "Tranche B Collateral": as defined in Section 2(b)(i) of the Collateral Assignment Agreement.

          "Tranche B Collections": Collections in respect of Tranche B Receivables.

          "Tranche B Collection Account": as defined in Section 2.1 of the Collateral Account Agreement.

          "Tranche B Commitment Fee": as defined in Section 2.5(c).

          "Tranche B Eligible Buyer": Lenovo (Singapore) PTE Ltd.

          "Tranche B Obligations": Obligations owed to a Tranche B Purchaser.

          "Tranche B Purchaser": a Purchaser that has a Purchaser's Investment Limit for Tranche B Receivables.

          "Tranche B Purchaser's Investment Limit": the Purchaser's Investment Limit of a Tranche B Purchaser.

          "Tranche B Purchaser's Investment Percentage": the Purchaser's Investment Percentage of a Tranche B Purchaser.

          "Tranche B Receivable": a Scheduled Receivable arising from a sale of Goods to the Tranche B Eligible Buyer.

          "Tranche C Collateral": as defined in Section 2(b)(i) of the Collateral Assignment Agreement.

          "Tranche C Collections": Collections in respect of Tranche C Receivables.

          "Tranche C Collection Account": as defined in Section 2.1 of the Collateral Account Agreement.

          "Tranche C Commitment Fee": as defined in Section 2.5(c).

          "Tranche C Eligible Buyer": IBM Corporation.

          "Tranche C Obligations": Obligations owed to a Tranche C Purchaser.

          "Tranche C Purchaser": a Purchaser that has a Purchaser's Investment Limit for Tranche C Receivables.

          "Tranche C Purchaser's Investment Limit": the Purchaser's Investment Limit of a Tranche C Purchaser.

          "Tranche C Purchaser's Investment Percentage": the Purchaser's Investment Percentage of a Tranche C Purchaser.

          "Tranche C Receivable": a Scheduled Receivable arising from a sale of Goods to the Tranche C Eligible Buyer.

          "Tranche D Collateral": as defined in Section 2(b)(i) of the Collateral Assignment Agreement.

          "Tranche D Collections": Collections in respect of Tranche D Receivables.

          "Tranche D Collection Account": as defined in Section 2.1 of the Collateral Account Agreement.

          "Tranche D Commitment Fee": as defined in Section 2.5(c).

          "Tranche D Eligible Buyer": IBM Singapore PTE Ltd.

          "Tranche D Obligations": Obligations owed to a Tranche D Purchaser.

          "Tranche D Purchaser": a Purchaser that has a Purchaser's Investment Limit for Tranche D Receivables.

          "Tranche D Purchaser's Investment Limit": the Purchaser's Investment Limit of a Tranche D Purchaser.

          "Tranche D Purchaser's Investment Percentage": the Purchaser's Investment Percentage of a Tranche D Purchaser.

          "Tranche D Receivable": a Scheduled Receivable arising from a sale of Goods to the Tranche D Eligible Buyer.

          "Transaction Documents": this Agreement, the Guarantee and the Security Documents.

          "Transferee": any Assignee or Participant.

          "Uniform Commercial Code" or "UCC": the Uniform Commercial Code as in effect from time to time in the State of New York.

          "UCC Financing Statement": a financing statement on Form UCC-1 (or Form UCC-3) in the form required under the applicable UCC to perfect a security interest in Collateral that is perfected by filing.

          "United Kingdom": the United Kingdom of England and Wales and any governmental subdivision thereof.

          "United States": the United States of America.

          "Yield Period": as to any Investment, the period commencing on (and including) the Purchase Date and ending on but excluding the date 90 days after the applicable Purchase Date. The final Yield Period shall end 90 days after the Facility Termination Date.

        1.2.    Other Definitional Provisions.    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Transaction Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (a)   As used herein and in the other Transaction Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Originator or Servicer not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP in the jurisdiction of the respective Originator or Servicer, as the case may be, (ii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including, without limitation, cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights and (iv) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

          (b)   The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c)   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. THE INVESTMENTS

        2.1.    Purchaser's Investment Limits.    Subject to the terms and conditions hereof, each Purchaser severally agrees to purchase from time to time from the Originators on a revolving basis, without recourse (except as expressly provided herein) ownership interests (i) in the case of a Tranche A Purchaser, equal to such Purchaser's Tranche A Purchaser's Investment Percentage of all Tranche A Receivables in an amount not to exceed at any time outstanding the amount of such Purchaser's Investment Limit for Tranche A Receivables and an amount not to exceed at any time outstanding the Obligor Limit for the Tranche A Eligible Buyer, (ii) in the case of the Tranche B Purchaser, equal to such Purchaser's Tranche B Purchaser's Investment Percentage of all Tranche B Receivables in an amount not to exceed at any time outstanding the amount of such Purchaser's Investment Limit for Tranche B Receivables and an amount not to exceed at any time outstanding the Obligor Limit for the Tranche B Eligible Buyer, (iii) in the case of the Tranche C Purchaser, equal to such Purchaser's Tranche C Purchaser's Investment Percentage of all Tranche C Receivables in an amount not to exceed at any time outstanding the amount of such Purchaser's Investment Limit for Tranche C Receivables and an amount not to exceed at any time outstanding the Obligor Limit for the Tranche C Eligible Buyer, and (iv) in the case of the Tranche D Purchaser, equal to such Purchaser's Tranche D Purchaser's Investment Percentage of all Tranche D Receivables in an amount not to exceed at any time outstanding the amount of such Purchaser's Investment Limit for Tranche D Receivables and an amount not to exceed at any time outstanding the Obligor Limit for the Tranche D Eligible Buyer. The Purchasers' Investment Limits shall be reduced to zero and cancelled on the Facility Termination Date. The Originators (acting through the Servicers) may reduce the Purchasers' Investment Limits on a pro rata basis on any Purchase Date without penalty on 30 days' prior written notice to the Administrative Agent.

        2.2.    Procedure for Making Purchases.    Each purchase of a Scheduled Receivable hereunder shall be made as follows: The Servicers shall give the Administrative Agent an irrevocable Purchase Notice (which Purchase Notice must be received by the Administrative Agent prior to 2:00 p.m., New York City time, not less than one Business Day prior to the anticipated Purchase Date) requesting that the applicable Purchasers make the Investments in an amount not less than $20,000,000 (or, with the consent of all Purchasers, in an amount less than $20,000,000) and related Receivables Presentation and specifying, for each Originator for such Purchase Date, (A) the aggregate amount, and currency, of the Scheduled Receivables, (B) the anticipated Purchase Date (which must be a Business Day), (C) the related Scheduled Due Dates, (D) the proposed amount of the Investment, and (E) transmitting a schedule of the Scheduled Receivables substantially in the form of Exhibit L, identifying the outstanding amount and Scheduled Due Date of such Receivables and the other information required by the form of Receivables Presentation. None of such Scheduled Receivables shall have been the subject of a prior Purchase Notice unless such Scheduled Receivable has been repurchased by the relevant Originator and rebilled to an Eligible Buyer (for the avoidance of doubt, it is agreed that such schedule may be transmitted to the Administrative Agent by e-mail). Upon receipt of such notice, the Administrative Agent shall promptly notify each Purchaser thereof. Not later than 3:00 p.m. (New York time) on the Business Day preceding the related Purchase Date, the Administrative Agent shall send to each Purchaser a notice substantially in the form of Exhibit M (the "Purchase Calculation Notice") setting forth a calculation of the related Purchased Interest. The aggregate outstanding Investments for a Tranche shall not exceed the Purchasers' aggregate Investment Limit for such Tranche. Any Indemnified Amount then due and payable hereunder shall be notified to the Servicers, which may either pay such Indemnified Amount or authorize the Administrative Agent to deduct such amount from the amount of the Investment to be made on such Purchase Date, and the Originators hereby so authorize such deduction, and the amount thereof shall be accounted for in the Purchase Calculation Notice. Not later than 12:00 Noon, New York City time, on the relevant Purchase Date, each Purchaser with a Purchaser's Investment Limit for such Tranche of Receivables shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds in Dollars equal to the Purchaser's Investment Percentage of the relevant Investment by credit to the Administrative Agent's purchase account. The Administrative Agent shall, upon satisfaction of the conditions precedent to such purchase, credit the account of the Servicers on the books of such office of the Administrative Agent with the aggregate of the amounts of the Investment made available to the Administrative Agent by the Purchasers in immediately available funds.

        2.3.    Sale and Assignment.    On each Purchase Date, effective upon the payment contemplated by Section 2.2 and (i) in the case of Sanmina Mexico, upon the execution and delivery of a Mexican Deed of Assignment as a notarial instrument and the giving of the Notification appended thereto before a Mexican notary public, in each case in respect of the Scheduled Receivables being sold on such Purchase Date and (ii) in the case of Sanmina Hungary, upon the execution and delivery of the Hungarian Receivables Transfer Agreement in respect of the Scheduled Receivables being sold on such Purchase Date, each Originator hereby sells and assigns to the relevant Purchasers the Purchased Interest in each Scheduled Receivable reflected in the applicable Purchase Notice.

        2.4.    Fees.    The Originators jointly and severally agree to pay to the Administrative Agent and the Lead Arranger the fees in the amounts and on the dates previously agreed to in accordance with the Fee Letter among the Originators and the Lead Arranger dated September 21, 2007 (the "Fee Letter").

        2.5.    Computation and Payments; Commitment Fees.    Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed.

          (a)   The Administrative Agent shall, at the request of the Servicers, deliver to the Servicers a statement showing the quotations used by the Administrative Agent in determining any interest rate.

          (b)   The Originators jointly and severally agree to pay to the Administrative Agent for the period from and including the date hereof through the Facility Termination Date (1) for the ratable benefit of the Tranche A Purchasers, a non-refundable fee (the "Tranche A Commitment Fee") equal to 0.15% per annum on the excess of (i) the Purchasers' Investment Limits for Tranche A over (ii) the outstanding amount of the Investments in Tranche A Receivables on each day during each calendar quarter; (2) for the ratable benefit of the Tranche B Purchasers, a non-refundable fee (the "Tranche B Commitment Fee") equal to 0.25% per annum on the excess of (i) the Purchasers' Investment Limits for Tranche B over (ii) the outstanding amount of the Investments in Tranche B Receivables on each day during each calendar quarter; (3) for the ratable benefit of the Tranche C Purchasers, a non-refundable fee (the "Tranche C Commitment Fee") equal to 0.15% per annum on the excess of (i) the Purchasers' Investment Limits for Tranche C over (ii) the outstanding amount of the Investments in Tranche C Receivables on each day during each calendar quarter; and (4) for the ratable benefit of the Tranche D Purchasers, a non-refundable fee (the "Tranche D Commitment Fee") equal to 0.15% per annum on the excess of (i) the Purchasers' Investment Limits for Tranche D over (ii) the outstanding amount of the Investments in Tranche D Receivables on each day during each calendar quarter. The Tranche A Commitment Fee, the Tranche B Commitment Fee, the Tranche C Commitment Fee and the Tranche D Commitment Fee shall be calculated on a daily basis and payable in arrears on the fifth Business Day of each calendar quarter occurring after the Initial Purchase Date, and on the Facility Termination Date. In the event of cancellation of all or a portion of the Purchaser's Investment Limits prior to the Facility Termination Date, the Originators jointly and severally agree to pay to the Administrative Agent for the ratable benefit of the affected Purchasers a commitment fee on such basis for the period from the cancellation through the Facility Termination Date.

        2.6.    Pro Rata Treatment and Payments.    Each purchase by the Purchasers hereunder and each payment on account of any Commitment Fee or Purchased Interest shall be made pro rata according to the respective Purchasers' Investment Percentages for the relevant Tranche.

          (a)   All payments (including deposits) to be made by the Servicers and the Originators hereunder shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Purchasers, in Dollars and in immediately available funds to such account as the Administrative Agent shall specify by written notice to the Servicers and the Originators (the "Payment Account"), and, unless and until otherwise specified, all such payments shall be payable to the Administrative Agent, for the account of such Purchasers, at the Funding Office. The Administrative Agent shall distribute such payments to the relevant Purchasers promptly upon receipt in like funds as received. If any payment or deposit hereunder becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. In the case of any extension of any payment pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension. The Servicers and the Originators shall pay to the Administrative Agent, for the benefit of the affected Purchasers, upon demand, interest on all amounts not paid or deposited when due at a rate per annum equal to 2% in excess of the LIBOR Rate for each such day such payment is overdue.

          (b)   Each Purchased Interest hereunder shall bear interest at the Purchase Rate for each day during the Yield Period in respect of it until paid in full. The Originators, jointly and severally, agree to pay interest on Scheduled Receivables purchased, from the relevant Purchase Date until payment in full of such Scheduled Receivables to the relevant Purchasers, in each case to be applied to the interest accruing on the Scheduled Receivables purchased hereunder during the relevant Yield Period, at the Purchase Rate. Such interest so accrued will be billed by the Administrative Agent to the Servicers on the 3rd Business Day of each calendar quarter occurring after the initial Purchase Date and due and payable upon receipt of such bill.

          (c)   Unless the Administrative Agent shall have been notified in writing by any Purchaser prior to a purchase that such Purchaser will not make the amount that would constitute its share of such purchase available to the Administrative Agent, the Administrative Agent may assume that such Purchaser is making such amount available to the Administrative Agent, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Servicers an amount corresponding to the amount required to be advanced by such Purchaser. In any event the Administrative Agent shall make available on the Purchase Date such amount as has been made available to it by the Purchasers. If such amount is not made available to the Administrative Agent by such Purchaser by the required time on the relevant Purchase Date, such Purchaser shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Purchaser makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Purchaser with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Purchaser's share of such purchase is not made available to the Administrative Agent by such Purchaser within three Business Days after the relevant Purchase Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum specified in Section 2.6(b), on demand, from the Originators. Nothing herein shall be deemed to limit the rights of the Originators against any such Purchaser under this Agreement.

        2.7.    Requirements of Law.    If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Purchaser with any request or directive

(whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i)  shall subject any Purchaser to any tax of any kind whatsoever with respect to this Agreement or any purchase made by it, or change the basis of taxation of payments to such Purchaser in respect thereof (except for Indemnified Taxes covered by Section 2.8 and changes in the rate of tax on the overall net income of such Purchaser);

           (ii)  shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Purchaser; or

          (iii)  shall impose on such Purchaser any other condition;

and the result of any of the foregoing is to increase the cost to such Purchaser, by an amount that such Purchaser deems to be material, of making or maintaining its purchase, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Originators shall pay such Purchaser, not later than 20 Business Days after its demand (which demand shall specify in reasonable detail the basis and calculation of the amounts claimed), any additional amounts necessary to compensate such Purchaser for such increased cost or reduced amount receivable. If any Purchaser becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Administrative Agent (with a copy to the Servicers) of the event by reason of which it has become so entitled.

          (b)   If any Purchaser shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Purchaser or any corporation controlling such Purchaser with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Purchaser's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Purchaser or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Purchaser's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Purchaser to be material, then from time to time, after submission by such Purchaser to the Servicers (with a copy to the Administrative Agent) of a written request therefor (which request shall specify in reasonable detail the basis and calculation of the amount claimed), the Servicers shall pay to such Purchaser such additional amount or amounts as will compensate such Purchaser or such corporation for such reduction.

          (c)   A certificate as to any additional amounts payable pursuant to this Section 2.7 submitted by any Purchaser to the Servicers (with a copy to the Administrative Agent and the Collateral Agent) shall be conclusive in the absence of manifest error. The obligations of the Servicers pursuant to this Section 2.7 shall survive the termination of this Agreement and the payment of the Scheduled Receivables and all other amounts payable hereunder.

        2.8.    Taxes.    All payments and deposits made by the Servicers or the other Originators under this Agreement or any other Transaction Document, and any amount of interest, shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes), and (ii) taxes imposed on the Administrative Agent or any Purchaser as a result of a present or former connection between the Administrative Agent or such Purchaser and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Purchaser having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Transaction Document) (such taxes, levies, imposts, duties, charges, fees, deductions and withholdings not described in items (i) or (ii) of this Section 2.8(a), the "Indemnified Taxes"). If any such Indemnified Taxes or Other Taxes are required to be withheld from any amounts payable to (or deposited for the benefit of) the Administrative Agent or any Purchaser hereunder, or on any amount of interest, the amounts so payable to (or deposited for the benefit of) the Administrative Agent or such Purchaser, or such amount of interest, shall be increased to the extent necessary to yield to the Administrative Agent or such Purchaser (after payment of all Indemnified Taxes and Other Taxes imposed on or attributable to amounts payable under this Section) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.

          (a)   In addition, the Servicers and the Originators shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (b)   Whenever any Indemnified Taxes or Other Taxes are payable by the Servicers or the Originators, as promptly as possible thereafter the relevant Originator or the Servicers, as the case may be, shall send to the Administrative Agent for its own account or for the account of the relevant Purchaser, as the case may be, a certified copy of an original official receipt received by the relevant Originator or the Servicers, as the case may be, showing payment thereof. If any Originator fails to pay any Indemnified Taxes or Other Taxes when due to the appropriate taxing authority, such Originator shall indemnify the Administrative Agent and the Purchaser within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified or Other Taxes imposed or asserted on or attributable to amounts payable under this section) paid by the Administrative Agent or Purchaser and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Servicers by a Purchaser or by the Administrative Agent on its own behalf or on behalf of a Purchaser shall be conclusive absent manifest error. In addition, if the Servicers or an Originator, as the case may be, fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Servicers and the Originators, jointly and severally, shall indemnify the Administrative Agent and the Purchasers for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Purchaser as a result of any such failure.

          (c)   The Administrative Agent and each Purchaser that has a Purchaser's Investment Limit to Sanmina Mexico (i) represents and warrants to Sanmina Mexico that, as of the date hereof, it (x) is registered with the Ministry of Finance and Public Credit of Mexico as a foreign bank or financial institution for purposes of Article 195, Section I of the Mexican income tax law, the rules thereunder and any administrative regulations (resoluciones miscelaneas) thereunder, (y) is a resident for tax purposes in a country with which Mexico has entered into a tax treaty for the avoidance of double taxation that is in effect (a "Tax Treaty") and (z) complies with the requirements provided in such Tax Treaty to apply a reduced withholding tax rate on interest and (ii) will (x) use reasonable commercial efforts to maintain registration with the Ministry of Finance and Public Credit of Mexico for purposes of and in conformity with Article 195, Section I of the Mexican income tax law, the rules thereunder and any administrative regulations (resoluciones miscelaneas) thereunder, (y) maintain its status as a resident for tax purposes in a country with which Mexico has a Tax Treaty and (z) comply with the requirements provided in such tax treaty to apply a reduced withholding tax rate on interest. If such registration is canceled or not renewed upon expiration during the term of this Agreement, or such Purchaser is no longer a resident for tax purposes in a country with which Mexico has a Tax Treaty or no longer complies with the requirements set forth in such Tax Treaty to apply a reduced Mexican withholding tax on interest, the affected Purchaser may cancel its Purchaser's Investment Limit applicable to Sanmina Mexico.

          (d)   Notwithstanding the provisions of Section 2.8(a), Sanmina Mexico shall not be obligated to pay additional amounts in respect of Indemnified Taxes or Other Taxes to the extent that such Indemnified Taxes or Other Taxes or any portion thereof have been imposed solely as a result of the failure by any Purchaser (other than a Purchaser that is a Mexican tax resident) (x) to provide to Sanmina Mexico, upon the request of Sanmina Mexico made at least thirty (30) days in advance and if and when required under applicable law, a letter specifying that such Purchaser is the effective beneficiary of interest hereunder, as set forth in the Mexican income tax law or any applicable Tax Treaty or any equivalent administrative regulations of general applicability in effect thereafter while this Agreement shall remain in full force and effect, (y) following a reasonable request of Sanmina Mexico made at least thirty (30) days in advance, to complete and file with the appropriate Governmental Authority, or to provide to Sanmina Mexico, such certificates, information, or returns prescribed by any applicable law, rule or regulation enacted or issued by Mexico or any political subdivision thereof or authority therein, or an applicable Tax Treaty and which is in effect, that are necessary to avoid or reduce such Indemnified Taxes or Other Taxes pursuant to provisions of any such law, rule or regulation enacted or issued by Mexico or any political subdivision thereof or authority therein, or Tax Treaty (provided that such Purchaser shall be under no obligation to provide any information to Sanmina Mexico which such Purchaser deems, in such Purchaser's sole judgment, to be confidential, proprietary or otherwise disadvantageous to such Purchaser), or (z) to use its reasonable commercial efforts to comply with the requirements, under the relevant Tax Treaty, the Mexican income tax law, the rules thereunder and/or any administrative regulations (resoluciones misceláneas) thereunder, to have the right to claim the benefits of such Tax Treaty.

          (e)   Each Purchaser severally agrees, in the case of any Originator or New Originator (other than Sanmina Mexico), to furnish upon the reasonable request of such Originator or New Originator such official forms as are prescribed by applicable law, and additional documents required to be attached thereto, as may be required to evidence its entitled to an otherwise available exemption from or reduction of withholding taxes, including under any applicable income tax treaty.

          (f)    The agreements in this Section 2.8 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

        2.9.    Indemnity.    Without limiting any other rights that the Administrative Agent or the Purchasers may have hereunder or under applicable law, the Originators jointly and severally hereby agree to indemnify each of the Indemnified Persons on demand from and against any and all Indemnified Amounts relating to or resulting from any of the following: (i) the failure of any information provided to the Administrative Agent with respect to Scheduled Receivables to be true and correct in all material respects; (ii) the failure of any representation or warranty or statement made or deemed made by any Originator under or in connection with this Agreement to have been true and correct in all respects when made; (iii) the failure by the Originators to comply with any applicable law, rule or regulation with regard to any Scheduled Receivable, the related Contract, or the failure of any Scheduled Receivable or the related Contract to conform to any applicable law, rule or regulation; (iv) the failure to vest in the Administrative Agent for the benefit of the Purchasers a valid and enforceable first priority perfected (A) ownership interest, to the extent of the related Purchased Interest, in the Scheduled Receivables, and (B) security interest in the Scheduled Receivables, in each case free and clear of any Lien or other adverse claim; (v) any dispute, claim, counterclaim or defense of an Eligible Buyer to the payment of any Scheduled Receivable (including a defense based on such Scheduled Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), any Dilution or other adjustment with respect to a Scheduled Receivable or any claim resulting from the sale of the goods or services related to such Scheduled Receivable or any other transaction with such Obligor or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Scheduled Receivables or any tax deducted from the payment of a Scheduled Receivable by the Obligor thereon; (vi) any failure of the Originators to perform their duties or obligations in accordance with the terms of this Agreement (including, without limitation, failure to make any payment or deposit when due hereunder), or to perform their duties or obligations (if any) under any Contract; (vii) any breach of warranty, products liability or other claim investigation, litigation or proceeding arising out of or in connection with goods or services which are the subject of any Scheduled Receivables; (viii) the commingling of Collections of Scheduled Receivables at any time with other funds; (ix) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or the ownership of the related Purchased Interest or in respect of any Scheduled Receivable or any related Specified Asset in respect thereof; (x) the occurrence of any Termination Event; (xi) in the event any Purchased Interest is greater than 1.0 times the related Scheduled Receivables; (xii) the failure of any Scheduled Receivables to be Eligible Receivables; (xiii) the failure of any Originator to complete the sale and delivery of the goods (or the performance of the services, if any) which are the subject of any Scheduled Receivables; (xiv) subject to Section 2.9(b), any Defaulted Receivable; (xv) any shortfall resulting from the collection of a Scheduled Receivable in a currency other than Dollars upon conversion thereof to Dollars and deposit into the Collection Accounts, as contemplated by the Collateral Account Agreement; (xvi) any action or inaction of the Originators or the Servicers which impairs the interest of the Administrative Agent or any Purchaser in any Scheduled Receivables; or (xvii) any failure to pay accrued interest hereunder when and as due. If and to the extent the Administrative Agent or any Purchaser shall be required for any reason to pay over to an Originator or an Obligor (or any trustee, receiver, custodian or similar official in any insolvency proceeding) any amount received by such Person hereunder, such amount shall be deemed not to have been so received and the Administrative Agent shall have a claim against the Originators to the extent provided herein. All Indemnified Amounts hereunder shall be due and payable on the date that is 20 days from the demand made therefor to the Payment Account of the Administrative Agent. Any Scheduled Receivable in respect of which an Indemnified Amount is paid pursuant to Sections 2.9(a)(iv), (xii), (xiii) or (xiv) shall be deemed paid in full upon payment of the applicable Indemnified Amount and upon such payment the affected Originator shall be deemed to have repurchased any such Scheduled Receivable. To the extent such payments are in lieu of payment with respect to the Scheduled Receivables, such payments shall be paid to the Administrative Agent for disbursement under the Collateral Account Agreement.

          (a)   Notwithstanding Section 2.9(a), the Originators shall not be obligated to indemnify any Indemnified Person at any time for (w) amounts unpaid, paid over or repaid to any Person with respect to any Receivable as a result of the applicable Obligor being a debtor in an Insolvency Proceeding commenced as of or prior to the Scheduled Due Date for such Receivable, it being further understood and agreed that this clause shall not limit the Originators' obligations under this Section arising out of or relating to any other event, occurrence or circumstance which would give rise to an obligation of the Originators pursuant to this Section (to the extent that such event, occurrence circumstance adversely affects repayment of any Investments, plus accrued Interest thereon, during or in connection with such Insolvency Proceeding), or (x) Indemnified Amounts resulting from the gross negligence or willful misconduct on the part of the Indemnified Party proposed to be indemnified.

          (b)   The obligations of each Originator and each Servicer shall be deemed to be owed separately (v) to the Tranche A Purchasers, (w) to the Tranche B Purchasers, (x) to the Tranche C Purchasers, (y) to the Tranche D Purchasers, and (z) to each other Tranche of Purchasers (if any). Without limiting the foregoing, no obligation of any Originator or Servicer to any Tranche of Purchasers shall be affected by any condition or circumstance relating to any other Tranche of Purchasers.

        2.10.    Replacement of Purchasers.    The Servicers shall be permitted to replace any Purchaser that (a) requests reimbursement for amounts owing pursuant to Section 2.8 or (b) defaults in its obligation to make purchases hereunder (without prejudice to the rights of the affected Originator against such Purchaser), with a replacement financial institution; providedthat the replacement financial institution, if not already a Purchaser, shall be reasonably satisfactory to the Administrative Agent, and the replaced Purchaser shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Servicers shall be obligated to pay the registration and processing fee referred to therein). Until such time as such replacement shall be consummated, the Originators shall pay all additional amounts (if any) required pursuant to Section 2.8 or 2.9(a), as the case may be, and any such replacement shall not be deemed to be a waiver of any rights that the Servicers, the Originators, the Administrative Agent or any other Purchaser shall have against the replaced Purchaser.

        2.11.    Evidence of Purchased Interests.    The Administrative Agent, on behalf of the Purchasers, shall maintain the Register pursuant to Section 9.6(d), and a subaccount therein for each Purchaser, in which shall be recorded (i) the amount of each purchase made hereunder, and (ii) the amount payable or to become due and payable from (or to be deposited by) the Servicers and each Originator to each Purchaser hereunder. At the request of the Administrative Agent, from time to time, the Servicers shall provide copies of the drafts, shipping documents and other related documentation with respect to a Scheduled Receivable as the Administrative Agent shall reasonably require.

SECTION 3. REPRESENTATIONS AND WARRANTIES

        To induce the Administrative Agent and the Purchasers to enter into this Agreement and to make the purchases, each Originator, jointly and severally, hereby represents and warrants to the Administrative Agent and each Purchaser that:

          3.1.    Financial Condition.    The audited consolidated balance sheets of Sanmina-SCI and its consolidated Subsidiaries as at September 30, 2006, and the related statements of income and of cash flows of Sanmina-SCI for the fiscal years ended on such dates, contained in its Annual Report on Form 10-K filed with the SEC on January 3, 2007, present fairly in all material respects the consolidated financial condition of Sanmina-SCI and its consolidated Subsidiaries as at such date, and Sanmina-SCI's consolidated results of operations and cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Sanmina-SCI and its consolidated Subsidiaries as at June 30, 2007, and the related statements of income and cash flows of Sanmina-SCI for the fiscal quarter ended on such date, contained in its Quarterly Report on Form 10-Q filed with the SEC on August 6, 2007, present fairly in all material respects the consolidated financial condition of Sanmina-SCI and its consolidated Subsidiaries as at such date, and Sanmina-SCI's consolidated results of operations and cash flows for the respective fiscal quarter then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by Sanmina-SCI's accountants and disclosed therein and subject to normal year-end adjustments in the case of unaudited financial statements). No Group Member has any material Guarantee Obligations, material contingent liabilities or material liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the audited financial statements referred to in this paragraph. During the period from June 30, 2007, to and including the date hereof, there has been no Disposition by any Group Member of any material part of its business or property that could reasonably be expected to result in a Material Adverse Effect.

          3.2.    No Change.    Since September 30, 2006, there has been no change, development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          3.3.    Existence; Compliance with Law.    Each Originator and Servicer (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.4.    Power; Authorization; Enforceable Obligations.    Each of the Originators and the Servicers has the power and authority, and the legal right, to make, deliver and perform the Transaction Documents to which it is a party. Each of the Originators and the Servicers has taken all necessary organizational action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of any Governmental Authority or any other Person is required in connection with the transactions hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Transaction Documents, except (a) consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (b) the filings referred to in Section 3.14. Each Transaction Document has been duly executed and delivered on behalf of each Originator and Servicer party thereto. This Agreement constitutes, and each other Transaction Document upon execution and delivery thereof will constitute, a legal, valid and binding obligation of each Originator and Servicer party thereto, enforceable against each such Originator and Servicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). This Agreement and the other Transaction Documents are in proper legal form under Mexican and Hungarian law for the enforcement thereof against the Originators under the laws of Mexico and Hungary, as the case may be, and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in Mexico or Hungary it is not necessary that this Agreement, any other Transaction Document or any other document be filed or recorded with any court or other authority in Mexico or Hungary or that any stamp or similar tax be paid on or in respect of this Agreement, such other Transaction Documents or any other document; provided, that (i) in the event any legal proceedings are brought in a court of Hungary with respect to any Transaction Documents or other documents or instruments, (a) it would be necessary at the time to pay stamp tax to initiate such proceedings or file an appeal, the current rate of which equals 6% of the value of the amount in dispute, but not more than HUF900,000 (approximately $4,500.00 at the currently applicable exchange rate) and (b) a Hungarian translation thereof must be prepared by an authorized public translator of the English language in Hungary, and such translation is filed with the document concerning which the action is brought and (ii) in the event legal proceedings are brought in the courts of Mexico, a Spanish translation of this Agreement and the other Transaction Documents prepared by a court-approved translator would have to be approved by such court after the defendant had been given an opportunity for a hearing as to the accuracy of such translation, and proceedings would thereafter be based on such translation; provided that in the event that a final judgment rendered by any of the courts of the State of New York sitting in the City of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; in respect of any Transaction Document governed by New York law, such judgment would be recognized by, valid and enforceable in the courts of Mexico, without a further review on the merits pursuant to Article 1374-A of the Commerce Code of Mexico, further provided that: (a) any judgment under a Transaction Document must be obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of such Transaction Document governed by New York law; (b) service of process in any such judgment must be made personally on the relevant party or on the appropriate process agent (it should be noted that service of process by mail does not constitute personal service of process for purposes of Mexican law); (c) any such judgment must not contravene any Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law; (d) the applicable procedure under the laws of Mexico with respect to the enforcement of foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) must be complied with in regard to any such judgment; (e) any such judgment referred to above must be final in the jurisdiction where obtained; (f) any such judgment referred to above must fulfill the necessary requirements to be considered authentic; (g) the courts of the relevant jurisdiction must recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction; (h) the action on which any final judgment is rendered must not be the subject matter of a lawsuit among the same parties pending before a Mexican court, or resolved by definite judgment (sentencia definitiva) by a Mexican court that has previously served process (notificado) or delivered a rogatory letter to the competent authorities in accordance with Mexican law; (i) the court issuing any such judgment must be considered of competent jurisdiction under the rules internationally accepted that are compatible with Mexican procedural laws; and (j) the documents relating to the legal action instituted before the courts of the State of New York located in the City of New York, or of the United States of America for the Southern District of New York located in the City of New York, and any judgment rendered thereunder, must be translated into Spanish by an expert duly authorized by the Mexican courts for their admissibility before the Mexican court before which enforcement is requested. Such translation must be approved by the Mexican court after the defendant has been given an opportunity to be heard with respect to the accuracy of the translation, and such proceedings would thereafter be based upon the translated documents.

          3.5.    No Legal Bar.    The execution, delivery and performance of this Agreement and the other Transaction Documents and the use of the proceeds thereof will not violate the Organizational Documents of any Originator or Servicer party thereto, will not violate in any respect material to the rights and interests of the Purchasers any Requirement of Law or, except as previously disclosed in writing by the Originators or the Servicers to the Administrative Agent and the Purchasers, any material Contractual Obligation of any Originator or Servicer and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

          3.6.    Litigation.    No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Originator, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to have a Material Adverse Effect.

          3.7.    No Default.    No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred and is continuing.

          3.8.    Ownership of Property; Liens.    Each Originator and Servicer has good and marketable title to, or a valid leasehold interest in, all its real property necessary for the conduct of its business, and good title to, or a valid leasehold interest in or right to use, all its other property necessary for the conduct of its business. On each Purchase Date each Originator will be the legal and beneficial owner of the Scheduled Receivables to be purchased on such date, free and clear of any Lien or adverse claim, except such Liens as are released upon payment to the holder thereof on a Purchase Date of the Investment with respect to the Scheduled Receivable subject to such Lien and Liens created by the Security Documents; upon each purchase the Purchasers will have a valid and enforceable perfected undivided percentage ownership interest to the extent of the Purchased Interest or a valid and enforceable first priority, perfected security interest in each such Scheduled Receivable, in each case free of any Lien or adverse claim. No effective UCC Financing Statement or other instrument similar in effect covering any of the Scheduled Receivables is on file in any recording office (including in Hungary or Mexico), other than the UCC Financing Statement filed pursuant to this Agreement in favor of the Administrative Agent, except as otherwise permitted by this Section 3.8. Each Scheduled Receivable is an Eligible Receivable.

          3.9.    Taxes.    Each Originator and Servicer has filed or caused to be filed all material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any written assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than such taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Originator or Servicer, as the case may be); no tax Lien has been filed, and, to the knowledge of any Originator, no claim is being asserted, with respect to any such tax, fee or other charge that in any case would reasonably be expected to have a Material Adverse Effect.

          3.10.    Federal Regulations.    No part of the proceeds of any Investment will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of Regulation U or Regulation X of the Board.

          3.11.    Investment Company Act; Other Regulations.    No Originator is an "investment company," or a company "controlled" by an "investment company," within the meaning of the U.S. Investment Company Act of 1940, as amended. No Originator is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

          3.12.    Accuracy of Information, etc.    No statement or information contained in this Agreement, any other Transaction Document or any other document, certificate or statement furnished by or on behalf of any Originator to the Administrative Agent or the Purchasers, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Transaction Documents, when taken together with Sanmina-SCI's filings with the SEC, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to any Originator that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein or in Sanmina-SCI's filings with the SEC, in the other Transaction Documents, or in any other documents, certificates and statements furnished to the Administrative Agent and the Purchasers for use in connection with the transactions contemplated hereby and by the other Transaction Documents. Sanmina has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by Sanmina with the SEC since January 1, 2006 (collectively, the "Sanmina Reports"). None of the Sanmina Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.13.    Solvency.    Each Originator is, and after giving effect to the Purchasers' Investments and the incurrence of the obligations being incurred hereunder, will be and will continue to be, Solvent.

          3.14.    Security Documents.    The Collateral Assignment Agreement, the Collateral Account Agreement, each Mexican Deed of Assignment and each Hungarian Receivables Transfer Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Purchasers, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Collateral described in the Collateral Assignment Agreement, when the actions specified on Schedule 3.14 have been taken, the Collateral Assignment Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the relevant Originator in such Collateral and the proceeds thereof, as security for their obligations hereunder, in each case prior and superior in right to any other Person, except for claims that have priority by operation of law. Except as set forth in this Section 3.14, no other documents are required to be filed, registered or recorded, and no other action is required to be taken by any Person, to perfect such security interest in favor of the Administrative Agent, for the benefit of the Purchasers.

          3.15.    Principal Place of Business.    The principal place of business and chief executive office (as such terms are used in the UCC) of each Originator and the office where each Originator keeps its records concerning the Scheduled Receivables are located at the addresses set forth on Schedule 3.15. No Originator has an office or place of business in the United States or any Commonwealth, territory or possession of the United States.

          3.16.    Accounting for Scheduled Receivables.    Each Originator has accounted for each sale of undivided percentage ownership interests in its Scheduled Receivables in its books and financial statements as sales, consistent with GAAP in its respective jurisdiction. No Originator shall prepare financial statements which shall account for the transactions contemplated hereby in any manner other than as sales of the Scheduled Receivables by the Originators to the Purchasers or in any other respect account for or treat the transactions contemplated hereby (including for accounting purposes, but excluding for tax reporting purposes and except as required by law) in any manner other than as sales of the Scheduled Receivables by the Originators to the Purchasers. None of the Scheduled Receivables when sold hereunder will constitute assets of the respective Originator, and the transfer of the Purchased Interests to the Purchasers will not be capable of being set aside by any creditor of such Originator or any other Person (including, without limitation, any liquidator, trustee, receiver, sindico or similar official with respect to such Originator).

SECTION 4. CONDITIONS PRECEDENT

        4.1.    Conditions Precedent to Initial Purchase.    The agreement of each Purchaser to make the initial purchase of an undivided interest pursuant to this Agreement is subject to the satisfaction, prior to the making of such purchase on the initial Purchase Date (the date of such satisfaction, as notified by the Administrative Agent to the Servicers and the Purchasers, being the "Closing Date"), of the following conditions precedent:

          (a)    Receivables Purchase Agreement; Security Documents.    The Administrative Agent shall have received (with copies for each Purchaser) (i) this Agreement, executed and delivered by the Originators, the Servicers, the Administrative Agent and each Person listed on Schedule 1.1A, and (ii) each of the Security Documents, executed and delivered by each of the applicable Originators parties thereto and the Administrative Agent.

          (b)    Certain Other Transaction Documents.    The Administrative Agent shall have received (i) a copy of the acta of a Mexican notary public evidencing the delivery to the Eligible Buyer located in Mexico of the Notification comprising the exhibit to the Mexican Deed of Assignment in respect of the Scheduled Receivables to be purchased on such date and (ii) the duly executed Guarantee of the Guarantor.

          (c)    Financial Statements.    All financial statements delivered to the Purchasers under Section 3.1 shall be in form satisfactory to the Administrative Agent.

          (d)    Approvals; Waiver.    All material governmental and third party approvals necessary in connection with the making of the purchases or the continuing operations of the Originators shall have been obtained and shall be in full force and effect; provided that if any such consent or approval shall not have been obtained in respect of a proposed Eligible Buyer, such consent or approval may be delivered as a condition to a subsequent Purchase Date, at which date Scheduled Receivables arising from sales to such Eligible Buyer can be presented for purchase.

          (e)    Fees.    The Purchasers, the Lead Arranger and the Administrative Agent shall have received all previously agreed fees required to be paid, and all expenses for which invoices have been presented (including, without limitation, the reasonable fees and expenses of legal counsel), on or before the Closing Date. All other fees will be reflected in the funding instructions given by the Servicers to the Administrative Agent on or before the Initial Purchase Date.

          (f)    Closing Certificate.    The Administrative Agent shall have received a certificate of each Originator, dated as of the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments.

          (g)    Legal Opinions.    The Administrative Agent shall have received the following executed legal opinions, dated the Closing Date:

              (i)  the legal opinion of Wilson Sonsini Goodrich & Rosati, P.C., U.S. counsel to the Servicers and the Originators, substantially in the form of Exhibit E;

             (ii)  the legal opinion of Baker & McKenzie, special Mexican counsel to Sanmina Mexico, substantially in the form of Exhibit C; and

            (iii)  the legal opinion of Clifford Chance, special Hungarian counsel to Sanmina Hungary, substantially in the form of Exhibit D.

  Each such legal opinion shall be in form and substance reasonably satisfactory to the Administrative Agent, the Purchasers and their counsel and shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require, including, without limitation, the creation and perfection of ownership and security interests in the Collateral.

          (h)    Agent for Service of Process.    Each Originator and the Servicers shall have appointed CSC Corporation as its agent for service of process in New York City in connection with the Transaction Documents, and the Administrative Agent shall have received (i) a duly executed letter from CSC Corporation acknowledging each such appointment and otherwise in form and substance satisfactory to the Administrative Agent and (ii) in the case of Sanmina Mexico, a special irrevocable power of attorney certified by a Mexican notary public in the form of Exhibit R and otherwise satisfactory to the Administrative Agent, granted by Sanmina Mexico in favor of CSC Corporation, irrevocably appointing CSC Corporation, as agent for service of process in New York.

        4.2.    Conditions Precedent to All Purchases.    The agreement of each Purchaser to make its purchase of an undivided interest pursuant to this Agreement (including on the initial Purchase Date) is subject to the further satisfaction, prior to the making of any such purchase, of the following conditions precedent:

          (a)    No Material Adverse Change.    No development or event shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

          (b)    Representations and Warranties.    Each of the representations and warranties made by any Originator or a Servicer in or pursuant to the Transaction Documents shall be true and correct in all material respects on and as of the Purchase Date as if made on and as of such date.

          (c)    No Termination Event.    No Termination Event or Incipient Termination Event shall have occurred and be continuing on such Purchase Date or after giving effect to the purchase requested to be made on such date.

          (d)    Filings, Registrations and Recordings; Other Actions.    Each (a) document specified in Schedule 3.14, or otherwise reasonably requested by the Administrative Agent, to be filed, registered or recorded by the Originators and (b) each other action specified on Schedule 3.14, or otherwise reasonably requested by the Administrative Agent, to be taken prior to or concurrently with the Purchase Date by the Originators, in each case in order to create in favor of the Administrative Agent, for the benefit of the Purchasers, a perfected ownership interest in and first priority Lien on the Collateral described therein and ownership interest in the Scheduled Receivables, prior and superior in right to any other Person, shall be in proper form for filing, registration or recordation or shall have been taken, as the case may be.

  The sale by the Originators hereunder shall constitute a representation and warranty by the Originators as of the relevant Purchase Date that the conditions contained in Section 4.2(b) and (c) have been satisfied.

SECTION 5. AFFIRMATIVE COVENANTS

        Each Originator hereby agrees that, so long as the Purchaser's Investment Limits remain in effect or any amount is owing to any Purchaser or the Administrative Agent hereunder, the Originators and the Servicers, as the case may be, shall:

          5.1.    Financial Statements.    Furnish to the Administrative Agent:

            (a)   as soon as available, but in any event within 90 days after the end of each fiscal year of Sanmina-SCI, a copy of the audited consolidated balance sheet of Sanmina-SCI and its consolidated subsidiaries as at the end of such year and the related audited statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP, or other independent registered public accountants of recognized international standing and without any limitation or qualification on the certification of internal controls required under SEC rules; and

            (b)   as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of Sanmina-SCI, the unaudited consolidated balance sheet of Sanmina-SCI as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in comparative form the figures for the previous year, certified by a Responsible Officer of Sanmina-SCI as fairly presenting in all material respects the financial condition of SCI-Sanmina and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated, subject to changes resulting from normal year-end audit adjustments and the absence of footnotes (which certification shall be satisfied by the certification provided in Exhibit 31 to Sanmina-SCI's Quarterly Report on Form 10-Q filed with the SEC). Each of the Purchasers shall be entitled to rely on such certification as if addressed to them.

          Financial statements required to be delivered pursuant to Sections 5.1(a) and (b) (to the extent any such financial statements are included in materials otherwise filed with the SEC) may be delivered electronically and if so, shall be deemed to have been delivered on the date on which Sanmina-SCI posts such reports, or provides a link thereto, either: (i) on Sanmina-SCI's website on the Internet at the website address listed in Section 9.2; or (ii) when such report is posted electronically on IntraLinks/IntraAgency or other relevant website which each Purchaser and the Administrative Agent have access to (whether a commercial, third-party website or whether sponsored by the Administrative Agent), if any, on Sanmina-SCI's behalf; provided that: (x) Sanmina-SCI shall deliver paper copies of such reports to the Administrative Agent or any Purchaser who requests Sanmina-SCI to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agent or such Purchaser; and (y) Sanmina-SCI shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such reports and immediately following such notification Sanmina-SCI shall provide to the Administrative Agent, by electronic mail, electronic versions (i.e., soft copies) of such reports. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by Sanmina-SCI with any such request for delivery, and each Purchaser shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

          5.2.    Payment of Obligations.    Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or where the failure to so pay, discharge or satisfy such obligation could not reasonably be expected to have a Material Adverse Effect.

          5.3.    Maintenance of Existence; Compliance.    (a)(i) Preserve, renew and keep in full force and effect its organizational existence, (ii) continue to engage in business of the same general type conducted by it on the initial Purchase Date and any business that is related, ancillary or complementary thereto or a reasonable extension thereof, and (iii) take all reasonable action to maintain all permits, licenses, rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (iii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations binding on it and applicable Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.4.    Maintenance of Property; Insurance.    (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability and product liability) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          5.5.    Inspection of Property; Books and Records; Discussions.    (a) Keep proper books of records and account in which entries are made so that financial statements may be prepared in conformity with GAAP and (b) at reasonable times and upon reasonable prior notice, permit employees of any Purchaser and the Administrative Agent to (at its own expense prior to a Termination Event), visit and inspect any of its properties and examine and make abstracts from any of its books and records (including computer tapes and disks) relating to Scheduled Receivables. Without limiting the foregoing, such examinations, copies, abstracts, visits and discussions may cover, among other things, maturity dates, agings, past dues, charge-offs and offsets with respect to the Scheduled Receivables. Notwithstanding anything to the contrary in this Section 5.5, no Originator shall be required to disclose, permit the inspection, examination or making of extracts, or discussion of any document, information or matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to any Purchaser or the Administrative Agent is then prohibited by law, rule, regulation, statute or ordinance or any agreement binding on such Originator, Sanmina-SCI or any other Subsidiary of Sanmina-SCI or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

          5.6.    Notices.    Promptly give notice to the Administrative Agent and each Purchaser of:

            (a)   the occurrence of any Incipient Termination Event or Termination Event;

            (b)   any (i) material default or event of default under any material Contractual Obligation of any Originator or Servicer or (ii) material litigation, investigation or proceeding that may exist at any time to which any Originator or Servicer is a party or is subject that, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c)   any litigation or proceeding affecting any Originator or Servicer (i) in which the amount involved is $15,000,000 or more and not covered by insurance or (ii) that relates to any Transaction Document; and

            (d)   any other development or event that has had or could reasonably be expected to have a Material Adverse Effect.

  Each notice pursuant to this Section 5.6 shall be accompanied by a statement of a Responsible Officer of Sanmina-SCI setting forth details of the occurrence referred to therein and stating what action the relevant Originator or Servicer proposes to take with respect thereto.

          5.7.    Use of Proceeds.    The proceeds of the sales of Scheduled Receivables will be used for working capital and general corporate purposes. No part of the proceeds will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board applicable to the Originators, including, without limitation, Regulations U and X.

          5.8.    Irrevocable Payment Instructions.    Deliver to each purchaser designated as an Eligible Buyer in respect of a Scheduled Receivable the Irrevocable Payment Instructions to make payment to (or to cause a letter of credit to be paid to) the relevant Collection Account. In the case of sales by Sanmina-Mexico, the Irrevocable Payment Instructions also shall have been delivered to each Eligible Buyer in the form of the Notification.

          5.9.    Ownership.    In the case of Sanmina-SCI, retain, directly or indirectly, voting control of the Originators.

          5.10.    Further Assurances.    Execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request (i) to perfect or maintain the ownership interest of the Purchasers in Scheduled Receivables and Liens for the benefit of the parties named in the applicable Security Documents as beneficiaries thereof, including assets that are required to become Collateral after the Initial Purchase Date, or (ii) otherwise to implement or effectuate the provisions of this Agreement and the other Transaction Documents.

          5.11.    Offices, Records, Books of Account.    Each Originator (i) shall keep its principal place of business and chief executive office (as such terms are defined in the UCC) and the office where it keeps its records concerning the Scheduled Receivables at the address of such Originator set forth on Schedule 3.15 or, upon at least 15 days' prior written notice of a proposed change to the Administrative Agent, at any other locations, so long as, prior to making such a change, such Originator shall have taken all actions in any applicable jurisdiction that may be requested by the Administrative Agent in accordance with Section 3.14; and (ii) shall provide the Administrative Agent with at least 15 days' written notice prior to making any change in such Originator's name or making any other change in the Originator's identity or corporate structure which could render any UCC Financing Statement theretofore filed with respect to such Person by any other Person (including, if applicable, any UCC Financing Statements filed in connection with this Agreement) "seriously misleading" as such term is used in the UCC, so long as, prior to making any such change, the Originator shall have taken all actions in any applicable jurisdiction that may be requested by the Administrative Agent in accordance with Section 3.14. Each Originator also will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Scheduled Receivables and related Contracts in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Scheduled Receivables, including records adequate to permit the daily identification of each Scheduled Receivable and all Collections of and adjustments to each existing Scheduled Receivable. Each Originator and the Servicers agree to indicate, or cause to be indicated, on the computer files containing a master database of Scheduled Receivables a notation that all Scheduled Receivables included in such list or print out have been sold to the Purchasers in accordance with this Agreement, and to deliver to the Administrative Agent computer files, microfiche lists or typed or printed lists containing true and complete lists of all such Scheduled Receivables, identified by Obligor from time to time promptly upon request of the Administrative Agent.

          5.12.    Sales, Liens, Etc.    No Originator shall sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien or adverse claim upon or with respect to, any or all of its right, title or interest in, to or under the Scheduled Receivables or upon or with respect to any account to which any Collections of Scheduled Receivables are deposited, or assign any right to receive income in respect of any items contemplated by this Section (except as required by this Agreement).

          5.13.    Extension or Amendment of Receivables; Changes to Contract.    Except as expressly provided by this Agreement, no Originator shall adjust the outstanding principal balance of, or otherwise modify the terms of, any of the Scheduled Receivables, or amend, modify or waive any term or condition of any related Contract; provided, that, notwithstanding any other provision of this Agreement, an Originator (x) may extend the Scheduled Due Date of any Scheduled Receivable, but in no event to a date later than the last day of the Yield Period for such Scheduled Receivable, unless such Originator repurchases such Scheduled Receivable in full on the original Distribution Date therefor; and (y) may grant a Dilution in respect of a Scheduled Receivable, so long as the amount of any such Dilution is paid in full by the Servicers no later than the last day of the Yield Period for such Scheduled Receivable. The Originators shall provide the Administrative Agent with prompt notice of any material modifications to the supply agreements that were in place with an Eligible Buyer at the date it became an Eligible Buyer.

          5.14.    Status of Scheduled Receivables.    In the event that any third party and any Originator enter into negotiations or discussions concerning the provision of financing (whether in the form of a loan, purchase or otherwise) with respect to any Scheduled Receivable, such Originator shall inform such third party that the Originator has sold an undivided percentage ownership interest in such Scheduled Receivables to the Purchasers.

          5.15.    Account Generation and Servicing Practices.    No Originator shall make any change or modification (or permit any change or modification to be made) in any material respect to the manner in which it generates and services Receivables from the manner in which such Originator generated and serviced Receivables prior to the date hereof, except (i) if such changes or modifications are necessary under any Requirement of Law, or (ii) if such changes or modifications would not have a Material Adverse Effect with respect to the Purchasers or the Administrative Agent and any such change shall be promptly notified by the affected Originator to the Administrative Agent.

          5.16.    Inconsistent Instructions.    No Originator shall give any Eligible Buyer any instructions contrary to or inconsistent with the provisions contained in the Irrevocable Payment Instruction with respect to payments of Scheduled Receivables.

          5.17    Designation of New Eligible Buyers and New Originators.    If the Servicers wish to designate a Contingent Eligible Buyer as an Eligible Buyer (a "New Eligible Buyer"), they shall first notify the Administrative Agent of the designation of such customer as a New Eligible Buyer. Subject to (i) the prior written consent of the Required Purchasers to the addition of such New Eligible Buyer, (ii) determination of the applicable Obligor Limits and Applicable Margin for such New Eligible Buyer by Required Purchasers, (iii) compliance with the requirements for perfection of the ownership and security interest in the Receivables arising from sales to such Eligible Buyer, and bring-down legal opinions, in each case in form and substance satisfactory to the Administrative Agent and the Purchasers, and (iv) fulfillment by each Purchaser of the procedures specified in Section 5.17(b), such customer shall be deemed to be an Eligible Buyer for all purposes of this Agreement and the other Transaction Documents. The Servicers shall use their reasonable commercial efforts, consistent with their obligations of confidentiality, to provide such information concerning the New Eligible Buyers and their contractual relations with the relevant Originator as the Administrative Agent may reasonably request.

            (a)   In connection with their designation of a Contingent Eligible Buyer as a New Eligible Buyer hereunder, the Servicers shall request the establishment of Purchasers' Investment Limits in respect of such Contingent Eligible Buyer in an amount that, when added together with the then existing Purchasers' Investment Limits does not exceed $400,000,000. At the time of sending such request, the Servicers (in consultation with the Administrative Agent) shall specify the time period within which each Purchaser is requested to respond (which shall in no event be less than 15 Business Days from the date of delivery of such request to the Purchasers). Each Purchaser shall determine, in its sole discretion, whether it will establish a Purchaser's Investment Limit in respect of such Contingent Eligible Buyer, and shall notify the Administrative Agent within such time period whether or not it agrees to establish such a Purchaser's Investment Limit, it being understood that each Purchaser must agree to establish a Purchaser's Investment Limit for such Contingent Eligible Buyer in an amount equal to its pro rata share of such requested amount for the Purchasers' Investments Limits to take effect with respect to such Purchaser; provided, however, that if any Purchaser declines to establish a Purchaser's Investment Limit accordingly (any such Purchaser being a "Non-Increasing Purchaser" with respect to such New Eligible Buyer), the other Purchasers may agree to increase their Purchaser's Investment Limits in respect of such Contingent Eligible Buyer by an aggregate amount equal to the full amount of what would have been such Non-Increasing Purchaser's pro rata share of the requested increase (no such increase by the other Purchasers being permitted in an aggregate amount of less than the full amount of such pro rata share). Any Purchaser not responding within such time period shall be deemed to have declined to establish a Purchaser's Investment Limit for such Contingent Eligible Buyer and shall constitute a Non-Increasing Purchaser with respect to such New Eligible Buyer.

            (b)   If the Purchasers agree to increase the Purchasers' Investment Limits in accordance with this Section, the Administrative Agent and the Servicers shall determine the effective date of such increase (an "Increase Effective Date") and promptly notify the Purchasers thereof. As a condition precedent to such increase, each Obligor shall deliver to the Administrative Agent a certificate (i) certifying that before and after giving effect to such increase, the representations and warranties contained in Article 3 are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date and except that this clause (i) shall be deemed to refer to the last day of the most recent fiscal quarter and year for which financial statements have been made available in respect of the representations and warranties made in Sections 3.1 and 3.2, and (ii) no Termination Event or Incipient Termination Event exists. The Administrative Agent shall distribute an amended Schedule 1.1A (which shall be deemed incorporated into this Agreement) to reflect the changes therein resulting from such increase.

            No Purchaser which is a Non-Increasing Purchaser with respect to any New Eligible Buyer shall have any obligation to purchase any interest in Receivables of such New Eligible Buyer. No Collections or other amount payable in respect of Receivables of any Tranche shall be reduced on account of any other Tranche or any circumstance or condition relating to any other Tranche. No Purchaser in its capacity as a Tranche A Purchaser, Tranche B Purchaser, Tranche C Purchaser, Tranche D Purchaser or Purchaser in respect of any other Tranche shall have any obligation to share amounts received with Purchasers in respect of any other Tranche.

            (c)   If the Servicers wish to designate a Contingent Originator as an "Originator" hereunder (a "New Originator"), they shall first notify the Administrative Agent of the designation of such Contingent Originator as a New Originator. Subject to (i) the prior written consent of the Required Purchasers to the addition of such New Originator, (ii) compliance with the requirements for perfection of the ownership and security interest in the Receivables arising from sales by such New Originator, and legal opinions, certifications and documentation, in each case in form and substance satisfactory to the Administrative Agent and the Purchasers (including an amendment to the Guarantee to cover such New Originators and security agreements relating to Collections and related deposit accounts), and (iii) execution and delivery by such New Originator of an accession agreement in form and substance satisfactory to the Administrative Agent and the Purchasers, such Contingent Originator shall be deemed to be an Originator for all purposes of this Agreement and the other Transaction Documents.

SECTION 6. SERVICER OBLIGATIONS

        6.1.    Appointment of Servicer.    Each of Sanmina-SCI, Sanmina Israel and Sanmina United Kingdom is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Each of Sanmina-SCI, Sanmina Israel and Sanmina United Kingdom acknowledges that the Administrative Agent and the Purchasers have relied on their agreement to act as the Servicers hereunder in making their decision to execute and deliver this Agreement. Accordingly, none of Sanmina-SCI, Sanmina Israel, nor Sanmina United Kingdom shall voluntarily resign as a Servicer hereunder. In the event that a Termination Event has occurred and is continuing, the Administrative Agent may designate as Servicer any Person (including the Administrative Agent) to succeed Sanmina-SCI, Sanmina Israel and Sanmina United Kingdom as Servicer. The Servicers shall not be entitled to receive any fee for the performance of their servicing duties hereunder.

        6.2.    Duties of Servicers.    The Servicers shall take or cause to be taken all action as may be necessary or advisable to collect each Scheduled Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with its standard credit and collection policies; provided, however, that the Servicers may not extend the Scheduled Due Date of any Scheduled Receivable without the prior written consent of the Administrative Agent except as otherwise permitted by Section 5.13 hereof. The Originators shall deliver to the Servicers and the Servicers shall hold for the benefit of the Purchasers in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to such Scheduled Receivables. Notwithstanding anything to the contrary contained herein, the Administrative Agent, with the consent of or at the direction of the Required Purchasers and the applicable Required Tranche Purchasers, may direct the Servicers to commence or settle any legal action to enforce collection of any Scheduled Receivable; provided, however, that the Servicers may decline to bring such legal action if within two days from such request they repurchase such Scheduled Receivable at its full face amount from the Purchasers.

        6.3.    Reporting Requirements.    On each date that the Servicers instruct the Administrative Agent to apply proceeds held in the Collection Account after the Initial Purchase Date, the Servicers shall provide the Administrative Agent with a status report (the "Servicers' Report") by telecopier in respect of the Collections of Scheduled Receivables, such Servicers' Report to be substantially in the form of Exhibit K hereto. If an Investment with respect to an undivided ownership interest purchased by the Purchasers remains outstanding on the last day of the Yield Period therefor, then the Servicers shall provide to the Administrative Agent in such report, in form and substance satisfactory to the Administrative Agent, detailed information with respect to the related Scheduled Receivables (including with respect to collection efforts relating thereto) as set forth in the form of Servicers' Report and as otherwise requested by the Administrative Agent. The Servicers shall render all assistance reasonably requested by the Administrative Agent in respect of collecting a Defaulted Receivable.

          (a)   The Servicers shall provide to the Administrative Agent as soon as possible and in any event within five Business Days after the occurrence of a Termination Event or Incipient Termination Event, a statement of a Responsible Officer of Sanmina-SCI setting forth details of such Termination Event or Incipient Termination Event and the action that the Servicers and the Originators have taken and propose to take with respect thereto.

          (b)   The Servicers shall provide to the Administrative Agent such other information respecting Scheduled Receivables or the condition or operations, financial or otherwise, of the Originators or any of their Affiliates, as the Administrative Agent may from time to time reasonably request (including listings identifying the outstanding balance of each Scheduled Receivable).

        6.4.    Deposit Requirements.    The Servicers shall promptly, but in any event not later than two Business Days after receipt, transfer, or cause the Originators to transfer, Collections from the relevant Collection Accounts to the Payment Account and deposit such Collections in Dollars in the Payment Account.

SECTION 7. TERMINATION EVENTS AND REMEDIES

        If any of the following events shall occur and be continuing:

          (a)   the Originators or the Servicers shall fail to pay or deposit any amount when due in accordance with the terms hereof; or

          (b)   any representation or warranty made or deemed made by any Originator or the Servicers herein or in any other Transaction Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this

  Agreement or any such other Transaction Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c)   any Originator or the Servicers shall default in the observance or performance of any agreement contained in Section 5.3(a)(i), Section 5.6(a), Section 5.7, Section 5.8, Section 5.9, Section 5.10, Section 5.12, Section 5.13 or Section 5.16 of this Agreement or the Servicers shall default in the observance or performance of any agreement contained in Section 6 of this Agreement;

          (d)   any Originator or the Servicers shall default in the observance or performance of any other agreement contained in this Agreement or any other Transaction Document (other than as provided in paragraphs (a) through (c) of this Section 7), and such default shall continue unremedied for a period of 30 days after notice to the Servicers from the Administrative Agent or the Required Purchasers; or

          (e)   any Originator or the Servicers shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation constituting Indebtedness) on the scheduled or original due date with respect thereto and such default continues beyond any applicable grace period; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, however, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute a Termination Event unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000; or

          (f)    (i) any Originator or the Servicers shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, concurso mercantil, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, concurso mercantil, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Originator or the Servicers shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Originator or the Servicers any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against any Originator or the Servicers any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or (iv) any Originator or the Servicers shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Originator or the Servicers shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g)   one or more judgments or decrees shall be entered against any Originator or the Servicers involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof or

          (h)   An Event of Default occurs under Section 8.1(j) of the Bank of America Credit Agreement, without giving effect to any termination of such agreement; or

          (i)    (i) any of the Transaction Documents shall cease, for any reason, to be in full force and effect (other than in accordance with its terms or as agreed to by the Administrative Agent), or any Originator or a Servicer shall so assert, or (ii) any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j)    any Governmental Authority shall condemn, nationalize, seize or otherwise expropriate any substantial portion of the assets or the Capital Stock or other equity interests of Sanmina-SCI or any Originator or take any similar action by way of introduction of legislation or otherwise, and such action shall materially affect the ability of Sanmina-SCI to perform its obligations under any Transaction Document; or

          (k)   a Change of Control shall occur;

then, and in any such event, (A) if such event is a Termination Event specified in clause (i) or (ii) of paragraph (f) above or clause (i) of paragraph (i) above, automatically the Purchaser's Investment Limits shall immediately be reduced to zero and terminate, (B) if such event is any other Termination Event, with the consent of the applicable Required Tranche Purchasers, the Administrative Agent may, or upon the request of the applicable Required Tranche Purchasers, the Administrative Agent shall, by notice to the Servicers, declare the Purchaser's Investment Limits for the relevant Tranche to be reduced to zero and terminated forthwith and (C) in either event, the Administrative Agent may exercise all rights and remedies available to it under this Agreement, the Security Documents or at law, including, without limitation, the application of funds in the applicable Collection Accounts to pay any obligations of the Originators or the Servicers hereunder and under the other Transaction Documents.

SECTION 8. THE ADMINISTRATIVE AGENT

        8.1.    Appointment.    Each Purchaser hereby irrevocably designates and appoints the Administrative Agent as the agent of such Purchaser under this Agreement and the other Transaction Documents, and each such Purchaser irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents to which it is a party or by which it is bound and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto, including, without limitation, (a) receiving all applicable notices referred to in this Agreement or in the other Transaction Documents on behalf of such Purchaser, (b) giving all applicable notices referred to in this Agreement or the other Transaction Documents to or on behalf of such Purchaser, (c) maintaining the Register pursuant to Sections 2.11 and 9.6 and (d) receiving payments and deposits (under Section 2.3 or otherwise) from the Originators and the Servicers, and giving release and acquittance therefor in accordance with the terms of this Agreement. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Transaction Documents, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. The provisions of this Section 8 are solely for the benefit of the Administrative

Agent and its officers, directors, employees, agents, attorneys-in-fact and affiliates, and no other Person shall have any rights as a third party beneficiary of any of the provisions hereof. The Administrative Agent shall perform its obligations hereunder with reasonable care, using a degree of skill and attention no less than that which the Administrative Agent (i) exercises with respect to comparable duties that it performs when holding comparable assets for itself and (ii) exercises with respect to comparable administrative duties that it performs for comparable assets for others, and in a manner consistent with the standard of care exercised by similar administrators relating to the duties to be performed hereunder. The Administrative Agent shall have no obligations, duties or responsibilities except for those set forth in this Agreement.

        8.2.    Delegation of Duties.    The Administrative Agent may execute any of its duties under this Agreement and the other Transaction Documents by or through agents, custodians, nominees or attorneys-in-fact and shall be entitled to rely upon, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with, advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents, custodians, nominees or attorneys-in -fact selected by it with reasonable care.

        8.3.    Exculpatory Provisions.    Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Transaction Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have proximately resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any Person (including without limitation any of the Purchasers) for (A) any recitals, statements, representations or warranties made by any Person (other than an Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates) contained in this Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Transaction Document, (B) the value, validity, effectiveness, genuineness, collectability, enforceability or sufficiency of this Agreement or any other Transaction Document, (C) any Liens or guarantees (including without limitation pursuant to any Guarantee Obligation) granted by, or purported to be granted by, any of the Security Documents or otherwise, (D) ascertaining or inquiring as to the existence or possible existence of any Termination Event, or (E) any failure of any party hereto or thereto (other than the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates) to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, to inspect the properties, books or records of any Originator, or to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. Anything in this Agreement to the contrary notwithstanding, in no event shall the Administrative Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

        8.4.    Reliance by Administrative Agent.    The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon (i) any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and (ii) advice and statements of legal counsel (including, without limitation, counsel to any of the Originators), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Purchased Interest as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Purchasers (or, if so specified by this Agreement, all Purchasers) as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Transaction Documents in accordance with a request of the Required Purchasers (or, if so specified by this Agreement, all Purchasers or the applicable Required Tranche Purchasers, as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers and all future holders of the Purchased Interests.

        8.5.    Notice of Termination.    The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Incipient Termination Event or Termination Event unless the Administrative Agent has received notice from a Purchaser or an Originator referring to this Agreement, describing such Incipient Termination Event or Termination Event and stating that such notice is a "notice of termination." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Purchasers. The Administrative Agent shall take such action with respect to such Incipient Termination Event or Termination Event as shall be reasonably directed by the Required Purchasers (or, if so specified by this Agreement, all Purchasers or the applicable Required Tranche Purchasers, as the case may be); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Incipient Termination Event or Termination Event as they shall deem advisable in the best interests of the Purchasers.

        8.6.    Non-Reliance on Administrative Agent and Other Purchasers.    Each Purchaser expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of an Originator or any affiliate of an Originator, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Purchaser. Each Purchaser represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Originators and their affiliates and made its own decision to make its purchases hereunder and enter into this Agreement and the other Transaction Documents to which it is a party or by which it is bound. Each Purchaser also represents and covenants that it will, independently and without reliance upon the Administrative Agent, any of its officers, directors, employees, agents, attorneys-in-fact or affiliates or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Originators and their respective affiliates. Except for notices, reports and other documents expressly required to be furnished to the Purchasers by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Originator or any affiliate of an Originator that may come into the possession of the Administrative Agent, or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

        8.7.    Indemnification.    The Purchasers agree to indemnify the Administrative Agent in its capacity as such and/or its officers, directors, employees, agents, attorneys-in-fact or affiliates (to the extent not reimbursed by the Originators and without limiting the obligation of the Originators to do so), ratably according to its applicable Purchaser's Investment Percentage in effect on the date on which indemnification is sought under this Section 8.7 (or, if indemnification is sought after the date upon which the Purchaser's Investment Limits shall have terminated and the Purchased Interests shall have been paid in full, ratably in accordance with such applicable Purchaser's Investment Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including without limitation attorneys' fees and disbursements) that may at any time be imposed on, incurred by or asserted against the Administrative Agent and/or its officers, directors, employees, agents, attorneys-in-fact or affiliates in any way relating to or arising out of, the Purchaser's Investment Limits, this Agreement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent and/or its officers, directors, employees, agents, attorneys-in-fact or affiliates under or in connection with any of the foregoing; provided, that no Purchaser shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's and/or its officers, directors, employees, agents, attorneys-in-fact or affiliates gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in its opinion, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. None of the provisions of this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any Transaction Document, or in the exercise of any of its rights or powers hereunder or thereunder, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. In the case of any investigation, litigation or proceeding giving rise to any indemnification under this Section 8.7, this Section 8.7 applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Purchaser or a third party. The agreements in this Section 8.7 shall survive the payment of all amounts payable hereunder.

        8.8.    Agent in Its Individual Capacity.    The Administrative Agent and its affiliates may make loans to, accept deposits from, act as trustee under indentures of, accept investment banking engagements from, and generally engage in any kind of business with any Originator as though such Agent were not an Agent and without any duty to account therefor to any other Person. With respect to its Purchased Interests, the Administrative Agent shall have the same rights and powers under this Agreement and the other Transaction Documents as any Purchaser and may exercise the same as though it were not an Agent, and the terms "Purchaser" and "Purchasers" shall include the Administrative Agent in its individual capacity.

        8.9.    Successor Administrative Agent.    The Administrative Agent may resign as Agent upon 30 days' written notice to the Purchasers and the Servicer. If the Administrative Agent shall resign as Agent under this Agreement and the other Transaction Documents, then the Required Purchasers shall appoint from among the Purchasers a successor agent for the Purchasers, which successor agent shall (unless a Termination Event under Section 7(a) or Section 7(f) shall have occurred and be continuing, in which instance any such appointment shall be immediately effective and shall not require any prior notice to or approval of the Servicer or any other Person) be subject to approval by the Servicer (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent under this Agreement and the Transaction Documents (including without limitation the Security Documents), and the resigning Administrative

Agent shall be discharged from its duties and obligations under this Agreement and the Transaction Documents (including without limitation the Security Documents), and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Agent, any of the parties to this Agreement or any Transaction Document, or any holders of the Purchased Interests. If no successor agent has accepted appointment as Administrative Agent by the date that is 20 days following a resigning Agent's notice of resignation, the resigning Agent's resignation shall nevertheless thereupon become effective, and the Purchasers shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Required Purchasers appoint a successor agent as provided for above. After any resigning Administrative Agent's resignation as Agent, the provisions of this Section 8 shall continue to apply to it with respect to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Transaction Documents, including, without limitation, the liability of each such Agent under Section 8.3 for (and the exclusion from any liability of any Purchaser to indemnify any such Agent under Section 8.7 in respect of) any such actions or omissions that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct.

        8.10.    Determination Pursuant to Security Documents.    In each circumstance where, under any provision of a Security Document or this Agreement, the Administrative Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Administrative Agent under such Security Document, the Administrative Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, only with the consent of and at the direction of the Required Purchasers unless unanimity or direction of the applicable Required Tranche Purchasers, as the case may be, is required by the relevant agreement; provided, however, that no such consent of the Required Purchasers shall be required with respect to any consent, determination or other matter that is, in the Administrative Agent's reasonable judgment, ministerial or administrative in nature or provided for in this Agreement, and provided that the Administrative Agent is hereby authorized on behalf of all of the Purchasers, without the necessity of any further consent from any Purchaser, from time to time prior to a Termination Event, to release portions of the Collateral from the security interests and Liens imposed by the Security Documents in connection with any dispositions of such portions of the Collateral permitted by the terms of this Agreement or the Security Documents or as may be required by law. In each circumstance where any consent of or direction from the Required Purchasers is required, the Administrative Agent shall send to the Purchasers a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Administrative Agent's proposed course of action with respect thereto.

        8.11.    Merger of the Administrative Agent.    Any Person into which the Administrative Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any Person succeeding to the business of the Administrative Agent shall be the successor hereunder and under the Transaction Documents of the Administrative Agent, without the execution or filing of any paper with any party hereto or thereto or any further act on the part of any of the parties hereto or thereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein or in any Transaction Document to the contrary notwithstanding.

SECTION 9. MISCELLANEOUS

        9.1.    Amendments and Waivers.    Neither this Agreement, any other Transaction Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Purchasers, the applicable Required Tranche Purchasers and each Servicer and Originator party to the relevant Transaction Document may, or, with the written consent of the Required Purchasers and the applicable Required Tranche Purchasers or the Administrative Agent, as the case may be, and each Servicer and Originator party to the relevant Transaction Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Transaction Documents or any Scheduled Receivables for the purpose of adding any provisions to this Agreement or the other Transaction Documents or any Scheduled Receivables or changing in any manner the rights of the Purchasers or of the Originators or the Obligors hereunder or thereunder or (b) waive, on such terms and conditions as the Required Purchasers and the applicable Required Tranche Purchasers and the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Transaction Documents or any Incipient Termination Event or Termination Event and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the face amount or extend the Scheduled Due Date of any Scheduled Receivable, reduce the stated rate or amount of any interest, Purchased Interest, Interest or fee payable hereunder or extend the scheduled date of any payment thereof, change any Purchaser's Investment Percentage, or increase the amount or extend the expiration date of, or otherwise change, any Purchaser's Investment Limit, in each case without the written consent of each Purchaser directly affected thereby; (ii) eliminate or reduce the voting rights of any Purchaser under this Section 9.1 without the written consent of such Purchaser; (iii) require or result in any requirement that a Tranche A Purchaser acquire Receivables in respect of which any entity other than the Tranche A Eligible Buyer is the account debtor or require, result in any requirement that a Tranche B Purchaser acquire Receivables in respect of which any entity other than the Tranche B Eligible Buyer is the account debtor, require or result in any requirement that a Tranche C Purchaser acquire Receivables in respect of which any entity other than the Tranche C Eligible Buyer is the account debtor or require or result in any requirement that a Tranche D Purchaser acquire Receivables in respect of which any entity other than the Tranche D Eligible Buyer is the account debtor; (iv) (A) reduce any percentage specified in the definition of Required Purchasers or Required Tranche Purchasers, (B) consent to the assignment or transfer by any Originator of any of its rights and obligations under this Agreement and the other Transaction Documents, (C) release any Obligor, the Guarantor or any Collateral (except as otherwise expressly permitted hereunder without such consent), (D) amend or modify any provision of any Transaction Document if the effect of such amendment or modification would be to permit Collections received in respect of any Tranche to be used to pay Receivables of, or any obligations relating to, any other Tranche, or (E) amend or modify the definition of "Obligations", "Scheduled Receivable", "Tranche A Receivable", "Tranche B Receivable", "Tranche C Receivable", "Tranche D Receivables", "Receivable" or "Eligible Receivable", "Tranche A Eligible Buyer", "Tranche B Eligible Buyer", "Tranche C Eligible Buyer", "Tranche D Eligible Buyer" or Sections 2.1, 2.2, 2.3, 2.6(a) or (b), 2.9, 5.13, 5.17 or 9.7 in this Agreement or "Secured Parties" in the Collateral Assignment Agreement, or amend, modify or waive Section 9 or any provision of the Guarantee, in each case without the written consent of all Purchasers; or (iv) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Purchasers and shall be binding upon the Originators, the Purchasers, the Administrative Agent and all future holders of the Purchased Interests. In the case of any waiver, the Originators, the Purchasers and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Transaction Documents, and any Incipient Termination Event or Termination Event waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Incipient Termination Event or Termination Event, or impair any right consequent thereon.

        9.2.    Notices.    All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) if by hand, when delivered, (ii) if by air courier service, when delivered, or (iii) if by telecopy, when received by the addressee, addressed as follows in the case of the Servicers and the other Originators, the Administrative Agent and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Purchasers, or to such other address as may be hereafter notified by the respective parties hereto:

Servicers (for themselves and for each Originator):	7 West Nile Street Glasgow, Scotland G12PR Attention: Treasury Manager Telecopy: 44-141-245-2882
With a copy to:
2300 Highway 79 South P.O. Box 1900 Guntersville, AL 35976 Attention: Accounts Receivable Manager Telecopy: (256) 505-4414
With a copy to:
Sanmina-SCI Corporation 2700 North First Street San Jose, CA 95134 Attention: Treasurer Telecopy: (408) 964-3644 Telephone: (408) 964-3500 Website: www.sanmina-sci.com
Administrative Agent:
Deutsche Bank AG, New York Branch
60 Wall Street
New York, New York 10005
Attention: Nancy Adamo, Carol Khan and Thomas Sakellariou
Telecopy: 212-797-0473
Telephone: 212-250-9069/212-250-3086/212-250-4412
With a copy to:
Deutsche Bank Trust Company Americas 100 Plaza One Jersey City, NJ 07302 Attention: Joe Cusmai Telecopy: 201-593-2313 Telephone: 201-593-2202

provided that any notice, request or demand to or upon the Administrative Agent or the Purchasers shall not be effective until received.

        9.3.    No Waiver; Cumulative Remedies.    No failure to exercise and no delay in exercising, on the part of the Originators, the Administrative Agent or any Purchaser, any right, remedy, power or privilege hereunder or under the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        9.4.    Survival of Representations and Warranties.    All representations and warranties made hereunder, in the other Transaction Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the purchases hereunder.

        9.5.    Payment of Expenses and Taxes.    Except to the extent limited by other provisions of this Agreement or the other Transaction Documents, or any other documents prepared in connection therewith, the Originators jointly and severally agree (i) to pay or reimburse the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Transaction Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent, with statements with respect to the foregoing to be submitted to the Servicers prior to the initial Purchase Date (in the case of amounts to be paid on the initial Purchase Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate; (ii) to pay or reimburse each Purchaser and the Administrative Agent for all their reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Transaction Documents and any such other documents, including, without limitation, the reasonable and documented fees and disbursements of counsel to each Purchaser and of counsel to the Administrative Agent; (iii) to pay, indemnify, and hold each Purchaser and the Administrative Agent harmless from, any and all documented recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Transaction Documents and any such other documents; and (iv) to indemnify and hold harmless each Indemnified Person from and against any and all reasonable and documented Indemnified Amounts to which any such Indemnified Person may become subject arising out of or in connection with (1) the execution, delivery, enforcement, performance and administration of this Agreement, the other Transaction Documents and any such other documents, (2) the use of the proceeds of the Purchased Interests, and (3) any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, and to reimburse each Indemnified Person upon demand for any reasonable legal or other reasonable and documented expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such Indemnified Person. All amounts due under this Section 9.5(a) shall be payable not later than 10 Business Days after written demand therefor. Statements payable by an Originator pursuant to this Section 9.5(a) shall be submitted to the address of the Servicers set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Servicers in a written notice to the Administrative Agent. The agreements in this Section 9.5(a) shall survive payment of all amounts payable hereunder.

          (a)   Each Indemnified Person under the provisions of Section 9.5(a) will, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of the provisions contained in Section 9.5(a), promptly give written notice (the "Notice") of such service or notification to the Servicers. Notwithstanding the foregoing, the omission so to notify the Servicers of any such service or notification shall not relieve the Originators from any of the obligations under Section 9.5(a) that the Originators may have to the indemnified person, except to the extent the Originators have been materially prejudiced thereby. The Originators shall not be liable for any settlement of any such action, suit or proceeding effected without their prior written consent (which consent shall not unreasonably be withheld), but if settled with their prior written consent or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Originators agree to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. The Originators shall not, without the prior written consent of the Indemnified Person (which consent shall not unreasonably be withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party or in respect of which indemnity could have been sought under the preceding paragraph by such Indemnified Person unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

        9.6.    Successors and Assigns; Participations and Assignments.    Subject to the provisions of this Section 9.6, this Agreement shall be binding upon and inure to the benefit of the Originators, the Servicers, the Purchasers, the Lead Arranger, the Administrative Agent, all future holders of the Purchased Interests and their respective successors and assigns, except that no Originator or the Servicers (in its capacity as such) may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Purchaser.

          (a)   Any Purchaser may, without the consent of the Servicers, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Purchased Interest owing to such Purchaser, any Purchaser's Investment Limits of such Purchaser or any other interest of such Purchaser hereunder and under the other Transaction Documents. In the event of any such sale by a Purchaser of a participating interest to a Participant, such Purchaser's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance thereof, such Purchaser shall remain the holder of any such Purchased Interest for all purposes under this Agreement and the other Transaction Documents, and the Servicers, the Administrative Agent shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Agreement and the other Transaction Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Transaction Document, or any consent to any departure by any Originator therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of the Purchased Interests or any fees payable hereunder, or postpone the Scheduled Due Date of the Purchased Interests, in each case to the extent subject to such participation. The Originators agree that each Participant shall be entitled to the benefits of Sections 2.7, 2.8 and 2.9 with respect to its participation in the Purchaser's Investment Limits and the Purchased Interests outstanding from time to time as if it was a Purchaser; provided that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Purchaser would have been entitled to receive in respect of the amount of the participation transferred by such transferor Purchaser to such Participant had no such transfer occurred.

          (b)   Any Purchaser (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Purchaser or any Purchaser Affiliate or, with the prior written consent of the Servicers and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Transaction Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that such Assignee of a Purchaser's Investment Limit to Sanmina Mexico represents for the benefit of Sanmina Mexico to the effect set forth in Section 2.8(d); and provided further, however, that unless otherwise agreed by the Servicers and the Administrative Agent, no such assignment to an Assignee (other than any Purchaser or any Purchaser Affiliate) shall be in an aggregate principal amount of less than $5,000,000, in each case except in the case of an assignment of all of a Purchaser's interests under this Agreement or an assignment in connection with the replacement of a Purchaser pursuant to Section 2.10. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Purchaser and its Purchaser Affiliates, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Purchaser hereunder with a Purchaser's Investment Limits and/or Investment as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.7, 2.8, 2.9 and 9.5 for the period of time it was a Purchaser hereunder); provided that no Assignee shall be entitled to receive any greater amount pursuant to Section 2.7, 2.8 or 2.9 than the Assignor would have been entitled to receive in respect of the portion of the rights and obligations assigned by such Assignor to such Assignee had no such assignment occurred. Notwithstanding any provision of this Section 9.6, the consent of the Servicers shall not be required for any assignment that occurs when a Termination Event shall have occurred and be continuing (although in such event, the proviso in the immediately preceding sentence shall continue in full force and effect).

          (c)   The Administrative Agent shall, on behalf of the Servicers, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Purchasers and the Purchaser's Investment Limit of, and the amount of the Purchased Interests owing to, each Purchaser from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Servicers, each Originator, the Administrative Agent and the Purchasers shall treat each Person whose name is recorded in the Register as the owner of the Purchased Interests recorded therein for all purposes of this Agreement. Any assignment of any Purchased Interest, shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by any Purchaser or Originator at any reasonable time and from time to time upon reasonable prior notice.

          (d)   Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 9.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000 (which shall be the sole responsibility of the Assignor or Assignee, as the case may be), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

          (e)   For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Purchaser to any Federal Reserve Bank in accordance with applicable law.

        9.7.    Adjustments; Set-off.    Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Purchaser, if any Tranche A Purchaser, Tranche B Purchaser, Tranche C Purchaser or Tranche D Purchaser, as the case may be (a "Benefitted Purchaser") shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Tranche A Purchaser, Tranche B Purchaser, Tranche C Purchaser or Tranche D Purchaser, if any, respectively, in respect of the Obligations owing to such other Purchaser, such Benefitted Purchaser shall purchase for cash from the other Tranche A, Tranche B, Tranche C or Tranche D Purchasers, as the case may be, a participating interest in such portion of the Obligations owing to each such other Tranche A, Tranche B Purchaser, Tranche C Purchaser or Tranche D Purchaser, as the case may be, or shall provide such other Purchasers with the benefits of any such collateral, as shall be necessary to cause such Benefitted Purchaser to share the excess payment or benefits of such collateral ratably with each of the applicable Purchasers; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Purchaser, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (a)   In addition to any rights and remedies of the Purchasers provided by law, each Purchaser shall have the right, without prior notice to the Originators, any such notice being expressly waived by the Originators to the extent permitted by applicable law, upon any amount becoming due and payable by the Originators hereunder, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Purchaser or any branch or agency thereof to or for the credit or the account of the Originators, as the case may be. Each Purchaser agrees promptly to notify the Servicers and the Administrative Agent after any such setoff and application made by such Purchaser; provided that the failure to give such notice shall not affect the validity of such setoff and application.

        9.8.    Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Servicer and the Administrative Agent.

        9.9.    Severability.    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        9.10.    Integration.    This Agreement and the other Transaction Documents, together with the Fee Letters, represent the entire agreement of the Originators, the Servicers, the Administrative Agent, the Lead Arranger and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Lead Arranger or any Purchaser relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.

        9.11.    Governing Law.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT THAT SECTION 2.3 HEREOF SHALL BE GOVERNED BY THE LAWS OF MEXICO

(IN THE CASE OF SANMINA MEXICO) AND HUNGARY (IN THE CASE OF SANMINA HUNGARY).

        9.12.    Submission To Jurisdiction; Waivers.

        (a)   each party to this Agreement hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents (except for the Mexican Deed of Assignment governed by the laws of Mexico) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the City of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

        (b)   each party to this Agreement consents that any such action or proceeding may be brought in such courts and expressly and irrevocably waives (i) any objection that it may now or hereafter have to the venue of any such action, (ii) proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (iii) any right to any other jurisdiction that may apply by virtue of its present or future domicile, or for any other reason;

        (c)   each Originator and Servicer hereby irrevocably and unconditionally appoints CSC Corporation (the "New York Process Agent"), with an office on the date hereof at 1133 Avenue of the Americas, Suite 3100, New York, New York 10036, as its agent to receive on its behalf and on behalf of its property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding in any such New York State or U.S. federal court and agrees promptly to appoint a successor New York Process Agent in New York City (which successor New York Process Agent shall accept such appointment in writing prior to the termination, for any reason, of the appointment of the initial New York Process Agent) and promptly to provide written notice to the Administrative Agent of the appointment of such successor New York Process Agent. In any such action or proceeding in such New York State or U.S. federal court sitting in New York City, such service may be made on the Originators and the Servicers by delivering in person a copy of such process to the Originators and the Servicers in care of the appropriate New York Process Agent at such New York Process Agent's address, and a copy of such process shall be forwarded to the Originators and the Servicers at their respective addresses or transmission numbers set forth in Section 9.2. The Originators and the Servicers hereby irrevocably and unconditionally authorize and direct such New York Process Agent to accept such service on their behalf and promptly to forward a copy of such service to each Originator and Servicer;

        (d)   consents to service of process in the manner provided for notices in Section 9.2 and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

        (e)   waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.12 any special, exemplary, punitive or consequential damages.

        9.13.    Waiver of Immunities.    To the extent that any Originator or Servicer has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, each Originator and Servicer hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Transaction Documents. Each Originator and Servicer hereby agrees that the waivers set forth in this Section 9.13 shall have the fullest extent permitted under the U.S. Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

        9.14.    Judgment Currency.    The obligations of each Originator and Servicer under this Agreement and each other Transaction Documents and the obligations to make payments to the Administrative Agent or any Purchaser shall, notwithstanding any judgment in a currency (the "judgment currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency, such party may in accordance with normal banking procedures purchase Dollars with the judgment currency. If the amount of Dollars so purchased is less than the sum originally due to such party in Dollars, each Originator and Servicer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such documented loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement or any other Transaction Document, such party agrees to remit promptly to the Servicers such excess.

        9.15.    Acknowledgements.    Each Originator and Servicer hereby acknowledges that:

          (a)   it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents;

          (b)   none of the Administrative Agent or any Purchaser has any fiduciary relationship with or duty to any Originator arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between Administrative Agent and Purchasers, on one hand, and the Originators and Servicers, on the other hand, in connection herewith or therewith, is solely that of creditor and debtor; and

          (c)   no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Purchasers or among the Originators and the Purchasers.

        9.16.    Grant of Security Interest.    To protect against the event that, notwithstanding the intention of the parties that the sale and assignment of all right, title and interest of the Originators in and to the Scheduled Receivables pursuant to this Agreement constitute a true sale, a court were to hold that such sale and assignment constitutes a secured financing arrangement rather than a true sale, but without derogating from the foregoing intention of the parties, each Originator hereby grants to the Administrative Agent for the benefit of the Administrative Agent and the Purchasers as of the date of this Agreement a security interest under Article 9 of the UCC in all of the right, title and interest of the Originators in, to and under the Scheduled Receivables now existing and hereafter created as collateral security for all of the Obligations of the Originators under this Agreement and the other Transaction Documents, and solely for such purpose (i) the Administrative Agent shall have all of the rights and remedies of a secured party under the UCC, (ii) all of the provisions of this Agreement shall be construed mutatis mutandis to grant such a security interest, (iii) the Scheduled Receivables constitute either "accounts" or "general intangibles" under the UCC and (iv) this Agreement shall constitute a security agreement under New York law.

        9.17.    WAIVERS OF JURY TRIAL.    THE ORIGINATORS, THE SERVICERS, THE ADMINISTRATIVE AGENT AND THE PURCHASERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        9.18.    Confidentiality.    Each Purchaser and the Administrative Agent agrees (which agreement shall survive the termination of this Agreement) that financial information, information from the Originators' or Sanmina-SCI's respective books and records, information concerning the Originators' or Sanmina-SCI's respective trade secrets and patents and any other information received from the Originators or the Guarantor hereunder which at the time of receipt is clearly labeled as confidential and subject to this Section 9.18 shall be treated as confidential by such Purchaser and the

Administrative Agent, and the Administrative Agent and each Purchaser agrees to use its reasonable best efforts to ensure that such information is not published, disclosed or otherwise divulged to anyone other than employees or officers of such Purchaser or the Administrative Agent or any of their respective Affiliates that need to know and its counsel and agents; provided it is understood that the foregoing shall not apply to:

            (i)  disclosure made with the prior written authorization of the Originators or the Guarantor;

           (ii)  disclosure of information (other than that received from the Originators or the Guarantor prior to or under this Agreement) already known by, or in the possession of such Purchaser or the Administrative Agent without restrictions on the disclosure thereof at the time such information is supplied to such Purchaser or the Administrative Agent by the Originators or the Guarantor hereunder;

          (iii)  disclosure of information which is required by applicable law or required by a Governmental Authority having supervisory authority over any party hereto;

          (iv)  disclosure of information limited to the minimum extent necessary or advisable in connection with any suit, action or proceeding in connection with the enforcement of rights hereunder or under any Transaction Document or in connection with the transactions contemplated hereby or thereby;

           (v)  disclosure to any bank (or other financial institution) which may acquire a participation or other interest in the Scheduled Receivables or rights of any Purchaser hereunder or under the other Transaction Documents; provided, that such bank (or other financial institution) agrees to maintain any such information to be received in accordance with the provisions of this Section 9.18;

          (vi)  disclosure by any party hereto to any other party hereto or their counsel or accountants, provided, that such counsel or accountants agree to maintain the confidentiality of such information in accordance with the restrictions of this Section 9.18;

         (vii)  disclosure by any party hereto to its Affiliates subject to the confidentiality obligations of this Section; or

        (viii)  disclosure of information that prior to such disclosure has become public knowledge through no violation of this Agreement.

        (b)   Each Originator and Servicer agrees to treat as confidential all information supplied by Deutsche Bank AG to structure and arrange the facility hereunder, and shall ensure that such information is not published, disclosed or otherwise divulged to anyone other than employees or officers of the Originators and the Servicers, that need to know and their counsel and agents; provided it is understood that the foregoing shall not apply to:

            (i)  disclosure made with the prior written authorization of Deutsche Bank AG;

           (ii)  disclosure of information which is required by applicable law or to a Governmental Authority having supervision over any party hereto;

          (iii)  disclosure of any party hereto to any other party hereto or their counsel or accountants, provided, that said counsel or accountants agree to maintain the confidentiality of such information in accordance with the restrictions of this Section 9.18;

          (iv)  disclosure of information limited to the minimum extent necessary or advisable in connection with any suit, action or proceeding in connection with the enforcement of rights hereunder or under any Transaction Document or in connection with the transactions contemplated hereby or thereby;

           (v)  disclosure by any party hereto to its Affiliates subject to the confidentiality obligations of this Section; or

          (vi)  disclosure of information that prior to such disclosure has become public knowledge through no violation of this Agreement.

[The remainder of this page is intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SANMINA-SCI MAGYARORSZAG ELEKTRONIKAI GYARTO KFT
By:	/s/ Walter Boileau
Name:	Walter Boileau
Title:	Vice President and Treasurer
SANMINA-SCI SYSTEMS DE MEXICO, S.A. DE C.V.
By:	/s/ Walter Boileau
Name:	Walter Boileau
Title:	Vice President and Treasurer
SANMINA-SCI CORPORATION
By:	/s/ Walter Boileau
Name:	Walter Boileau
Title:	Vice President and Treasurer
SANMINA-SCI UK LTD.
By:	/s/ Walter Boileau
Name:	Walter Boileau
Title:	Vice President and Treasurer
SANMINA-SCI ISRAEL MEDICAL SYSTEMS LTD.
By:	/s/ Walter Boileau
Name:	Walter Boileau
Title:	Vice President and Treasurer
DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent
By:	/s/ Nancy Adamo
Name:	Nancy Adamo
Title:	Vice President
By:	/s/ Stephen Atallah
Name:	Stephen Atallah
Title:	Managing Director

Schedule 1.1A

PURCHASERS' INVESTMENT LIMITS

Tranche	Purchaser	Investment Limit	Percentage of Tranche
A	Deutsche Bank AG	$35,000,000.00	100%
B	Deutsche Bank AG	$142,500,000	100%
C	Deutsche Bank AG	$100,000,000	100%
D	Deutsche Bank AG	$95,000,000	100%

Schedule 1.1B

Obligor Limits

IBM de México Comercialización y Servicios S.A. de C.V.	$35,000,000
Lenovo (Singapore) PTE Ltd.	$150,000,000
IBM Corporation	$100,000,000
IBM Singapore PTE Ltd.	$100,000,000

Schedule 1.1C

Applicable Percentages

Tranche A	100%
Tranche B	95%
Tranche C	100%
Tranche D	95%

Schedule 1.1D

Sanmina-SCI Haukipudas Oy	Finland
Sanmina-SCI Enclosure Systems Oy	Finland
Sanmina Enclosure Systems Hungary	Hungary
Sanmina-SCI Systems Singapore PTE. Ltd	Singapore
Sanmina-SCI Israel Medical Systems Ltd	Israel
Sanmina-SCI Eskilstuna AB	Sweden
Sanmina-SCI Systems Canada, Inc.	Canada

Schedule 3.4

        1.     Filings with the SEC required under applicable securities laws.

        2.     Consents of Eligible Buyers that have been or will be obtained prior to the sale of Scheduled Receivables in respect thereof.

Schedule 3.14 to the Receivables Purchase Agreement

ACTIONS TO PERFECT OWNERSHIP AND SECURITY INTERESTS IN SCHEDULED
RECEIVABLES AND COLLATERAL

United States

        A UCC-1 financing statement setting forth the applicable information regarding Sanmina Hungary and Sanmina Mexico, as debtors, and the relevant Scheduled Receivables, shall have been filed with the District of Columbia Recorder of Deeds, Washington, D.C. Sanmina Hungary and Sanmina Mexico have entered into an agreement with the Administrative Agent giving the Administrative Agent "control" (as such term is defined in Article 9 of the UCC) over the Collection Accounts.

Hungary

        A Hungarian Receivables Transfer Agreement shall have been duly executed and delivered in respect of the Scheduled Receivables to be sold on a Purchase Date.

Mexico

        A Mexican Deed of Assignment shall have been duly executed and delivered as a notarial deed in Mexico in respect of the Scheduled Receivables to be sold on a Purchase Date, and (i) in the case of the Tranche A Receivables, the Notification shall have been delivered to the relevant Eligible Buyer before a notary public, who shall issue the corresponding acta evidencing such delivery and (ii) in the case of the Tranche B Receivables and Tranche C Receivables, the Notification shall have been delivered to the relevant Eligible Buyer before two witnesses having legal capacity.

Schedule 3.15

        Principal Place of Business of the Originators:

    Sanmina Hungary:
    tH-2800 Tatabanya
    Kota Jozsef u. hrsz
    Tatabanya, Hungary 11809/4

    Sanmina Mexico:
    Carretera al Castillo
    No. 2100 Int. 7-A
    El Salto, Jalisco
    Mexico 45680

EXHIBIT A

COLLATERAL ASSIGNMENT AGREEMENT

Dated as of September 21, 2007
among

SANMINA-SCI MAGYARORSZAG ELEKTRONIKAI GYARTO KFT

and

SANMINA-SCI SYSTEMS DE MEXICO, S.A. DE C.V.

as Assignors,

and

DEUTSCHE BANK TRUST AG, NEW YORK BRANCH,

as Administrative Agent

        AMENDED AND RESTATED COLLATERAL ASSIGNMENT AGREEMENT, dated as of September 21, 2007 (this "Agreement"), among Sanmina-SCI Magyarorszag Elektronikai Gyarto Kft, a Hungarian limited liability company, Sanmina-SCI Systems de Mexico, S.A. de C.V., a Mexican sociedad anónima de capital variable (each, an "Assignor" and collectively, the "Assignors") and DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent for the Purchasers (as defined below) (in such capacity, and together with its successors in such capacity, the "Administrative Agent").

W I T N E S S E T H:

        WHEREAS, the Assignors have entered into a Revolving Trade Receivables Purchase Agreement dated as of September 21, 2007 (as amended, restated, supplemented or otherwise modified on or prior to the date hereof and from time to time hereinafter, the "Receivables Purchase Agreement") among the Assignors, Sanmina-SCI Corporation, Sanmina-SCI UK Limited and Sanmina-SCI Israel Medical Systems Ltd., as Servicers, Deutsche Bank AG, New York Branch, as Administrative Agent, and the several banks and other financial institutions parties thereto as Purchasers;

        WHEREAS, the Scheduled Receivables are required to be paid into the Collection Accounts and transferred to the Payment Account (defined below);

        WHEREAS, other Obligations of the Assignors are required to be paid from time to time under the Receivables Purchase Agreement by transfer thereof to the Payment Account of the Administrative Agent when due and payable;

        WHEREAS, the Assignors will instruct the Eligible Buyers to make payments in respect of the Scheduled Receivables into the respective Collection Accounts and the Servicers will cause the transfer of such amounts to the Payment Account, and the Assignors shall make such other payment of Obligations to the Administrative Agent using funds accumulating in the Collection Accounts, whatever their source;

        WHEREAS, to induce the Purchasers to enter into the Receivables Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Assignor has agreed to pledge and grant a security interest in the Collateral as security for the Obligations;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        Section 1.    Definitions.    Unless otherwise specified herein, capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Receivables Purchase Agreement.

        Section 2.    Assignment and Grant of Security Interest.

        (a)    Assignment and Grant of Security Interest; Collateral.    As collateral security for the prompt payment in full when due of the Tranche A Obligations, each Assignor hereby assigns, and pledges and grants to the Administrative Agent, for the benefit of the Tranche A Purchasers, a security interest in, all of its right, title and interest in and to the following property, whether now owned by such Assignor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as the "Tranche A Collateral"):

            (i)  the Tranche A Collection Accounts and all funds and investment property (as defined in the Uniform Commercial Code) held therein and all certificates and instruments (as defined in the Uniform Commercial Code), if any, from time to time representing or evidencing the Tranche A Collection Accounts or such funds; and

           (ii)  all proceeds (including insurance proceeds), products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property described in the preceding clause of this Section 2 (including, without limitation, all causes of action, claims and warranties

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  now or hereafter held by the Assignors in respect of any of the items listed above and all cash proceeds of any collection or other realization of all or any part of the Tranche A Collateral pursuant to this Agreement).

        The Administrative Agent shall have "control" (within the meaning of Sections 8-106(d) and 9-106(a) of the UCC) of each Tranche A Collection Account until the indefeasible payment in full of the Tranche A Obligations, on the terms and subject to the conditions contained herein and in the Collateral Account Agreement.

        (b)   As collateral security for the prompt payment in full when due of the Tranche B Obligations, each Assignor hereby assigns, and pledges and grants to the Administrative Agent, for the benefit of the Tranche B Purchasers, a security interest in, all of its right, title and interest in and to the following property, whether now owned by such Assignor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as the "Tranche B Collateral"):

            (i)  the Tranche B Collection Accounts and all funds and investment property (as defined in the Uniform Commercial Code) held therein and all certificates and instruments (as defined in the Uniform Commercial Code), if any, from time to time representing or evidencing the Tranche B Collection Accounts or such funds; and

           (ii)  all proceeds (including insurance proceeds), products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property described in the preceding clause of this Section 2 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Assignors in respect of any of the items listed above and all cash proceeds of any collection or other realization of all or any part of the Tranche B Collateral pursuant to this Agreement).

        The Administrative Agent shall have "control" (within the meaning of Sections 8-106(d) and 9-106(a) of the UCC) of each Tranche B Collection Account until the indefeasible payment in full of the Tranche B Obligations, on the terms and subject to the conditions contained herein and in the Collateral Account Agreement.

        (c)   As collateral security for the prompt payment in full when due of the Tranche C Obligations, each Assignor hereby assigns, and pledges and grants to the Administrative Agent, for the benefit of the Tranche C Purchasers, a security interest in, all of its right, title and interest in and to the following property, whether now owned by such Assignor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as the "Tranche C Collateral"):

            (i)  the Tranche C Collection Accounts and all funds and investment property (as defined in the Uniform Commercial Code) held therein and all certificates and instruments (as defined in the Uniform Commercial Code), if any, from time to time representing or evidencing the Tranche C Collection Accounts or such funds; and

           (ii)  all proceeds (including insurance proceeds), products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property described in the preceding clause of this Section 2 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Assignors in respect of any of the items listed above and all cash proceeds of any collection or other realization of all or any part of the Tranche C Collateral pursuant to this Agreement).

        The Administrative Agent shall have "control" (within the meaning of Sections 8-106(d) and 9-106(a) of the UCC) of each Tranche C Collection Account until the indefeasible payment in full of the Tranche C Obligations, on the terms and subject to the conditions contained herein and in the Collateral Account Agreement.

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        (d)   As collateral security for the prompt payment in full when due of the Tranche D Obligations, each Assignor hereby assigns, and pledges and grants to the Administrative Agent, for the benefit of the Tranche D Purchasers, a security interest in, all of its right, title and interest in and to the following property, whether now owned by such Assignor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as the "Tranche D Collateral"):

            (i)  the Tranche D Collection Accounts and all funds and investment property (as defined in the Uniform Commercial Code) held therein and all certificates and instruments (as defined in the Uniform Commercial Code), if any, from time to time representing or evidencing the Tranche D Collection Accounts or such funds; and

           (ii)  all proceeds (including insurance proceeds), products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property described in the preceding clause of this Section 2 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Assignors in respect of any of the items listed above and all cash proceeds of any collection or other realization of all or any part of the Tranche D Collateral pursuant to this Agreement).

        The Administrative Agent shall have "control" (within the meaning of Sections 8-106(d) and 9-106(a) of the UCC) of each Tranche D Collection Account until the indefeasible payment in full of the Tranche D Obligations, on the terms and subject to the conditions contained herein and in the Collateral Account Agreement.

        Section 3.    Cash Proceeds.

        (a)    Collection Accounts.    Cash proceeds of any of the Tranche A Receivables (including Defaulted Receivables) shall be paid into the applicable Tranche A Collection Account for further transfer to the Payment Account for payment to the Tranche A Purchasers. The parties hereto acknowledge and agree that the balance from time to time in the Tranche A Collection Accounts shall not constitute payment of the Tranche A Obligations until applied as provided in accordance with the Collateral Account Agreement and the Receivables Purchase Agreement.

            (i)  Cash proceeds of any of the Tranche B Receivables (including Defaulted Receivables) shall be paid into the applicable Tranche B Collection Account for further transfer to the Payment Account for payment to the Tranche B Purchasers. The parties hereto acknowledge and agree that the balance from time to time in the Tranche B Collection Accounts shall not constitute payment of the Tranche B Obligations until applied as provided in accordance with the Collateral Account Agreement and the Receivables Purchase Agreement.

           (ii)  Cash proceeds of any of the Tranche C Receivables (including Defaulted Receivables) shall be paid into the applicable Tranche C Collection Account for further transfer to the Payment Account for payment to the Tranche C Purchasers. The parties hereto acknowledge and agree that the balance from time to time in the Tranche C Collection Accounts shall not constitute payment of the Tranche C Obligations until applied as provided in accordance with the Collateral Account Agreement and the Receivables Purchase Agreement.

          (iii)  Cash proceeds of any of the Tranche D Receivables (including Defaulted Receivables) shall be paid into the applicable Tranche D Collection Account for further transfer to the Payment Account for payment to the Tranche D Purchasers. The parties hereto acknowledge and agree that the balance from time to time in the Tranche D Collection Accounts shall not constitute payment of the Tranche D Obligations until applied as provided in accordance with the Collateral Account Agreement and the Receivables Purchase Agreement.

          (iv)  Assignor Receipt of Proceeds.    Each Assignor agrees that if the proceeds of any Scheduled Receivable shall be received by it other than in the applicable Collection Accounts, it shall

4

  immediately notify (which notification shall not be required during the Ramp-Up Period) the Administrative Agent in writing of such receipt and shall as promptly as possible deposit such proceeds into the Payment Account. Until so deposited, all such proceeds shall be held in trust by such Assignor and as the property of the Administrative Agent.

        Section 4.    Further Assurances; Remedies.

        In furtherance of the grant of the pledge and security interest pursuant to Section 2 hereof, each Assignor hereby agrees with the Administrative Agent as follows:

          (a)    Delivery and Other Perfection.    The Assignors shall:

              (i)  give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Administrative Agent) to create, preserve, perfect or validate any portion of the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest;

             (ii)  keep full and accurate in all material respects books and records relating to the Collateral, and take such other actions as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement;

            (iii)  permit employees of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and forward to the Administrative Agent copies of any notices or communications received by any Assignor with respect to the Collateral, all in such manner as the Administrative Agent may require;

            (iv)  at any time following the occurrence and during the continuation of a Termination Event, upon request of the Administrative Agent, promptly notify (and each Assignor hereby authorizes the Administrative Agent so to notify) each Obligor in respect of any Scheduled Receivable that such Receivable has been sold, assigned and transferred to the Purchasers; and

             (v)  execute and deliver Irrevocable Payment Instructions to each proposed Eligible Buyer in respect of each group of Scheduled Receivables in the form contemplated by the Receivables Purchase Agreement.

          Notwithstanding anything to the contrary in this Section 4.1, no Assignor shall be required to disclose, permit the inspection, examination or making extracts, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent is then prohibited by law, rule, regulation, statute or ordinance or any agreement binding on such Assignor, Sanmina-SCI or any other Subsidiary of Sanmina-SCI, or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

          (b)    Preservation of Rights.    Each Assignor shall defend the Collateral against all Liens and demands of all Persons at any time claiming the same or any interest therein adverse to the Administrative Agent. Each Assignor will advise the Administrative Agent or the Purchasers promptly in reasonable detail of any Lien (other than the security interests under this Agreement and the other Transaction Documents) on any of the Collateral that would adversely affect the ability of the Administrative Agent or the Purchasers to exercise any of their respective remedies hereunder, under the Collateral Account Agreement or under the Receivables Purchase Agreement.

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          (c)    Termination Event, Etc.    During the period during which a Termination Event shall have occurred and be continuing, the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all powers of ownership pertaining to the Tranche A Collateral, the Tranche B Collateral, the Tranche C Collateral or the Tranche D Collateral, as the case may be, as if the Administrative Agent were the sole and absolute owner thereof (and each Assignor agrees to take all such action as may be appropriate to give effect to such right).

          (d)    Attorney-in-Fact.

            (i)  Without limiting any rights or powers granted by this Agreement to the Administrative Agent, effective upon the occurrence and during the continuance of any Termination Event, the Administrative Agent shall be appointed the attorney-in-fact of each Assignor (and each Assignor hereby agrees to maintain in effect such a power of attorney until all amounts under the Purchased Interests have been paid in full) with full power and authority in the place and stead of each Assignor, in the name of each Assignor or in its own name, for the purpose of carrying out the terms of this Agreement and taking any action and executing any documents and instruments that Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact shall be irrevocable and coupled with an interest. Each Assignor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof consistent with the rights and obligations of said attorneys under this Agreement, except in the case of gross negligence or willful misconduct of said attorneys.

           (ii)  Each Assignor hereby acknowledges and agrees that in acting pursuant to this power-of-attorney, the Administrative Agent shall be acting in its own interest, and each Assignor acknowledges and agrees that neither the Administrative Agent nor any Purchaser, as secured parties under this Agreement (collectively, the "Secured Parties"), shall have any fiduciary or other duties to the Assignors, and each Assignor hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

          (e)    Termination.    Upon receipt of evidence satisfactory to the Administrative Agent that all of the Scheduled Receivables and all other Obligations and amounts payable or required to be deposited by the Assignors under the Transaction Documents shall have been paid or deposited in full, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the relevant Assignor. The Administrative Agent shall also execute and deliver to the Assignors upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested and prepared by the Assignors to effect the termination and release of the Liens on the Collateral.

          (f)    Further Assurances.    Each Assignor agrees that, from time to time upon the written request of the Administrative Agent, it will promptly execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement and the pledge of the Collateral hereunder.

          (g)    Waiver; Deficiency.    Each Assignor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any counsel employed by the Administrative Agent or any Purchaser to collect such deficiency.

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          (h)    Execution of Financing Statements.    Pursuant to the Uniform Commercial Code and any other applicable law, each Assignor authorizes the Administrative Agent to file or record UCC Financing Statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Assignors in such form and in such offices as the Administrative Agent determines appropriate to perfect its security interest under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

        Section 5.    Miscellaneous.

        (a)    Authority of Administrative Agent.    Each Assignor acknowledges that the rights and responsibilities of the Administrative Agent under the Transaction Documents with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or therein or resulting or arising out of the Transaction Documents shall, as between the Administrative Agent and the Purchasers, be governed by the Agency Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Assignors, the Administrative Agent shall be conclusively presumed to be acting as Administrative Agent for the Purchasers with full and valid authority so to act or refrain from acting, and the Assignors shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

        (b)    Assignors Remain Liable.    Anything herein to the contrary notwithstanding, each Assignor shall remain liable under each of the Transaction Documents to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Administrative Agent, the Administrative Agent nor the Purchasers shall have any obligation or liability under any Receivable by reason of or arising out of this Agreement or the receipt by the Administrative Agent or the Purchasers of any payment relating thereto, nor shall the Administrative Agent or the Purchasers be obligated in any manner to perform any of the obligations of the Assignors under or pursuant to any Receivable to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        (c)    Notices.    All notices, requests and demands to or upon the Assignors or the Administrative Agent to be effective shall be in writing (including by telecopy) and shall be deemed to have been duly given or made (a) if by hand, when delivered or (b) if by telecopy or by courier, when received by the addressee, addressed to such party at its address or transmission number for notices provided in Section 9.2 of the Receivables Purchase Agreement. The Administrative Agent and each Assignor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section 5.3.

        (d)    Amendments; No Waiver; Cumulative Remedies.    Subject to Section 9.1 of the Receivables Purchase Agreement, none of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Assignors and the Administrative Agent.

            (i)  No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Administrative Agent or any Purchaser, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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           (ii)  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any other rights, remedies, powers and privileges provided by law.

        (e)    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the Assignors, the Administrative Agent, each Purchaser, all future holders of the Purchased Interests and their respective successors and assigns, except that the Assignors may not assign or transfer any of their respective rights or obligations under this Agreement, except to the Administrative Agent without the prior written consent of each Purchaser.

        (f)    Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Servicers and the Administrative Agent.

        (g)    Severability.    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        (h)    Integration.    This Agreement and the other Transaction Documents represent the entire agreement of the Assignors, the Administrative Agent, the Administrative Agent and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Administrative Agent or the Purchasers relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.

        (i)    Governing Law.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        (j)    Section Headings.    The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

[remainder of this page intentionally left blank]

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        IN WITNESS WHEREOF, each Assignor and the Administrative Agent have caused this Agreement to be duly executed by their duly authorized officers all as of the date first above written.

SANMINA-SCI MARYARORSZAG ELEKTRONIKAI GYARTO KFT
By:	Name: Title:
SANMINA-SCI SYSTEMS DE MEXICO, S.A. DE C.V.
By:	Name: Title:
DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent
By:	Name: Title:

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EXHIBIT B

FORM OF IRREVOCABLE PAYMENT INSTRUCTIONS

        Pay to Deutsche Bank AG, New York Branch, as Administrative Agent for [Sanmina-SCI Magyarorszag Elektronikai Gyarto Kft: Account No.                         .*][Sanmina-SCI Systems de Mexico, S.A. de C.V.: Account No.                        ]**

        *For Sanmina Hungary, insert Tranche A, Tranche B or Tranche D Collection Account number

        ** For Sanmina Mexico, insert Tranche A, Tranche B or Tranche C Collection Account number

EXHIBIT C

        September 21, 2007

Deutsche Bank AG New York Branch,
as Administrative Agent under the
Revolving Trade Receivables Purchase Agreement,
dated as of September 21, 2007

Sanmina-SCI Corporation
As Servicer

Each of the Purchasers named in Schedule 1.1A
to the Revolving Trade Receivables Purchase Agreement

        Re:    Sanmina-SCI Systems de Mexico, S.A. de C.V.

Ladies and Gentlemen:

        We have acted as Mexican counsel to Sanmina-SCI Systems de Mexico, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the "Mexican Originator") in connection with the Revolving Trade Receivables Purchase Agreement dated as of September 21, 2007 (the "Receivables Purchase Agreement"), among Sanmina-SCI Magyarorszag Elektronikai Gyarto Kft and the Mexican Originator, as Originators, Sanmina-SCI Corporation, Sanmina-SCI UK Ltd. and Sanmina-SCI Israel Medical Systems Ltd, as Servicers, the several banks and other financial institutions or entities from time to time parties thereto, as Purchasers, and Deutsche Bank AG, New York Branch, as Administrative Agent.

        Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in Receivables Purchase Agreement. The opinions expressed below are furnished to you pursuant to subsection 4.1(g)(ii) of the Receivables Purchase Agreement.

        In connection with the opinions expressed below, we have reviewed executed copies of:

            (i)  the Receivables Purchase Agreement;

           (ii)  the Collateral Assignment Agreement dated as of September 21, 2007;

          (iii)  the Closing Certificate of the Mexican Originator dated September 21, 2007, together with the attachments thereto;

          (iv)  the Collateral Account Agreement dated as of September 21, 2007;

           (v)  the Mexican process agent appointment dated September 14, 2007;

          (vi)  the form of Mexican Deed of Assignment and the related form of notification attached to the Deed of Assignment to IBM de Mexico Comercializacion y Servicios S.A. de C.V. ("IBM"); to Lenovo (Singapore) PTE Ltd ("Lenovo"); to IBM Corporation; and to IBM Singapore PTE Ltd; and

         (vii)  all such other documents, agreements and instruments, and such laws, rules and regulations as we have deemed relevant or appropriate in connection with the giving of this opinion (items (i) through (vi) being the "Transaction Documents").

        In so acting, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates or comparable documents of officers and representatives of the Mexican Originator, or of public officials, and have made such inquiries of such officers and representatives and have conducted such other investigations of fact and law as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

        We have assumed the following for purposes of rendering the opinions set forth herein:

        The genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the completeness and conformity with authentic original documents of all documents submitted to us as copies, and that all documents, books and records made available to us by the Transaction Parties are accurate and complete.

        That there are no agreements or understandings between or among the Transaction Parties, Administrative Agent, Purchasers or third parties which would expand, modify or otherwise affect the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder and that the Transaction Documents correctly and completely set forth the intent of all parties thereto.

        That the Transaction Documents have been duly authorized, executed and delivered by Administrative Agent and Purchasers to the extent Administrative Agent or Purchasers are contemplated to be a party thereto and that each of Administrative Agent and each Purchaser has full power, authority and legal right to enter into and perform the terms and conditions of the Transaction Documents to be performed by Administrative Agent or such Purchaser and that each Transaction Document to which Administrative Agent or such Purchaser is a party constitutes a legal, valid and binding obligation of Administrative Agent or such Purchaser, as applicable, enforceable against it in accordance with its terms.

        As used in this opinion, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Transaction Parties in connection with the Purchase Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Transaction Parties or the rendering of the opinions set forth below.

        We express no opinion as to any laws other than the laws of Mexico and we have assumed that there is nothing in any other law that affects our opinion, which is delivered based upon Mexican law applicable as of the date hereof. In particular, we have made no independent investigation of the laws of the United States of America or any state thereof as a basis for the opinions stated herein and do not express or imply any opinion on or based on such laws.

        Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

          1.     The Mexican Originator is a corporation ("sociedad anónima de capital variable") duly organized and validly existing under the laws of Mexico and has the power and authority to execute, deliver and perform each of the Transaction Documents to which it is a party.

          2.     The execution and delivery of each Transaction Document to which the Mexican Originator is a party, and the giving of the Notification, and the performance by the Mexican Originator of its obligations under each such instrument and the Notification, have been duly authorized by all necessary corporate action and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws (estatutos sociales) of the Mexican Originator or, to the best of our knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding on the Mexican Originator or any other agreement, contract or instrument to which the Mexican Originator is party or by which it or any of its property or assets is bound, or result in the creation or imposition of any Lien on any asset of the Mexican Originator, other than a Lien created pursuant to and in accordance with the Transaction Documents.

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          3.     Each of the Transaction Documents to which the Mexican Originator is a party has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Mexican Originator, enforceable against the Mexican Originator in accordance with its terms.

          4.     nder Mexican law, upon the execution of each Mexican Deed of Assignment before a Mexican notary public and the delivery of a notification to the Eligible Buyer before a notary public or before two witnesses, (i) the transfer of the Scheduled Receivables contemplated thereunder by the Mexican Originator to the Administrative Agent will constitute a valid, binding and enforceable transfer of ownership of such Scheduled Receivables by the Mexican Originator to the Administrative Agent pursuant to the terms thereof, and (ii) following such transfer, the Scheduled Receivables will not constitute property or rights of the Mexican Originator, but instead will be the property of the Administrative Agent, free and clear from any third party rights or claims. As a result of the foregoing, assuming the Mexican Originator was not insolvent or in a "concurso mercantil" status on the date of each Mexican Deed of Assignment, each transfer of Scheduled Receivables by the Mexican Originator to the Administrative Agent will be a perfected transfer which may not be set aside or invalidated at the instigation of any creditor or Governmental Authority.

          5.     No authorization or approval, consent, approval, license, authorization or validation or other action by, or notice to, recordation or registration or filing with, any Governmental Authority of Mexico is required for the execution, delivery and performance by the Mexican Originator of the Transaction Documents to which it is a party. No authorization or approval or other action by, or notice to or filing with, any Governmental Authority of Mexico is required for the validity or enforceability of the rights and remedies of the Administrative Agent in the Scheduled Receivables against the Mexican Originator or any third parties.

          6.     To the best of our knowledge, there is no action, suit or proceeding pending against, threatened against or affecting the Mexican Originator before any Governmental Authority or any court or arbitral tribunal in which there is a reasonable likelihood of an adverse decision which could have a material adverse effect on the business, financial condition or results of operations of the Mexican Originator or which in any manner draws into question the validity or enforceability of the Transaction Documents.

          7.     The making and performance by the Mexican Originator of the Transaction Documents to which it is party constitute private and commercial acts rather than public or governmental acts. Neither the Mexican Originator nor any of its property has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under any applicable law in respect of its obligations under the Transaction Documents.

          8.     The instructions to be given by the Mexican Originator to IBM de México Comercialización y Servicios S.A. de C.V.; or to Lenovo (Singapore) PTE Ltd.; or to IBM Corporation; or to IBM Singapore PTE Ltd. in a Notification, pursuant to a duly executed and delivered Mexican Deed of Assignment will be, binding on the Mexican Originator, irrevocable by the Mexican Originator and effective upon delivery of such instructions in the presence of a Mexican notary public for the purposes stated therein. The delivery of the Notification upon each sale of Scheduled Receivables is the only act required of the Mexican Originator, and no authorization is required from any Mexican authorities, to permit the payments to the Administrative Agent in accordance with the Notification and for the transfer of the Scheduled Receivables on any Purchase Date.

          9.     The payment obligations of the Mexican Originator under the Receivables Purchase Agreement are, and will at all times be, direct and unconditional general obligations of the Mexican Originator, and rank, and will at all times rank, in right of payment and otherwise at least

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  pari passu with all other unsecured Indebtedness of the Mexican Originator, whether now existing or hereafter outstanding, except for such Indebtedness as would, by virtue only of the law in force in Mexico, be preferred in the event of its bankruptcy, winding up, dissolution or liquidation.

          10.   The choice of New York law as the governing law of the Receivables Purchase Agreement, the Collateral Assignment Agreement and the Collateral Agency Agreement is, under the laws of Mexico, a valid, effective, irrevocable and binding choice of law. The choice of Mexican law to govern the Mexican Deed of Assignment is, under the laws of Mexico, a valid, effective and irrevocable choice of law.

          11.   The submission to the jurisdiction of the United States Court for the Southern District of New York and any New York State court by the Mexican Originator under the Receivables Purchase Agreement is a valid submission to jurisdiction under Mexican law, as to which Mexican courts would give effect. All formalities required in Mexico for the validity and enforceability of the Transaction Documents have been accomplished, and no further notarization is required and no taxes are required to be paid, for the validity and enforceability thereof, except for the notarization contemplated in paragraph 4 herein.

          12.   The courts of Mexico will recognize as valid, and will enforce, any final and conclusive judgment for a monetary claim obtained in a court of the State of New York or a Federal court of the United States for the Southern District of New York against the Mexican Originator, subject to the qualifications set forth herein.

          13.   A final judgment rendered by a court of competent jurisdiction in New York pursuant to a legal action instituted before such courts in connection with the Receivables Purchase Agreement, would be enforceable against the Mexican Originator in the competent courts of Mexico, pursuant to Article 1347-A of the Commerce Code, which provides, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided, that:

              (i)  such judgment is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the Receivables Purchase Agreement;

             (ii)  such judgment is strictly for the payment of a certain sum of money, based on an in personam(as opposed to an in rem) action;

            (iii)  the judge or court rendering the judgment was competent to hear and judge on the subject matter of the case in accordance with accepted principals of international law that are compatible with Mexican law;

            (iv)  service of process is made personally on the defendant or on its duly appointed process agent;

             (v)  such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

            (vi)  the applicable procedure under the laws of Mexico with respect to the enforcement of foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

           (vii)  the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties, pending before a Mexican court;

          (viii)  such judgment is final in the jurisdiction where obtained; and

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            (ix)  the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforvcement of Mexican judgments in such jurisdiction.

          14.   The power-of-attorney of the Mexican Originator to Corporation Service Company as Process Agent has been duly made before a notary public and constitutes valid a power-of-attorney under the laws of Mexico.

          15.   It is not necessary under the laws of Mexico (i) in order to enable any party to enforce its rights under the Transaction Documents or (ii) solely by reason of the execution, delivery or performance of the Transaction Documents, that any of the parties be licensed, qualified or entitled to carry on business in Mexico.

          16.   Other than the following, there are no Mexican Taxes on or by virtue of the execution, delivery and performance of the Transaction Documents related to the Mexican Originator. Payments to be made by the Mexican Originator under the Transaction Documents will be subject to the following Mexican Taxes:

              (i)  Payments made according to section 2.5 (c) of the Receivables Purchase Agreement are deemed as interest payments for Mexican tax purposes according to Article 195 of the Mexican Income Tax Law, in the understanding that these payments are effectively regarded as a "commitment fee" ("comisión por apertura"). Provided that the beneficial owners of such interest payments comply with the requirements set forth in Article 195, Section I of the Mexican Income Tax law, the rules thereunder and any administrative regulations thereunder, the applicable income tax rate will be 4.9%, which must be withheld by the Mexican Originator.

             (ii)  Payments according to section 2.6 of the Receivables Purchase Agreement are deemed as interest payments for Mexican tax purposes according to Article 195 of the Mexican Income Tax Law. Provided that the beneficial owners of such interest payments comply with the requirements set forth in Article 195, Section I of the Mexican Income Tax law, the rules thereunder and any administrative regulations thereunder, the applicable income tax rate will be 4.9%, which must be withheld by the Mexican Originator.

            (iii)  Any other payment made by the Mexican Originator according the Receivables Purchase Agreement, which is considered or assimilated to interest under current law will be subject to Mexican income tax. Provided that the beneficial owners of such interest payments comply with the requirements set forth in Article 195, Section I of the Mexican Income Tax law, the rules thereunder and any administrative regulations thereunder, the applicable income tax rate will be 4.9%, which must be withheld by the Mexican Originator.

            (iv)  Payments made according to section 2.9 of the Receivables Purchase Agreement, are considered indemnity payments for Mexican tax purposes according to Article 206, section III, of the Mexican Income Tax Law. The applicable income tax rate for these payments is 30% on the gross amount of the indemnity paid, which must be withheld by the Mexican Originator.

        The opinions set forth above are subject to the following exceptions, qualifications, limitations, comments and additional assumptions:

          (a)   Our opinions are limited to laws of Mexico and we express no opinion as to the laws of any other jurisdiction.

          (b)   The enforceability of the Transaction Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, concurso mercantil or other laws relating to, affecting or limiting the enforcement of creditors' rights generally.

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          (c)   In any proceedings brought before the courts of Mexico for the enforcement of (i) the Transaction Documents, or (ii) any judgment related to the Transaction Documents obtained in a foreign jurisdiction against the Mexican Originator, a Mexican court would apply Mexican procedural law in such proceedings.

          (d)   The taking of possession, entry, removal, sale, transfer or other disposition of property or similar action may not be made in Mexico without judicial intervention after the defendant is given the right to be heard and defeated in court.

          (e)   We express no opinion as to the legality, validity, binding nature, perfection or enforceability of clause 9.16 of the Receivables Purchase Agreement.

          (f)    The remedies of the Administrative Agent under the Transaction Documents may not, depending on the procedural situation at the time, be available concurrently or cumulatively.

          (g)   Provisions in the Transaction Documents granting discretionary authority to a party thereto, cannot be exercised in a manner inconsistent with relevant facts nor defeat any requirement from a competent authority to produce satisfactory evidence as to the basis of any determination; in addition, any notice or certificate purporting to be conclusive and binding may be contested in a Mexican court by the party in respect of which it purports to be conclusive and binding.

          (h)   Although the obligations of the Mexican Originator to make payments in Dollars outside of Mexico are valid, it should be noted that pursuant to Article 8 of the Monetary Law (Ley Monetaria de los Estados Unidos Mexicanos) of Mexico, if collection of amounts payable by any the Mexican Originator in foreign currency under the Transaction Documents is sought in Mexico, Mexican courts might render a judgment in Mexican currency or, if such judgment is rendered in foreign currency but payable in Mexico, such judgment may be discharged in Pesos at the rate of exchange in effect at the date when payment is made, as determined by the Central Bank of Mexico (Banco de México). Thus, we express no opinion as to the enforceability of clause 9.14 of the Receivables Purchase Agreement.

          (i)    In the event that any legal proceeding is brought in the courts of Mexico, a Spanish translation (prepared by a court-approved translator) of the Transaction Documents which are executed in the English language must be filed in such proceedings and would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

          (j)    Any increase on the obligations of the Mexican Originator not specifically agreed to in writing may not be enforceable in Mexico.

          (k)   Public rights, such as the right to seek compensation in court or the right to appear in a suit, may not be waived under Mexican law. Notwithstanding the foregoing, the parties are free to agree to defer their exercise of their public rights.

          (l)    Proceedings brought before the courts of Mexico may become barred under statutes of limitation or may become subject to defenses or set-off or counter claim.

          (m)  Any provision in the Transaction Documents to the effect that invalidity and illegality of any part thereof will not invalidate the remaining obligations of the corresponding Transaction Document may be unenforceable in Mexico to the extent that such provision constitutes an essential element of such Transaction Document.

        This opinion is given solely for your benefit, a copy of this letter may be delivered by any of you to any Person that becomes a Purchaser in accordance with the provisions of the Receivables Purchase

6

Agreement. Any such Purchaser may rely on the opinions expressed above as if this letter were addressed and delivered to such Purchaser on the date hereof.

        Sanmina-SCI Corporation is authorized to make available to its external auditors this opinion solely as evidential matter in support of their evaluation of management's assertion that the transfer of the receivables meets the isolation criterion of the United States of America's FASB Statement No. 140. In authorizing to make a copy of this opinion available to auditors for such purpose, we are not undertaking or assuming any duty or obligation to such auditors or establishing any lawyer-client relationship with them. Further, we do not undertake or assume any responsibility with respect to financial statements. This opinion has been prepared solely to address legal, and not accounting, issues raised by the transactions contemplated herein and that certain terminology used herein may or may not have the same technical meaning as would be ascribed to such terms in Mexican accounting rules or accounting rules of other jurisdictions. We express no opinion relating to any accounting rules, including but not limited to any Mexican Financial Information Rules (Normas de Información Financiera) and United States of America's FASB statements.

Very truly yours,
Baker & McKenzie Abogados, S.C.

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EXHIBIT D

KÖVES CLIFFORD CHANCE OPINION LETTER
ISSUED IN CONNECTION WITH
A REVOLVING TRADE RECEIVABLE PURCHASE
AGREEMENT BETWEEN, INTER ALIA, SANMINA-SCI
MAGYARORSZÁG ELEKTRONIKAI GYÁRTÓ KFT.
AND
DEUTSCHE BANK AG NEW YORK

Draft 1: 13 September 2007

To: Deutsche Bank AG New York, as Administrative Agent, Deutsche Bank Trust Company Americas as Collateral Agent and the Purchasers being party to the Trade Receivables Purchase Agreement on the date of this Opinion Letter.

Dear Sirs,

        We have been asked by Sanmina-SCI Corporation to provide advice in connection with the transactions contemplated in (i) the Revolving Trade Receivables Purchase Agreement between, inter alia, Sanmina-SCI Magyarország Elektronikai Gyártó Kft. (the "Originator") and Deutsche Bank AG New York dated [    •    ]September 2007 (the "Trade Receivables Purchase Agreement") and (ii) a trade receivables assignment agreement governed by Hungarian law between Sanmina-SCI Magyarország Elektronikai Gyártó Kft. and Deutsche Bank AG New York (to be executed from time to time substantially in the form provided in Exhibit N of the Trade Receivables Purchase Agreement) (the "Hungarian Receivables Assignment Agreement"). This opinion is furnished to you at the request of Sanmina-Sci Corporation pursuant to Section 4 (1)(g)(iii) of the Trade Receivables Purchase Agreement.

1.
INTRODUCTION

1.1
Transaction Documents

  The opinions given in this Opinion Letter relate to the following documents (each a "Transaction Document" and collectively referred to as "Transaction Documents "):

  1.1.1
  the Trade Receivables Purchase Agreement;

  1.1.2
  the Hungarian Receivables Assignment Agreement;

  1.1.3
  the Collateral Assignment Agreement; and

  1.1.4
  the Collateral Account Agreement.

1.2
Interpretation

1.2.1
Terms defined or given a particular construction in the Trade Receivables Purchase Agreement have the same meaning in this Opinion Letter unless a contrary indication appears.

1.2.2
Headings in this Opinion Letter are for ease of reference only and shall not affect its interpretation.

1.2.3
Save where the context otherwise requires, references in this Opinion Letter to a paragraph number shall be reference to such numbered paragraph in this Opinion Letter.

1.3
Legal Review

  For the purpose of issuing this Opinion Letter we have reviewed only the documents and completed only the searches and enquiries referred to in Schedule 1 (Documents and Enquiries) to this Opinion Letter.

1.4
Applicable Law

  This Opinion Letter and the opinions given in it are governed by Hungarian law and relate only to Hungarian law as applied by the Hungarian courts as at today's date. We express no opinion in this Opinion Letter on the laws of any other jurisdiction.

1.5
Assumptions and Reservations

  The opinions given in this Opinion Letter are given on the basis of the assumptions set out in Schedule 2 (Assumptions) and are subject to the reservations set out in Schedule 3 (Reservations) to this Opinion Letter. The opinions given in this Opinion Letter are strictly limited to the matters stated in paragraph 2 (Opinions) and do not extend to any other matters.

2.
OPINIONS

  We are of the opinion that:

2.1
Corporate Existence

  The Originator is a limited liability company ("Korlátolt Felelelõsségû Társaság"), duly incorporated and validly existing under the laws of Hungary and according to the information obtained from the company extract referred to in Section 2 of Schedule 1 (Documents and Enquiries), it is not under bankruptcy, liquidation or solvent final dissolution proceedings.

2.2
Power, Authority and Due Execution

2.2.1
The Originator has the capacity and corporate power to enter into, deliver, exercise its rights and perform its obligations under the Transaction Documents.

2.2.2
All corporate action required by law to authorise the due execution and delivery by the Originator of each of the Transaction Documents and the exercise by it of its rights and the performance by it of its obligations under the Transaction Documents has been duly taken provided that after the date of this Opinion Letter the counterparty of the underlying supply agreement will be notified by the Originator about the transaction contemplated by the Hungarian Receivables Assignment Agreement each time such agreement is executed.

2.3
Legal, Valid, Binding and Enforceable Obligations

  The obligations of the Originator under each Transaction Document are legal, valid, binding and enforceable under the laws of Hungary.

2.4
No Conflict

  Neither the execution, nor the delivery by the Originator of the Transaction Documents nor the performance of it's obligations under the Transaction Documents conflict with any provision of any existing Hungarian law applicable to companies generally and with its Deed of Foundation.

2.5
Taxes on payments and sales

  All amounts payable by the Originator under the Transaction Documents may be made without deduction for or on account of any taxes imposed by or in Hungary. The sale of Scheduled Receivables contemplated by the Trade Receivables Purchase Agreement and the Hungarian Receivables Assignment Agreement is not a taxable sale or service subject to Hungarian value added tax.

2.6
No filing

  No filing, recording, notarisation or registration of the Transaction Documents with any court or other authority in the Republic of Hungary is required to ensure the legality, validity, enforceability or (subject to their official translation into the Hungarian language) admissibility in evidence of the Transaction Documents.

2.7
Registration Taxes

  No stamp duties, fees or other charges are payable in connection with the registration, execution and performance of the Transaction Documents in Hungary.

2.8
Licensed to Carry on Business

(a)
Subject to the assumption made under paragraph 4(b) of Schedule 2 (Assumptions) of this Opinion Letter it is not necessary (a) in order to enable any of the Administrative Agent, the Collateral Agent or the Purchasers to enforce its rights under the Transaction Documents or (b) by reason of the execution of any of the Transaction Documents or the performance of its obligations thereunder, that any of them should be licensed, qualified or otherwise entitled to carry on business in Hungary.

(b)
The Administrative Agent, the Collateral Agent or the Purchasers will not deemed to be resident, domiciled, carrying on business or subject to taxation in the Republic of Hungary by reason only of the execution, performance and/or enforcement of any of the Transaction Documents.

2.9
Governing Law and Jurisdiction

  The application of the laws of the State of New York as the governing law of the Transaction Documents (other than the Hungarian Receivables Assignment Agreement) and the submission to the jurisdiction of any State or Federal Court in the Borough of Manhattan, City and State of New York by the Company is a valid choice of law and jurisdiction.

2.10
Enforcement of foreign judgements

  A judgement obtained in any State or Federal Court in the Borough of Manhattan, City and State of New York in proceedings in relation to the Transaction Documents should be recognised and enforced by a Hungarian court, insofar as such judgement is not contrary to public policy in Hungary and complies with the requirements relating to the form and content of foreign judgements as set out in Hungarian law.

2.11
Immunity

  In any proceedings taken in the Hungary in relation to the Transaction Documents, the Originator will not be entitled to claim immunity from suit, execution or other legal process for itself or any of its assets.

2.12
Further Acts

  No further acts, conditions, authorisations, approvals, consents, licences, exemptions and other requirements of governmental, judicial and public bodies and authorities of or in Hungary are required under the relevant Hungarian law applicable for financing transactions to be done, fulfilled or obtained in Hungary in order to enable the Originator to lawfully to enter into, exercise its rights or perform its obligations under any of the Transaction Documents or to make any of the Transaction Documents admissible in evidence in Hungary.

2.13
True Sale

  Subject to the discussion relating to such transfer in Schedule 3 (Reservations) to this Opinion Letter, we are of the opinion that:

  2.13.1
  the assignment of the Scheduled Receivables identified in the relevant Purchase Notice as contemplated by the Hungarian Receivables Assignment Agreement will, upon the payment of the purchase price therefore and the consummation of the transactions contemplated by the Hungarian Receivables Assignment Agreement, and insofar as they came into existence prior to commencement of liquidation proceedings ("felszámolási eljárás") or bankruptcy proceedings ("csõdeljárás") in relation to the Originator, be recognized in Hungary as being effective to transfer legal title to such Scheduled Receivables from the Originator to the Administrative Agent under the Hungarian Receivables Assignment Agreement; and

  2.13.2
  in any bankruptcy proceedings or liquidation proceedings of the Originator in accordance with the provisions of Act No. IL of 1991 on Bankruptcy and Liquidation Proceedings (the "Bankruptcy Act"), commencing following such sale of the Scheduled Receivables identified in the relevant Purchase Notice pursuant to the Hungarian Receivables Assignment Agreement, neither the creditors of the Originator nor any liquidator ("felszámoló") or bankruptcy trustee ("vagyonfelügyelõ")of the Originator will be able to contest successfully the validity of such sale or avoid or have set aside the assignment by the Originator pursuant to the Hungarian Receivables Assignment Agreement of the Scheduled Receivables identified in the relevant Purchase Notice.

3.
LIMITS OF OPINION

  We express no opinion as to any liability to tax, which may arise or be suffered as a result of or in connection with the Transaction Documents other than as mentioned in paragraph 3.4 (Taxes on payment and sales) and 3.6 (Registration Taxes) above.

4.
ADDRESSEES AND PURPOSE

  This Opinion Letter is addressed to and is solely for the benefit of the addressees hereof in relation to the transactions contemplated by the Trade Receivables Purchase Agreement and the Hungarian Receivables Assignment Agreement and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by the addressee hereof for any other purpose. In authorising such disclosure, we are not undertaking any duty or obligation to such persons or any responsibility with respect to the financial statements of the addressee or any of its affiliates.

Yours faithfully

Dr. Péter Köves
Köves Clifford Chance Ügyvédi Iroda

SCHEDULE 1
Documents and Enquiries

1.
DOCUMENTS

  We have reviewed only the following documents for the purposes of this Opinion Letter.

  (a)
  An executed copy of the Trade Receivables Purchase Agreement.

  (b)
  The form of the Hungarian Receivables Assignment Agreement.

  (c)
  An executed copy of the Collateral Assignment Agreement dated [    ] September 2007.

  (d)
  An executed copy of the Collateral Account Agreement dated [    ] September 2007.

  (e)
  An executed copy of the resolution of the sole quotaholder of the Originator dated [    ] September 2007.

  (f)
  A company extract of the Originator dated [    ] September 2007.

2.
SEARCHES AND ENQUIRIES

  We have undertaken only the following searches and enquiries for the purposes of this Opinion Letter:

  (a)
  An enquiry on the internet (website: "www.microsec.hu") was made on [    ] September 2007 with respect to the company extract of the Originator.

  (b)
  An enquiry on the internet (website: www.pszaf.hu) was made on [    ] September 2007 with respect to the passporting license of the Administrative Agent being party to the Trade Receivables Purchase Agreement on the date of this Opinion Letter.

SCHEDULE 2
Assumptions

We have not been concerned with investigating or verifying the accuracy of any facts, representations or warranties set out in any of the Transaction Documents (with the exception of those matters on which we have herein specifically and expressly given our opinion). To the extent that the accuracy of such facts, representations and warranties not so investigated or verified is relevant to the contents of this Opinion Letter, we have assumed that such facts, representations and warranties are correct.

Where an assumption is stated to be made in this Opinion Letter, we have not made any investigation with respect to the matters that are the subject of such assumption.

The opinions in this Opinion Letter have been made on the following assumptions.

1.
VALIDITY

(a)
Each of the Transaction Documents (other than the Hungarian Receivables Assignment Agreement) is valid under the law of the State of New York.

(b)
The obligations expressed to be assumed by the Originator under each of the Transaction Documents (other than the Hungarian Receivables Assignment Agreement) constitute its legal, valid, binding and enforceable obligations under the law of the State of New York.

2.
ORIGINAL AND GENUINE DOCUMENTATION

(a)
All signatures, stamps and seals are genuine, all original documents are authentic and all copy documents are complete and conform to the originals.

(b)
There have been no changes or amendments to the Transaction Documents and any other document listed in Schedule 1 (Documents and Enquiries).

3.
PARTIES OTHER THAN THE ORIGINATOR

(a)
Each party to any of the documents listed in Schedule 1 (Documents and Enquiries) (other than the Originator) has the requisite capacity, power, authority to enter into and to exercise its rights and to perform its obligations thereunder and the application of the law of the State of New York and the submission by such parties to the jurisdiction of the courts of any State or Federal Court in the Borough of Manhattan, City and State of New York is a valid choice of law and jurisdiction in respect of the Transaction Documents (other than the Hungarian Receivables Assignment Agreement).

(b)
Each party to any of the of the documents listed in Schedule 1 (Documents and Enquiries) (other than the Originator) has been duly authorised by and duly executed by or on behalf of each of the parties thereto.

(c)
Each of the Scheduled Receivable to which a Hungarian Receivables Assignment Agreement relates is a legal, valid and binding obligation of the counterparty of the underlying supply agreement.

4.
APPROVALS AND CONSENTS

(a)
The consent, licence, approval or authorisation of, or notification to, any person, which is required in relation to the execution and delivery of the Transaction Documents and the performance and observance of the terms thereof by the parties, has been obtained at the date of this Opinion Letter.

(b)
The Administrative Agent duly passported its respective license to Hungary, which is required in relation to the execution and delivery of the Hungarian Receivables Assignment Agreement and the performance and observance of the terms thereof by the parties.

5.
TRANSACTIONS

(a)
In respect of the Transaction Documents and each of the transactions contemplated by, referred to in, provided for or effected by the Hungarian Receivables Assignment Agreement:

(i)
each of the parties thereto entered into the same in good faith and for the purpose of carrying on its business;

(ii)
each of the parties thereto entered into the same on arms' length commercial terms; and

(iii)
each of the parties thereto are not seeking to achieve any purpose not apparent from the Transaction Documents which would have the effect of rendering the Transaction Documents illegal or void

(iv)
each of the parties thereto had reasonable grounds for believing that the same would benefit such party.

(b)
Immediately prior to the execution and delivery of the relevant Purchase Notice the Originator will be the legal and beneficial owner of the Scheduled Receivable the subject thereof;

(c)
Immediately prior to the execution and delivery of a Hungarian Receivables Assignment Agreement, all rights, title and interest in the subject matter which it is contemplated be transferred thereby will be free and clear of all encumbrances or security interests.

6.
OTHER DOCUMENTS

(a)
Save for those listed in Schedule 1 (Documents and Enquiries), there is no other agreement, instrument or other arrangement between any of the parties which modifies, supersedes or in contradiction with the Hungarian Receivables Assignment Agreement and the Trade Receivables Purchase Agreement.

(b)
All facts set forth in official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate.

7.
OTHER LAWS

(a)
All acts, conditions or things required to be fulfilled, performed or effected in connection with the Transaction Documents under the laws of any jurisdiction other than Hungary have been duly fulfilled, performed and effected.

(b)
Without prejudice to the fact that this opinion relates only to Hungarian law, there is no law in any other jurisdiction which would render any of the opinions set out in this Opinion Letter inaccurate, materially or at all.

SCHEDULE 3
Reservations

The opinions in this Opinion Letter are subject to the following reservations.

1.
BANKRUPTCY/INSOLVENCY

(a)
The bankruptcy trustee has the right to challenge contracts concluded or legal declarations made by the bankrupt company within one year of the date preceding the commencement date of the bankruptcy proceedings or at any time thereafter, if the subject matter of such contract or legal declaration is (A) a free asset transfer by the insolvent company; (B) an undertaking by the insolvent company in respect of its assets for no consideration; or (C) an arrangement resulting in evidently disproportional benefit in value to the contracting party;

(b)
Any creditor of an insolvent company or the liquidator has the right to challenge transactions concluded by such insolvent company which is of a type falling under any of the criteria set out under subparagraph (i)-(iii) below. The persons referred to above have the right to challenge such transactions within 90 days from the date of becoming aware of the existence of such transactions, but in any event within one year from the date of publication of a court order relating to the commencement of the liquidation proceedings. The types of transactions open to challenge are the following:

(i)
Contracts concluded or legal declarations made by the insolvent company within five years of the date preceding the date when a competent court received a petition for the initiation of liquidation proceedings or at any time thereafter, if such contract or legal declaration resulted in the decrease in the value of the insolvent company's assets, and the intent of the insolvent company was to defraud any or all of the creditors, and the contracting party, or beneficiary of the legal declaration had or should have had knowledge of such intent;

(ii)
Contracts concluded or legal declarations made by the insolvent company within two years of the date preceding the date when a competent court received a petition for the initiation of liquidation proceedings or at any time thereafter, if the subject matter of such contract or legal declaration is (A) a free asset transfer by the insolvent company; (B) an undertaking by the insolvent company in respect of its assets for no consideration; or (C) an arrangement resulting in evidently disproportional benefit in value to the contracting party;

(iii)
Contracts concluded or legal declarations made by the insolvent company within ninety days of the date preceding the date when a competent court received a petition for the initiation of liquidation proceedings or at any time thereafter, if the subject matter of such contract or legal declaration is to grant preference to any one creditor, in particular an amendment of an existing contract for the benefit of such creditor, or provision of collateral to an unsecured creditor.

(c)
The liquidator, acting on behalf of the insolvent company, is entitled to seek to recover within the time periods referred to in paragraph 1(b) above, any service rendered by the insolvent company within 60 days of the date preceding the date when a competent court received a petition for the initiation of liquidation proceedings or at any time thereafter, if the provision of such service resulted in a preference to any one creditor and was not made in its normal course of business. In particular payment of a debt prior to its original maturity is considered as granting preference a creditor.

(d)
Any provision of the Hungarian Receivables Assignment Agreement, which confers, purports to confer or waives a right of set-off or similar right may be ineffective against a liquidator or creditor.

(e)
The relevant public records do not contain information with respect to whether any steps have been taken by any person to initiate the commencement of a bankruptcy, liquidation or final solvent dissolution proceedings of a company. Such information only appears after the competent court issues a final and non-appealable order to this effect. Therefore it is not possible to determine on the basis of searches of public registers whether any such steps have been taken or whether any such court order has been made in relation to a company. In particular, notice of these matters may not yet have been filed with the Court of Registration (or if filed, may not yet be publicly available).

2.
SANCTIONS

  If any party to Transaction Documents is controlled by a person or is itself incorporated in the laws of a country which is subject of United Nations or European Union sanctions, as implemented, the obligations of the Originator to such party may be unenforceable or void.

3.
ENFORCEMENT OF A JUDGEMENT

(a)
Hungarian courts will enforce a final and non-appealable judgement by any State or Federal Court in the Borough of Manhattan, City and State of New York with respect to property (including money) claims only in cases where:

(i)
the jurisdiction of the court or authority is found to be legitimate under Hungarian legal rules concerning jurisdiction; and

(ii)
the jurisdiction of such foreign court was stipulated by the parties in the manner prescribed by Hungarian conflicts law.

(b)
The judgements of foreign courts are recognised under Hungarian law except where:

(i)
the recognition of the decision would violate Hungarian public policy;

(ii)
the foreign court would not have had competence under its own laws to proceed against its own citizen (including legal entities) in a similar matter;

(iii)
the party against whom the decision was made did not attend the proceedings in person or by way of a representative because the summons, statement of claim or other document on the basis of which the proceedings were initiated was not properly served at his domicile or residence or in a timely fashion in order to allow adequate time to prepare his defence;

(iv)
the decision was based on the findings of proceedings which seriously violated the basic principles of Hungarian procedural rules;

(v)
(a) a final judgment with respect to the same legal matter and factual background between the same parties has been rendered by a Hungarian court or other authority or (b) proceedings have commenced with respect to the same legal matter and factual background between the same parties before a Hungarian court or other authority prior to the commencement of the foreign proceedings; or

(vi)
the Hungarian court or other authority has exclusive jurisdiction (for example, proceedings related to real estate located in Hungary).

(c)
In the event that any party to the Transaction Documents seeks to enforce its rights before the courts of Hungary, all relevant documents will have to be translated into Hungarian.

(d)
We express no opinion as to the enforceability of a foreign judgement arising from a lawsuit initiated after the Hungarian statue of limitations periods have elapsed.

4.
PUBLIC POLICY

  We are not aware of any principle of public policy in Hungary which is contradicted by the Transaction Documents, although it should be noted that it is not possible to express a precise and definitive view of the exact scope of Hungarian public policy at any particular time.

5.
PERFORMANCE OR REGISTRATION OUTSIDE HUNGARY

(a)
Where any obligations of any person are to be performed in any jurisdiction outside of Hungary, such obligations may not be enforceable under Hungarian law to the extent that such performance thereof would be illegal or contrary to public policy under the laws of such jurisdiction.

(b)
Where any filing or registration is required to be made outside Hungary in respect of any of the documents listed in Schedule 1 (Documents and Enquiries), this Opinion Letter shall not cover the effects of such filing or registration requirement on the validity, enforceability and effectiveness of such documents.

6.
OTHER QUALIFICATIONS

(a)
Where any party to an agreement is vested with discretion or may determine a matter in its sole opinion, Hungarian law requires that such discretion cannot be abused.

(b)
Claims under any of the Transaction Documents may be or become by law subject to defences of set-off or counter-claim.

(c)
The question as to whether or not any provision of the Hungarian Receivables Assignment Agreement which may be declared invalid may be severed from the other provisions thereof would be determined by a Hungarian court in its discretion; the severability of provisions of any agreement is generally accepted if the agreement so provides, but the invalidity of certain provisions may cause the entire agreement to be invalid.

(d)
If a judgement is obtained in a currency other than forint it is possible that it could only be enforced in Hungary in forints. In the event of any proceeding being brought in a Hungarian court in respect of a monetary obligation expressed to be payable in a currency other than Hungarian forints, a Hungarian court may give judgement as an order to pay the Hungarian forints equivalent of such currency at the time of actual payment of the debtor. Furthermore, with respect to a bankruptcy, insolvency, or solvent final dissolution, Hungarian law requires that all claims or debts be converted to equivalent Hungarian forints amount.

EXHIBIT E

September 21, 2007

Deutsche Bank AG New York,
    as Administrative Agent
60 Wall Street
New York, NY 10005

and Purchasers (as defined below)

        Re:    Revolving Trade Receivables Purchase Agreement

Ladies and Gentlemen:

        We have acted as special counsel to Sanmina-SCI Magyarorszag Elektronikai Gyarto Kft, a limited liability company incorporated under the laws of the Republic of Hungary ("Sanmina Hungary"), Sanmina-SCI Systems de Mexico S.A. de C.V., a sociedad anonima de capital variable organized and existing under the laws of the United Mexican States ("Sanmina Mexico"), Sanmina-SCI Corporation, a Delaware corporation ("Sanmina-SCI"), Sanmina-SCI UK Ltd., a company organized and existing with limited liability under the laws of England and Wales ("Sanmina U.K."), and Sanmina-SCI Israel Medical Ltd., a [company] formed under the laws of Israel ("Sanmina Israel"), in connection with the execution and delivery of the Revolving Trade Receivables Purchase Agreement, dated as of September [21], 2007 (the "Purchase Agreement"), with the several banks and other financial institutions or entities from time to time parties to the Purchase Agreement ("Purchasers") and Deutsche Bank AG New York, as administrative agent (in such capacity, the "Administrative Agent"). This opinion is rendered to you pursuant to Section 4.1(g)(i) of the Purchase Agreement. All capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement. Sanmina Hungary, Sanmina Mexico, Sanmina U.K. and Sanmina Israel are sometimes referred to herein as the "Sanmina Subsidiaries" and each a "Sanmina Subsidiary." The Sanmina Subsidiaries and Sanmina-SCI are sometimes referred to herein as the "Transaction Parties" and each a "Transaction Party."

        In rendering the opinions expressed below, we have examined executed originals or copies of the following documents:

  (a)
  the Purchase Agreement;

  (b)
  the Guarantee, dated as of the date hereof (the "Guarantee"), executed by Sanmina-SCI in favor of Administrative Agent and the Purchasers;

  (c)
  the Collateral Assignment Agreement, dated as of the date hereof (the "Collateral Assignment Agreement"), by and among Sanmina Mexico, Sanmina Hungary and Administrative Agent;

  (d)
  the Collateral Account Agreement, dated as of the date hereof (the "Collateral Account Agreement"), by and among Sanmina Mexico, Sanmina Hungary and the Administrative Agent;

  (e)
  the certificate of incorporation and bylaws of Sanmina-SCI, each as amended to date;

  (f)
  records of proceedings of the Board of Directors of Sanmina-SCI during or by which resolutions were adopted relating to matters covered by this opinion;

  (g)
  (i) a certificate of the Secretary of State of the State of Delaware, dated September 10, 2007, with respect to the standing of Sanmina-SCI as a corporation incorporated under the laws of the State of Delaware; (ii) a Certificate of the Secretary of State of the State of California, dated September 10, 2007, with respect to the standing of Sanmina-SCI as a foreign corporation qualified to do business in the State of California; and (iii) a tax status certificate from the Franchise Tax Board of the State of California, dated September 10, 2007, with respect to the tax status of Sanmina-SCI;

  (h)
  the certificates of the Secretary and certain officers of the Transaction Parties as to certain factual matters;

  (i)
  each of the judgments and decrees expressly identified on Annex A hereto (the "Reviewed Judgments"); and

  (j)
  each of the documents listed on Annex B hereto (the "Reviewed Agreements").

        In addition, we have examined and relied upon such corporate records of the Transaction Parties as we have deemed necessary or appropriate for purposes of the opinions expressed below. We have also relied upon and obtained from public officials and officers of the Transaction Parties such other certificates and assurances as we consider necessary for the rendering of this opinion. The Purchase Agreement, the Guarantee, the Collateral Assignment Agreement and the Collateral Account Agreement are sometimes referred to herein as the "Transaction Documents."

        With your permission and without any verification by us, we have assumed the following for purposes of rendering the opinions set forth herein:

  (i)
  The genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

  (ii)
  That each party to any document that we have examined (other than Sanmina-SCI in connection with the Transaction Documents) has satisfied those requirements that are applicable to it to the extent necessary to make such document a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

  (iii)
  That (A) the representations and warranties as to factual matters made by the parties to the Transaction Documents and pursuant thereto are correct, (B) the representations and warranties made by officers of the Transaction Parties as to factual matters made in the certificates delivered in connection with the Transaction Documents are correct; and (C) the parties to the Transaction Documents have complied and will comply with their obligations under the Transaction Documents.

        As used in the opinions or statements set forth below, the expressions "to our knowledge," "known to us" or similar language with reference to matters of fact refer to the current actual knowledge of the attorneys of this firm who have rendered legal services in connection with the representation described in the first paragraph of this opinion letter. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Transaction Parties or the rendering of the opinions or statements set forth below. Furthermore, this opinion letter does not purport to encompass information which may have been communicated to any attorney in our firm who is a director or officer of Sanmina-SCI, solely by reason of such attorney's serving in such capacity.

        In rendering our opinion in paragraph 4 below as to the enforceability of the Transaction Documents to which a Sanmina Subsidiary is a party, we have assumed that each Sanmina Subsidiary is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, each of such Transaction Documents have been duly authorized, executed and delivered by such Sanmina Subsidiary and that each such Sanmina Subsidiary has the corporate power and authority to enter into the Transaction Documents to which it is a party and to perform the terms and conditions of such Transaction Documents to be performed by it. We understand that you are receiving a legal opinion as to such matters from: (a) Baker & McKenzie Abogados, S.C. as to Sanmina Mexico, and (b) Clifford Chance LLP as to Sanmina Hungary.

        On the basis of the foregoing and in reliance thereon, and based upon examination of such questions of law as we have deemed appropriate, and subject to the assumptions, exceptions, qualifications, and limitations set forth herein, we advise you that in our opinion:

  1.
  Sanmina-SCI is a corporation duly incorporated and validly under the laws of the State of Delaware and is in good standing under such laws. Sanmina-SCI is qualified to do business as a foreign corporation in the State of California.

  2.
  Sanmina-SCI has the corporate power to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations under the terms of the Transaction Documents to which it is a party.

  3.
  All corporate action on the part of Sanmina-SCI necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party, and the performance by Sanmina-SCI of its obligations under the Transaction Documents to which it is a party has been taken.

  4.
  Each of the Transaction Documents to which Sanmina-SCI is a party has been duly and validly executed and delivered by Sanmina-SCI. Each Transaction Document constitutes a valid and binding obligation of each Transaction Party which is a party thereto, enforceable against such Transaction Party in accordance with its terms.

  5.
  The execution and delivery by Sanmina-SCI of the Transaction Documents to which it is a party, the undertaking by Sanmina-SCI of the covenants set forth in Transaction Documents to which it is a party and the payment of any obligations by Sanmina-SCI pursuant to the terms of the Guarantee, do not (a) violate any provision of its certificate of incorporation or bylaws; (b) violate any applicable United States federal or California state law, rule or regulation known to us to be customarily applicable to transactions of this nature; (c) violate any Reviewed Judgment; or (d) violate or constitute a breach or default under any Reviewed Agreement.

  6.
  The execution and delivery by each Sanmina Subsidiary of the Transaction Documents to which it is a party, the undertaking by each Sanmina Subsidiary of the covenants set forth in Transaction Documents to which it is a party, do not (a) violate any applicable United States federal or California state law, rule or regulation known to us to be customarily applicable to transactions of this nature; (b) violate any Reviewed Judgment; or (c) violate or constitute a breach or default under any Reviewed Agreement.

  7.
  No consent, approval or authorization of, and no designation, declaration or filing with, any United States federal or California governmental authority on the part of any Transaction Party is required in connection with the valid execution or delivery by any Transaction Party of the Transaction Documents to which it is a party and the undertaking by any Transaction Party of the covenants set forth in the Transaction Documents to which it is a party.

        The opinions set forth above are subject to the following exceptions, qualifications, limitations, comments and additional assumptions:

  A.
  We are members of the bar of the State of California and the State of New York and we express no opinion as to any matter relating to laws of any jurisdiction other than the federal laws of the United States of America (but only to the extent applicable), the laws of the State of California (but only to the extent applicable, but excluding our opinion in paragraph 4 above as to valid and binding effect and enforceability of the Transaction Documents, referred to herein as the "enforceability opinion"), the State of New York (but only as to the enforceability opinion), the General Corporation Law of the State of Delaware (but only to the extent applicable), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction or whether the laws of any particular jurisdiction govern any aspect of the Transaction Documents. As you know, we are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to General Corporation Law of the State of Delaware are based solely on a review of the official statutes of the State of Delaware.

  B.
  We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, or (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

  C.
  We express no opinion as to the enforceability of any provision of the Transaction Documents (i) purporting to waive broadly or vaguely stated rights, unknown future defenses, rights to damages, or the benefits of other statutory, regulatory or constitutional rights that cannot be waived or, if they can be waived, cannot be waived prospectively; (ii) providing for a choice of venue; (iii) imposing penalties, forfeitures, liquidated damages, late charges, acceleration of future amounts due (other than principal) without appropriate discount to present value, prepayment charges, or increased interest rates upon default; or (iv) prescribing or varying rules of evidence, method or quantum of proof or other legal standards in a manner contrary to applicable statutes and rules of law.

  D.
  We express no opinion as to the enforceability of any provisions in the Transaction Documents (i) giving rights or remedies, or permitting the exercise of rights or remedies, in a manner not in compliance with applicable statutes and rules of law, (ii) providing that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, or that the election of some particular remedy does not preclude recourse to one or more other remedies, or (iii) providing for rights of set-off.

  E.
  We express no opinion as to the enforceability of indemnification and contribution provisions to the extent they may be subject to limitations of public policy and the effect of applicable statutes and rules of law.

  F.
  We express no opinion as to the applicability or effect of compliance or non-compliance by Administrative Agent or any Purchaser (or its agent) with any state, federal or other laws applicable to Administrative Agent or such Purchaser (or its agent) or to the transactions contemplated by the Transaction Documents because of the nature of its business, including its legal or regulatory status.

  G.
  In rendering the opinions set forth in paragraph 1 as to due incorporation, valid existence, good standing and qualification to do business, we have relied solely upon documents and certificates referenced in paragraphs (e) and (g) above.

  H.
  We express no opinion as to the creation, attachment, validity, perfection or priority of a security interest in any item of collateral or the necessity of making any filings or taking any other action in connection therewith.

  I.
  Our opinions are limited by the effect of statutes and rules of law protecting guarantors, including those (i) which may discharge a guarantor, if the beneficiary of the guaranty alters the obligation of a principal, fails to inform the guarantor of material information pertinent to the principal or any collateral, elects remedies that may impair the subrogation or reimbursement rights of the guarantor against the principal or the value of any collateral, fails to accord the guarantor the protections afforded a debtor under the New York Uniform Commercial Code, or otherwise takes any action which prejudices the guarantor, without obtaining consent of the guarantor, and (ii) relating to waivers or subordination by a guarantor of its rights against the principal or otherwise.

  J.
  We express no opinion as to the enforceability or legal effect of any provision of any Transaction Document purporting to reinstate, as against any obligor or guarantor, obligations or liabilities of such obligor which have been avoided or which have arisen from transactions which have been rescinded or the payment of which has been required to be returned by any court of competent jurisdiction.

  K.
  In rendering the opinion set forth in paragraphs 5 and 6 above concerning violations of and defaults under Reviewed Agreements and violations of Reviewed Judgments, we have relied solely upon an examination of the Reviewed Agreements and Reviewed Judgments in the forms provided to us by Sanmina-SCI. Our opinions in clauses (b) and (c) of paragraph 5 and clauses (a) and (b) of paragraph 6 above are intended to express our opinion that the execution and delivery by each Transaction Party of the Transaction Documents to which it is a party, the undertaking by each Transaction Party of the covenants set forth in Transaction Documents to which it is a party and the payment of any obligations by Sanmina-SCI pursuant to the terms of the Guarantee, do not violate any law, rule, or regulation of the State of California or United States federal law or any order, writ, judgment, decree, determination or award of any United States federal or California state governmental authority that a lawyer practicing in the State of California exercising customary professional diligence would reasonably recognize to be applicable to the Transaction Parties and the transactions contemplated by the Transaction Documents. We express no opinion regarding compliance or non-compliance (or the effect thereof) with any federal or state securities laws.

  L.
  With respect to our opinion in clause (d) of paragraph 5 and clause (c) of paragraph 6, we have assumed that the sales under the Purchase Agreement constitute sales under GAAP in the United States of America and each other applicable jurisdiction and true sales for legal purposes. We express no opinion as to whether the transfer of property described in Section 2.3 of the Purchase Agreement constitutes a loan secured by such property or a sale of such property or the effect on the property transferred by the Sanmina Subsidiaries pursuant to the Purchase Agreement of any bankruptcy or insolvency of any Originator. We understand that you are receiving true sale opinions with respect to such sales under the Purchase Agreement from Baker & McKenzie Abogados, S.C. and Clifford Chance LLP.

  M.
  This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We express no opinion as to the effect on Administrative Agent's or any Purchaser's (or its agent's) rights under the Transaction Documents of any statute, rule, regulation or other law which is enacted or becomes effective after, or of any court decision which changes the law relevant to such rights which is rendered after, the date of this opinion or the conduct of the parties following the closing of the contemplated transaction. In addition, in rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions mentioned herein be changed by legislative action, judicial decision or otherwise.

        This opinion is made with the knowledge and understanding that you (but no other person) may rely thereon in entering into the Purchase Agreement and is solely for your benefit, and this opinion may not be disclosed to or relied upon by any person other than you, except that (i) this opinion may be disclosed to bank regulatory and other governmental authorities having jurisdiction over you requesting (or requiring) such disclosure and (ii) this opinion may be disclosed to and relied upon by assignees if the assignments relating thereto are permitted under and made in accordance with the Purchase Agreement; provided that in no event does this opinion extend to any issue or matter related to any such assignment or arising from or out of any such assignment (as distinct from the subject transaction).

Very truly yours,
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

EXHIBIT E

ANNEX A

Reviewed Judgments

[To be determined]

ANNEX B

Reviewed Agreements

        1.     Indenture, dated as of February 24, 2005, among Sanmina-SCI Corporation, the guarantors named therein and U.S. Bank National Association, as Trustee, as supplemented by (a) First Supplemental Indenture, dated as of September 30, 2005, among Sanmina-SCI USA, Inc., Sanmina-SCI Corporation and U.S. Bank National Association, as Trustee, and (b) Second Supplemental Indenture, dated as of January 3, 2007, between Sanmina-SCI Corporation and U.S. Bank National Association, as Trustee.

        2.     Indenture, dated as of February 15, 2006, among Sanmina-SCI Corporation, certain subsidiaries of Sanmina-SCI Corporation, as guarantors, and U.S. Bank National Association, as Trustee, as supplemented by First Supplemental Indenture, dated as of January 3, 2007, between Sanmina-SCI Corporation and U.S. Bank National Association, as Trustee.

        3.     Indenture, dated as of June 12, 2007, among Sanmina-SCI Corporation, the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee, relating to the Senior Floating Rate Notes due 2010.

        4.     Indenture, dated as of June 12, 2007, among Sanmina-SCI Corporation, the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee, relating to the Senior Floating Rate Notes due 2014.

        5.     Amended and Restated Credit and Guaranty Agreement, dated as of December 16, 2005, among Sanmina-SCI Corporation, certain subsidiaries of Sanmina-SCI Corporation, as guarantors, the lenders party thereto from time to time, Bank of America, N.A., as initial issuing bank, Citicorp USA, Inc., as syndication agent, Deutsche Bank Trust Company Americas, KeyBank National Association and The Bank of Nova Scotia, as co-documentation agents, Banc of America Securities LLC and Citigroup Global Markets Inc., as joint book mangers and joint lead arrangers, Bank of America, N.A., as administrative agent, and Citibank, N.A., as collateral agent, as amended by (a) Amendment No.3 and Waiver to Amended and Restated Credit and Guaranty Agreement, dated as of December 29, 2006, among Sanmina-SCI Corporation, the guarantors party thereto, the lenders party thereto, Citibank, N.A., as collateral agent, and Bank of America, N.A., as administrative agent, and (b) Amendment No. 4 to Amended and Restated Credit and Guaranty Agreement, dated as of June 5, 2007, among Sanmina-SCI Corporation, the guarantors party thereto, the lenders party thereto, Citibank, N.A., as collateral agent, and Bank of America, N.A., as administrative agent

EXHIBIT F

FORM OF CLOSING CERTIFICATE

        The undersigned [INSERT TITLE OF RESPONSIBLE OFFICER] of [SANMINA-SCI CORPORATION.] [SANMINA-SCI UK LIMITED][SANMINA ISRAEL] [SANMINA-SCI SYSTEMS DE MEXICO, S.A. DE C.V.] [SANMINA-SCI MAGYARORSZAG ELEKTRONIKAI GYARTO KFT] (the "Company") hereby certifies to DEUTSCHE BANK AG NEW YORK (the "Administrative Agent") as follows:

          1.     The representations and warranties of the Company set forth in Section 3 of the Revolving Trade Receivables Purchase Agreement dated as of September 21, 2007 (the "Receivables Purchase Agreement") among the Company, each other party named therein as an "Originator", Sanmina-SCI Corporation, Sanmina-UK Limited and Sanmina-SCI Israel Medical Systems Ltd., as Servicers, the Administrative Agent, and the entities and financial institutions named therein as Purchasers, or which are contained in any other Transaction Document or certificate furnished by or on behalf of the Company pursuant thereto are true and correct in all material respects on and as of the date hereof.

          2.                             is [a] [the] duly elected and qualified [insert title of Responsible Officer] of the Company, and the signature set forth for such officer below is such officer's true and genuine signature.

          3.     No Incipient Termination Event or Termination Event has occurred and is continuing as of the date hereof or after giving effect to the purchase to be made on                         .

          4.    Compliance with Money Laundering and Anti-Terrorist Laws.    The Company represents and warrants that it is not and shall take commercially reasonable steps to ensure that it shall not be, and, to its knowledge, that no person who, directly or indirectly, owns a controlling interest in or otherwise controls the Company is or shall be (i) listed on any Governmental Lists, (ii) a person who has been determined to be subject to the prohibitions contained in the Executive Order, including, without limitation, being a person designated under Section 1(b), (c) or (d) of the Executive Order, (iii) a person who acts for or on behalf of, any person, group, or entity on the Governmental Lists or any other person who has been determined to be subject to the prohibitions contained in the Executive Order, (iv) a person who is located in a country with which dealings are prohibited or restricted by the United States government, or (v) to the Company's knowledge, dealing in a prohibited manner with a country or person or entity in a country with which dealings are prohibited or restricted by the United States government. The Company shall require, and shall take reasonable measures to comply with the requirement, that no holder of any direct or indirect interest in the Company is or shall be listed on any of the Governmental Lists or is or shall be a person so designated pursuant to the Executive Order; provided, however, none of the foregoing shall apply to any person or entity to the extent that his or its interest is in or through an entity that is domiciled in the United States of America and where securities are traded through a public securities exchange subject to regulations by the United States of America. (b) Legal Sources of Funds. The Company represents and warrants that it has taken, and that it shall continue to take, commercially reasonable measures appropriate to the circumstances, with respect to each holder of a direct interest in the Company to assure that funds invested by such holders in the Company are derived from legal sources. These measures will be in accordance with all applicable anti-money laundering laws in            . (c) No Investigation, Penalty, or Seizure. The Company represents and warrants, to its knowledge, that neither it nor any holder of a direct interest in the Company (i) has been charged with or convicted of, money laundering, drug trafficking, terrorist-related activities, or other money laundering predicate crimes or a violation of the BSA or similar                        legislation, (ii) has been assessed civil penalties under these or related laws, or (iii) has had its funds seized or forfeited in an action under these or related laws. The Company further represents and warrants, to its knowledge, that neither it nor any holder of a direct interest in the Company is under investigation by any Governmental Authority. As used herein the following capitalized terms have the meanings set forth below:

            "BSA" means the U.S. Bank Secrecy Act of 1970, as amended.

            "Executive Order" means that certain U.S. Presidential Executive Order No. 13224 (September 23, 2001).

            "Government Lists" means (1) the SDN List, (2) the Denied Persons List and the Entity List maintained by the United States Department of Commerce, (3) the List of Designated Foreign Terrorist Organizations and List of Debarred Parties maintained by the United States Department of State, (4) any other publicly-available list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the OFAC Laws and Regulations, and (5) any list or qualification of "Designated Nationals" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, as all such Governmental Lists may be updated from time to time and to extent made publicly available on the respective governmental agency's website.

            "Governmental Authority" means the United States of America and any agency, authority, court, department, commission, board, bureau or instrumentality of it.

            "OFAC" means the Office of Foreign Assets Control, United States Department of the Treasury, or any other office, agency or department that succeeds to the duties of OFAC.

            "OFAC Laws and Regulations" means any lists, laws, rules, sanctions and regulations maintained by OFAC pursuant to any authorizing statute, executive order or regulation, including the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as amended from time to time.

            "SDN List" means Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, as such list is amended from time to time.

          5.     The conditions precedent set forth in Sections 4.1 [and 4.2] of the Receivables Purchase Agreement have been satisfied as, except as set forth on Schedule 1 hereto.

        The undersigned [title of Representative Officer] of the Company certifies as follows:

          6.     There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.

          7.     Company is a corporation duly incorporated, validly existing and in good standing under the laws of                        .

          8.     Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by Board of Directors of the Company on                         , 2007; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof, are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

          9.     Attached hereto as Annex 2 is a true and complete copy of the constitutive corporate documents of the Company as in effect on the date hereof, and such document has not been amended, repealed, modified or restated.

          10.   The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company the Receivables Purchase Agreement, each other Transaction Document to which the Company is a party, and any certificate or other document to be delivered by the Company pursuant to the Receivables Purchase Agreement:

Name	Office	Signature

        IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

Name:	Name:
Title:	Title:

Date:            , 2007

EXHIBIT G

FORM OF
ASSIGNMENT AND ACCEPTANCE

        Reference is made to the Revolving Trade Receivables Purchase Agreement, dated as of September 21, 2007 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), among Sanmina-SCI Magyarorszag Elektronikai Gyarto Kft, Sanmina-SCI Systems de Mexico, S.A. de C.V., Sanmina-SCI Corporation, Sanmina-SCI UK Ltd., Sanmina-SCI Israel Medical Systems Ltd., the several banks and other financial institutions or entities from time to time parties thereto and Deutsche Bank AG, New York Branch, as administrative agent (in such capacity, the "Administrative Agent") for the Purchasers. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement.

        1.     The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

        2.     The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Purchase Agreement in an amount as set forth on Schedule 1 hereto.

        3.     The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Purchase Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Purchase Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Originators or the Servicers or any other obligor or the performance or observance by the Originators or the Servicers or any other obligor of any of their respective obligations under the Purchase Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto.

        4.     The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Purchase Agreement, together with copies of the financial statements delivered pursuant to subsection 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers and discretion under the Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Purchase Agreement and will perform in accordance with its terms all the obligations which by the terms of the Purchase Agreement are required to be performed by it as a Purchaser.

        5.     The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Purchase Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than three Business Days after the date of such acceptance and recording by the Administrative Agent).

        6.     Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

        7.     From and after the Effective Date, (a) the Assignee shall be a party to the Purchase Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Purchaser thereunder and under the other Transaction Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Purchase Agreement.

        8.     This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

2

SCHEDULE 1
to Assignment and Acceptance

Name of Assignor:
Name of Assignee:
Effective Date of Assignment:
Investment Assigned		Purchaser's Investment Limit Assigned(1)
[Tranche A][Tranche B][Tranche C] [Tranche D]$		[Tranche A][Tranche B][Tranche C] [Tranche D] . %
[Name Of Assignee]		[Name Of Assignor]
By:	Name: Title:	By:	Name: Title:
Accepted for Recordation in the Register:		Required consents:
DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent
		By:	Name: Title:
SANMINA-SCI CORPORATION
		By:	Name: Title:
SANMINA-SCI UK LIMITED
		By:	Name: Title:
SANMINA-SCI ISRAEL MEDICAL SYSTEMS LTD.
		By:	Name: Title

(1)
Calculate the percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Purchasers.

3

EXHIBIT H

FORM OF SPECIAL IRREVOCABLE POWER OF ATTORNEY

[To be executed and delivered by Sanmina México, S.A. de C.V. in the presence of and formalized by a Mexican Notary Public]

"NUMERO
LIBRO
FOLIO

        En la ciudad de [            ] a los [            ] días del mes de [            ] del año dos mil cinco, yo, el licenciado [                        ], titular de la notaría número [            ] del [            ], hago constar el PODER ESPECIAL IRREVOCABLE, que se consigna al tenor de la siguiente:

CLÁUSULA ÚNICA

        "Por medio del presente instrumento, Sanmina México, S.A. de C.V. (la "Otorgante"), representada como ha quedado dicho, otorga en favor de la sociedad denominada [CSC Corporación] (el "Agente de Proceso"), un poder especial irrevocable para pleitos y cobranzas, en los términos del primer y cuarto párrafos del artículo dos mil quinientos cincuenta y cuatro del Código Civil Federal y correlativos de los Estados de la República y del Distrito Federal, limitado en cuanto a su objeto, pero tan amplio como sea necesario, para ser ejercido en cualquier jurisdicción y a efecto de que, en nombre y representación de la Otorgante, reciba toda clase de notificaciones y emplazamientos de cualquier naturaleza en relación con cualquier demanda, acción, procedimiento o juicio, incluyendo, sin limitación alguna, procedimientos judiciales, administrativos o arbitrales, derivados de: (i) el Contrato de Compra de Cuentas por Cobrar (Revolving Trade Receivables Purchase Agreement) de fecha [                        ] celebrado entre la Otorgante, [Include other originators], como originadores y Deutsche Bank AG New York Branch, como agente administrador (el "Contrato de Compraventa"); (ii) [Include all other U.S. Documents governed by NY law] (los "Documentos NY") y (iii) cualquier otro contrato, instrumento o documento relacionado con los Documentos NY. La Otorgante señala como domicilio convencional para recibir cualquiera de las notificaciones o emplazamientos antes citados el ubicado en [    •    , New York, NY,     •    ], U.S.A., o cualquier otro domicilio que en el futuro le notifique el Agente de Proceso por escrito a la Otorgante y a las otras partes de los Documentos NY. El poder contenido en este instrumento es irrevocable, en virtud de que se otorga en cumplimiento de una condición prevista en la Sección (Section) 4.1 (h) del Contrato de Compraventa."

[ENGLISH TRANSLATION]

FORM OF SPECIAL IRREVOCABLE POWER OF ATTORNEY

[To be executed and delivered by Sanmina México, S.A. de C.V. in the presence of and formalized by a Mexican Notary Public]

        Sanmina México, S.A. de C.V. (the "Grantor"), hereby grants an irrevocable special power of attorney for litigation and collections in favor of CSC Corporation (the "Process Agent"), in terms of the first and fourth paragraphs of article 2554 of the Federal Civil Code and the corresponding articles of the Civil Codes of all States of the United Mexican States and of the Federal District of the United Mexican States. This power of attorney is limited in its scope but is as broad as necessary and may be exercised in any jurisdiction, so that the Process Agent, in the name and on behalf of the Grantor, receives any and all notices and service of process of any nature in connection with any suits, actions, proceedings and judgments of all kinds, including, without limitation, judicial, administrative, or arbitration proceedings relating to: (i) the Revolving Trade Receivables Purchase Agreement dated September 21, 2007 entered into by and between the Grantor, [Include other originators], as originators and Deutsche Bank AG New York, as administrative agent (the "Purchase Agreement"); (ii) [Include all other U.S. Documents governed by NY law] (the "NY Documents") and (iii) any other agreement, instrument or document relating to the NY Documents. The Grantor hereby appoints as its domicile to receive any notices relating thereto [    •    , New York, NY,    •    ], U.S.A, or any other domicile that the Process Agent notifies to the Grantor and to the other parties to the NY Documents, in writing. This power of attorney is granted in satisfaction of certain condition set forth in Section 4.1 (h) of the Purchase Agreement, and is therefore irrevocable."

2

EXHIBIT I

COLLATERAL ACCOUNT AGREEMENT

Dated as of September 21, 2007

among

SANMINA-SCI MAGYARORSZAG ELEKTRONIKAI GYARTO KFT,

SANMINA-SCI SYSTEMS DE MEXICO, S.A. DE C.V.

and

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Administrative Agent

        COLLATERAL ACCOUNT AGREEMENT (as amended, restated, modified or otherwise supplemented from time to time, the "Agreement"), dated as of September 21, 2007 among SANMINA-SCI MAGYARORSZAG ELEKTRONIKAI GYARTO KFT ("Sanmina Hungary"), a Hungarian limited liability company, and SANMINA-SCI SYSTEMS DE MEXICO, S.A. DE C.V. ("Sanmina Mexico"), a Mexican sociedad anónima de capital variable (each, an "Originator" and collectively, the "Originators"), SANMINA-SCI CORPORATION, SANMINA-SCI UK LIMITED and SANMINA-SCI ISRAEL MEDICAL SYSTEMS LTD., as servicers (collectively, the "Servicers"), and DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") for the purchasers party to the Revolving Trade Receivables Purchase Agreement, dated as of September 21, 2007 (as amended, restated, modified or otherwise supplemented from time to time, the "Purchase Agreement"), among the Originators, the Servicers, the Administrative Agent, and the entities named therein as purchasers (the "Purchasers").

W I T N E S S E T H:

        WHEREAS, pursuant to the Purchase Agreement, the Originators intend to sell to Purchasers Scheduled Receivables arising from the sale of Goods to Eligible Buyers, and will instruct such Eligible Buyers to make payments for such into the applicable Collection Account for further transfer to the applicable Payment Account;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and in order to induce the Secured Parties (as defined below) to enter into the Purchase Agreement, each Originator is pledging its Collection Accounts, and all property held therein, and assigning its rights under this Agreement, to the Administrative Agent for the benefit of the Purchasers; and

        WHEREAS, it is a condition to the Purchasers' agreement to make the Investments under the Purchase Agreement that the Originators enter into this Agreement with the Administrative Agent to govern the operation of the Collection Accounts;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        SECTION 1.    DEFINITIONS.

        1.1.    Defined Terms.    Unless otherwise stated, capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Purchase Agreement referred to above.

        SECTION 2.    ACCOUNTS.

        2.1.    Establishment of Collection Accounts.    Sanmina Hungary has established with the Administrative Agent in New York City special cash collateral accounts numbers 01474515, entitled "Sanmina Hungary Tranche B Collection Account", and 01475294, entitled "Sanmina Hungary Tranche D Collection Account", to be managed by the Administrative Agent and subject to the exclusive dominion and control of the Administrative Agent (collectively, the "Sanmina Hungary Collection Accounts"). Sanmina Mexico has established with the Administrative Agent in New York City special cash collateral accounts numbers 04879286 entitled "Sanmina Mexico Tranche A Collection Account", 01474128, entitled "Sanmina Mexico Tranche B Collection Account" and 01474953, entitled "Sanmina Mexico Tranche C Collection Account", to be managed by the Administrative Agent and subject to the exclusive dominion and control of the Administrative Agent (collectively, the "Sanmina Mexico Collection Accounts") (the Sanmina-Hungary Collection Accounts and the Sanmina-Mexico Collection Accounts are referred to collectively as the "Collection Accounts" and individually as a "Collection Account"). The Administrative Agent shall maintain the Collection Accounts as control accounts of the Administrative Agent for the benefit of the Secured Parties (as hereinafter defined) and subject to the first priority security interest of the Administrative Agent on behalf of itself and the Purchasers as provided in the Collateral Assignment Agreement. All payments to be made by any Eligible Buyer in

2

respect of a Scheduled Receivable shall be made directly to the applicable Collection Account, for transfer to the applicable Payment Account in accordance with Sections 6.3 and 6.4 of the Purchase Agreement. All monies deposited in the Sanmina Hungary Tranche A Collection Account and the Sanmina Mexico Tranche A Collection Account and all proceeds of any collection or realization of all or any part of the Tranche A Collateral shall be held or deposited in such Collection Accounts as security for the Tranche A Obligations. All monies deposited in the Sanmina Hungary Tranche B Collection Account and the Sanmina Mexico Tranche B Collection Account and all proceeds of any collection or realization of all or any part of the Tranche B Collateral shall be held or deposited in such Collection Accounts as security for the Tranche B Obligations. All monies deposited in the Sanmina Mexico Tranche C Collection Account and all proceeds of any collection or realization of all or any part of the Tranche C Collateral shall be held or deposited in such Collection Accounts as security for the Tranche C Obligations. All monies deposited in the Sanmina Hungary Tranche D Collection Account and all proceeds of any collection or realization of all or any part of the Tranche D Collateral shall be held or deposited in such Collection Accounts as security for the Tranche D Obligations.

        2.2.    Amounts in Collection Accounts.    Amounts from time to time in the Collection Accounts shall be held for the benefit of the Administrative Agent and the Tranche A Purchasers, the Tranche B Purchasers, the Tranche C Purchasers and the Tranche D Purchasers, as the case may be, and their respective successors and assigns (the "Secured Parties", which shall comprise Tranche A Purchasers, Tranche B Purchasers, Tranche C Purchasers or Tranche D Purchasers, as the context may require) in the custody of and under the exclusive dominion and control of the Administrative Agent for the purposes and on the terms set forth in this Agreement. Amounts held in the Collection Accounts shall constitute a part of the Collateral, to the extent provided herein, and shall not constitute payment of the Obligations until applied as hereinafter provided. Upon the request of the Servicers or the Purchasers, such requesting party may at any time and from time to time have access to such information concerning activity in the applicable Collection Accounts as can be furnished or is readily available from the Administrative Agent.

        SECTION 3.    DEPOSITS, TRANSFERS AND DISBURSEMENTS.

        3.1.    Whenever the Administrative Agent receives any payment in respect of Scheduled Receivables the Administrative Agent shall credit such payment to the respective Collection Account.

        3.2.    Disbursements.    (a) On each Business Day, the Administrative Agent shall withdraw from the Collection Accounts an amount as directed by the Servicers in writing equal to the payments received in respect of the Tranche A Receivables, Tranche B Receivables, Tranche C Receivables or Tranche D Receivables, as the case may be, plus any amount remitted as interest for such Scheduled Receivables, paid into the Collection Accounts on the preceding Business Day (including any Indemnified Amounts paid by an Originator in respect of Scheduled Receivables under Sections 2.9(a)(iv), (v), (xii), (xiii), (xiv), (xv) or (xvii) or a repurchase pursuant to Section 6.2 of the Purchase Agreement) and transfer such amount (which transfer shall constitute payment of the Obligations) for credit into the Payment Account (Deutsche Bank Trust Company Americas, ABA 021001033, for further credit to Deutsche Bank NY Loan Operations, account no. 60200119, Ref. Sanmina, Attention: Cheryl Mandelbaum/Joe Cusmai) and, subject to subsection (c) below, distribute the excess thereof plus any other amounts in the Collection Account promptly to the applicable Originator as instructed by the Servicers in writing.

          (a)   Any Indemnified Amounts (other than those included in Section 3.2(a)) shall be allocated and disbursed as the Administrative Agent is instructed in writing by the Administrative Agent from time to time.

3

          (b)   Upon receipt of notice thereof from the Servicers or a Purchaser, if any Incipient Termination Event or Termination Event has occurred and is continuing, all amounts deposited in the Collection Accounts shall be retained therein for application in accordance with Section 4.

          (c)   The Originators shall not have any right of withdrawal in respect of the Collection Accounts or any other right or power with respect to the Collateral, except as expressly provided herein.

        3.3    General Rules Relating to Accounts.    (a) Amounts received in the Collection Accounts before 1:00 p.m., New York City time, on any Business Day shall be credited to such account on that Business Day. Amounts received in the Collection Accounts after such time on any Business Day shall be credited to such Accounts on the next succeeding Business Day.

        (b)   If any amount is to be paid into a Collection Account in Euros or another Transaction Currency, such amount shall first be exchanged into Dollars by the Servicers or the Originators prior to any transfer of such amounts to the respective Collection Account.

        SECTION 4.    APPLICATION OF PROCEEDS.

        4.1.    Application of Tranche A Proceeds.    Except as otherwise expressly provided herein or in the other Transaction Documents, following the occurrence and continuation of a Termination Event, the proceeds of any collection, sale or other realization of all or any part of the Tranche A Collateral pursuant hereto or pursuant to the other Security Documents and any other cash at the time held by the Administrative Agent in the Tranche A Collection Accounts shall be distributed by the Administrative Agent at the times specified in the following order of priority:

          FIRST: To the Administrative Agent in an amount equal to the reasonable expenses (including, without limitation, the costs and expenses of collection, sale or other realization of all or any part of the Tranche A Collateral pursuant hereto or pursuant to the other Security Documents and the reasonable fees and expenses of the Administrative Agent's agents and counsel) which are unpaid as of the date of distribution (the "Administrative Agent's Fees and Expenses"), and to the Tranche A Purchasers if they have theretofore advanced or paid any of the Administrative Agent's Fees and Expenses in an amount equal to the amount thereof so advanced or paid by such Purchasers prior to such date; provided, that nothing herein is intended to relieve the Originators of their respective obligations to pay the Administrative Agent's Fees and Expenses or to obligate the Purchasers to so advance or pay any such amounts;

          SECOND: To the Tranche A Purchasers in an amount equal to the unpaid amount of the Purchased Interests owed to the Tranche A Purchasers, as notified to the Administrative Agent by the Administrative Agent, whether or not then due and payable and, in the event such proceeds shall be insufficient to pay in full such amount, then to the payment thereof ratably to each Tranche A Purchaser (without priority of one over any other) in proportion to the unpaid amounts thereof on the relevant date;

          THIRD: To the Tranche A Purchasers in an amount equal to the reasonable costs and expenses of, and all other amounts due to, such Secured Parties and their representatives that are payable by the Originators to such Secured Parties under the Purchase Agreement or the other Transaction Documents as notified to the Administrative Agent by the Administrative Agent and, in the event such proceeds shall be insufficient to pay in full such amounts, then to the payment thereof ratably to each of the Tranche A Purchasers (without priority of any one over any other) in proportion to the unpaid amounts due such Secured Party on the relevant date; and

          FOURTH: After payment in full of all Tranche A Obligations, any surplus then remaining shall be paid promptly to the applicable Originator or their respective successors or assigns, or as the Servicers or a court of competent jurisdiction may direct.

4

        4.2.    Application of Tranche B Proceeds.    Except as otherwise expressly provided herein or in the other Transaction Documents, following the occurrence and continuation of a Termination Event, the proceeds of any collection, sale or other realization of all or any part of the Tranche B Collateral pursuant hereto or pursuant to the other Security Documents and any other cash at the time held by the Administrative Agent in the Tranche B Collection Accounts shall be distributed by the Administrative Agent at the times specified in the following order of priority:

          FIRST: To the Administrative Agent in an amount equal to the reasonable expenses (including, without limitation, the costs and expenses of collection, sale or other realization of all or any part of the Tranche B Collateral pursuant hereto or pursuant to the other Security Documents and the Administrative Agent's Fees and Expenses, and to the Tranche B Purchasers if they have theretofore advanced or paid any of the Administrative Agent's Fees and Expenses in an amount equal to the amount thereof so advanced or paid by such Purchasers prior to such date; provided, that nothing herein is intended to relieve the Originators of their respective obligations to pay the Administrative Agent's Fees and Expenses or to obligate the Purchasers to so advance or pay any such amounts;

          SECOND: To the Tranche B Purchasers in an amount equal to the unpaid amount of the Purchased Interests owed to the Tranche B Purchasers, as notified to the Administrative Agent by the Administrative Agent, whether or not then due and payable and, in the event such proceeds shall be insufficient to pay in full such amount, then to the payment thereof ratably to each Tranche B Purchaser (without priority of one over any other) in proportion to the unpaid amounts thereof on the relevant date;

          THIRD: To the Tranche B Purchasers in an amount equal to the reasonable costs and expenses of, and all other amounts due to, such Secured Parties and their representatives that are payable by the Originators to such Secured Parties under the Purchase Agreement or the other Transaction Documents as notified to the Administrative Agent by the Administrative Agent and, in the event such proceeds shall be insufficient to pay in full such amounts, then to the payment thereof ratably to each of the Tranche B Purchasers (without priority of any one over any other) in proportion to the unpaid amounts due such Secured Party on the relevant date; and

          FOURTH: After payment in full of all Tranche B Obligations, any surplus then remaining shall be paid promptly to the applicable Originator or their respective successors or assigns, or as the Servicers or a court of competent jurisdiction may direct.

        As used in this Section 4, "proceeds" of Collateral shall mean cash, securities and any other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation, or adjustment of debt of the Originators or of any issuer of or obligor on any of the Collateral.

        4.3.    Application of Tranche C Proceeds.    Except as otherwise expressly provided herein or in the other Transaction Documents, following the occurrence and continuation of a Termination Event, the proceeds of any collection, sale or other realization of all or any part of the Tranche C Collateral pursuant hereto or pursuant to the other Security Documents and any other cash at the time held by the Administrative Agent in the Tranche C Collection Accounts shall be distributed by the Administrative Agent at the times specified in the following order of priority:

          FIRST: To the Administrative Agent in an amount equal to the reasonable expenses (including, without limitation, the costs and expenses of collection, sale or other realization of all or any part of the Tranche C Collateral pursuant hereto or pursuant to the other Security Documents and the Administrative Agent's Fees and Expenses, and to the Tranche C Purchasers if they have theretofore advanced or paid any of the Administrative Agent's Fees and Expenses in an amount equal to the amount thereof so advanced or paid by such Purchasers prior to such date;

5

  provided, that nothing herein is intended to relieve the Originators of their respective obligations to pay the Administrative Agent's Fees and Expenses or to obligate the Purchasers to so advance or pay any such amounts;

          SECOND: To the Tranche C Purchasers in an amount equal to the unpaid amount of the Purchased Interests owed to the Tranche C Purchasers, as notified to the Administrative Agent by the Administrative Agent, whether or not then due and payable and, in the event such proceeds shall be insufficient to pay in full such amount, then to the payment thereof ratably to each Tranche C Purchaser (without priority of one over any other) in proportion to the unpaid amounts thereof on the relevant date;

          THIRD: To the Tranche C Purchasers in an amount equal to the reasonable costs and expenses of, and all other amounts due to, such Secured Parties and their representatives that are payable by the Originators to such Secured Parties under the Purchase Agreement or the other Transaction Documents as notified to the Administrative Agent by the Administrative Agent and, in the event such proceeds shall be insufficient to pay in full such amounts, then to the payment thereof ratably to each of the Tranche C Purchasers (without priority of any one over any other) in proportion to the unpaid amounts due such Secured Party on the relevant date; and

          FOURTH: After payment in full of all Tranche C Obligations, any surplus then remaining shall be paid promptly to the applicable Originator or their respective successors or assigns, or as the Servicers or a court of competent jurisdiction may direct.

        As used in this Section 4, "proceeds" of Collateral shall mean cash, securities and any other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation, or adjustment of debt of the Originators or of any issuer of or obligor on any of the Collateral.

        4.4.    Application of Tranche D Proceeds.    Except as otherwise expressly provided herein or in the other Transaction Documents, following the occurrence and continuation of a Termination Event, the proceeds of any collection, sale or other realization of all or any part of the Tranche D Collateral pursuant hereto or pursuant to the other Security Documents and any other cash at the time held by the Administrative Agent in the Tranche D Collection Accounts shall be distributed by the Administrative Agent at the times specified in the following order of priority:

          FIRST: To the Administrative Agent in an amount equal to the reasonable expenses (including, without limitation, the costs and expenses of collection, sale or other realization of all or any part of the Tranche D Collateral pursuant hereto or pursuant to the other Security Documents and the Administrative Agent's Fees and Expenses, and to the Tranche D Purchasers if they have theretofore advanced or paid any of the Administrative Agent's Fees and Expenses in an amount equal to the amount thereof so advanced or paid by such Purchasers prior to such date; provided, that nothing herein is intended to relieve the Originators of their respective obligations to pay the Administrative Agent's Fees and Expenses or to obligate the Purchasers to so advance or pay any such amounts;

          SECOND: To the Tranche D Purchasers in an amount equal to the unpaid amount of the Purchased Interests owed to the Tranche D Purchasers, as notified to the Administrative Agent by the Administrative Agent, whether or not then due and payable and, in the event such proceeds shall be insufficient to pay in full such amount, then to the payment thereof ratably to each Tranche D Purchaser (without priority of one over any other) in proportion to the unpaid amounts thereof on the relevant date;

          THIRD: To the Tranche D Purchasers in an amount equal to the reasonable costs and expenses of, and all other amounts due to, such Secured Parties and their representatives that are payable by the Originators to such Secured Parties under the Purchase Agreement or the other

6

  Transaction Documents as notified to the Administrative Agent by the Administrative Agent and, in the event such proceeds shall be insufficient to pay in full such amounts, then to the payment thereof ratably to each of the Tranche D Purchasers (without priority of any one over any other) in proportion to the unpaid amounts due such Secured Party on the relevant date; and

          FOURTH: After payment in full of all Tranche D Obligations, any surplus then remaining shall be paid promptly to the applicable Originator or their respective successors or assigns, or as the Servicers or a court of competent jurisdiction may direct.

        As used in this Section 4, "proceeds" of Collateral shall mean cash, securities and any other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation, or adjustment of debt of the Originators or of any issuer of or obligor on any of the Collateral.

        SECTION 5.    AUTHORITY OF ADMINISTRATIVE AGENT.    Each of the Originators acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Purchasers, be governed by the Agency Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Originators, the Administrative Agent shall be conclusively presumed to be acting as Administrative Agent for the Purchasers with full and valid authority so to act or refrain from acting, and the Originators shall not be under any obligation, or entitlement, to make any inquiry respecting such authority. The Administrative Agent shall be entitled to such indemnity as is provided in the Purchase Agreement. Notwithstanding anything herein to the contrary, in no event shall the Administrative Agent have any liability, responsibility or obligations concerning (i) the establishment, management or maintenance of any accounts not initially established and maintained with the corporate trust group of the Administrative Agent, or (ii) any failure of any financial institution maintaining such accounts to perform its obligations in respect of such accounts.

        In no event shall the Administrative Agent be required to accept moneys in any currency other than U.S. dollars. The Administrative Agent shall have no liability for any losses incurred with respect to any currency conversion hereunder or for the performance of any agent appointed hereunder to convert any currency to U.S. dollars.

        SECTION 6.    NOTICES.    All notices, requests and demands to or upon the Originators or the Administrative Agent to be effective shall be in writing (including by telecopy) and shall be deemed to have been duly given or made (a) if by hand, when delivered or (b) if by telecopy or courier, when received by the addressee, addressed to at their respective addresses or transmission numbers for notices provided in Section 9.2 of the Purchase Agreement.

        SECTION 7.    AMENDMENTS; NO WAIVER; CUMULATIVE REMEDIES.

        7.1.    Amendments.    None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Originators and the Administrative Agent, provided that any provision of this Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent.

        7.2.    No Waiver.    No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the Purchasers, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

7

        7.3.    Cumulative Remedies.    The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any other rights, remedies, powers and privileges provided by law.

        SECTION 8.    SUCCESSORS AND ASSIGNS.    This Agreement shall be binding upon and inure to the benefit of the Servicers, the Originators, the Purchasers, the Administrative Agent, all future holders of the Purchased Interests and their respective successors and assigns, except that no Originator may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Purchaser.

        SECTION 9.    COUNTERPARTS.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Servicers and the Administrative Agent.

        SECTION 10.    SEVERABILITY.    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 11.    INTEGRATION.    This Agreement and the other Transaction Documents represent the entire agreement of the Originators, the Servicers, the Administrative Agent and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or the Purchasers relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.

        SECTION 12.    GOVERNING LAW.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        SECTION 13.    JUDGMENT CURRENCY.    The obligations of the Originators under this Agreement and the other Transaction Documents and the obligations to make payments to the Administrative Agent or the Purchasers shall, notwithstanding any judgment in a currency (the "judgment currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency, such party may in accordance with normal banking procedures purchase Dollars with the judgment currency. If the amount of Dollars so purchased is less than the sum originally due to such party in Dollars, each Originator agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such documented loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement or any other Transaction Document, such party agrees to remit promptly to the Servicers such excess.

        SECTION 14.    WAIVER OF JURY TRIAL.    EACH ORIGINATOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

        SECTION 15.    SECTION HEADINGS.    The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

8

        IN WITNESS WHEREOF, each Seller, the Servicers and the Administrative Agent have caused this Agreement to be duly executed by their duly authorized officers all as of the date first above written.

SANMINA-SCI MAGYARORSZAG ELEKTRONIKAI GYARTO KFT
By:	Name: Title:
SANMINA-SCI SYSTEMS DE MEXICO, S.A. DE C.V.
By:	Name: Title:
SANMINA-SCI CORPORATION
By:	Name: Title:
SANMINA-SCI UK LIMITED
By:	Name: Title:
SANMINA-SCI ISRAEL MEDICAL SYSTEMS LTD.
By:	Name: Title:
DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent
By:	Name: Title:

EXHIBIT J

Purchase Notice

Date:

        This irrevocable Purchase Notice is delivered in accordance with Section 2.2 of the Revolving Trade Receivables Purchase Agreement (as amended, restated, modified or otherwise supplemented from time to time, the "Agreement") dated as of September 21, 2007 among Sanmina-SCI Magyarorszag Elektronikai Gyarto Kft, a Hungarian limited liability company, Sanmina-SCI Systems de Mexico, S.A. de C.V., a Mexican sociedad anónima de capital variable, as Originators, Sanmina-SCI Corporation, Sanmina-SCI UK Limited and Sanmina-SCI Israel Medical Systems Ltd., as Servicers, Deutsche Bank AG, New York Branch, as Administrative Agent, and the several banks and other financial institutions parties thereto as Purchasers. All capitalized terms used herein shall have the meanings given to them in the Agreement, unless otherwise defined. On behalf of the Originator, the Servicer requests that the Purchaser make the following Investments with respect to the Scheduled Receivables presented in the attached schedule:

  I.
  Receivables

  A)
  Aggregate Amount and Tranche of Scheduled Receivables: [Tranche A][Tranche B][Tranche C][Tranche D] $

  B)
  Anticipated Purchase Date and Purchased Interest of Scheduled Receivables:

  C)
  A schedule of the Scheduled Receivables and scheduled Due Dates, including calculation of Obligor Limits, is attached.

  D)
  The Receivables Presentation also is attached.

        All of such Scheduled Receivables are Eligible Receivables. We certify that none of the Scheduled Receivables have been the subject of a prior Purchase Notice, and that the information provided in this Purchase Notice and the attached schedule is true and correct.

[name of Servicer]

[Signed]
Name:
Title:

EXHIBIT K

SERVICERS' REPORT

BY E-MAIL
Date:

Deutsche Bank AG New York,
Attention: nancy.adamo@db.com; bridget.case@db.com; cheryl.mandelbaum@db.com

        In accordance with Section 6.3 of the Revolving Trade Receivables Purchase Agreement dated as of September 21, 2007, as amended, among Sanmina-SCI Magyarorszag Elektronikai Gyarto Kft, a Hungarian limited liability company, and Sanmina-SCI Systems de Mexico, S.A. de C.V., a Mexican sociedad anónima de capital variable, as Originators, Sanmina-SCI Corporation, Sanmina-SCI UK Limited and Sanmina-SCI Israel Medical Systems Ltd., as Servicers, Deutsche Bank AG, New York Branch, as Administrative Agent, and the several banks and other financial institutions parties thereto as Purchasers (the "Agreement"), we hereby provide the following information in regard to Collections of Scheduled Receivables for the [date]. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement.

A.
The following Collections were received by credit to the applicable Collection Account:

1.
[Tranche A][Tranche B][Tranche C][Tranche D] Scheduled Receivables listed pursuant to Purchase Notice no. [    ] dated [    ]:

Process Nr.:	Purchased Interest:	Total Receivable Paid
Total:	$
Eligible Obligor:
Total:	$
Eligible Obligor:
  2.
  [Tranche A][Tranche B][Tranche C][Tranche D] Scheduled Receivables listed pursuant to Purchase Notice no. [    ] dated [    ]:

Process Nr.:	Purchased Interest:	Total Receivable Paid
Total:	$
Eligible Obligor:
Total:	$
Eligible Obligor:
  3.
  [Tranche A][Tranche B][Tranche C][Tranche D] Scheduled Receivables listed pursuant to Purchase Notice no. [    ] dated [    ]:

Process Nr.:	Purchased Interest:
Total:	$
Eligible Obligor:

        PLEASE TRANSFER    % OF TOTAL RECEIVABLES PAID, REPRESENTING $            , TO THE PAYMENT ACCOUNT IN ACCORDANCE WITH THE TERMS OF THE COLLATERAL ACCOUNT AGREEMENT.

B.
Collections were made in an amount less than the Purchased Interest amount of the respective [Tranche A][Tranche B][Tranche C][Tranche D] Scheduled Receivables listed below:

Process Nr.:	Eligible Buyer:	Purchased Interest:	Collection Amount:

        The Servicer has taken the following steps to obtain Collection of the Scheduled Receivables listed above:

C.
The following [Tranche A][Tranche B][Tranche C][Tranche D] Scheduled Receivables were not paid on their respective Scheduled Due Dates:

Process Nr.	Eligible Buyer:	Scheduled Due Date:	Purchased Interest:

        The Servicer has taken the following steps to obtain Collection of the Scheduled Receivables listed above:]**

        We certify this report to be true and correct.

Sincerely,

[Servicer]

*If no collections were made on a Business Day, please so indicate.

** The report is to include the items covered at B and C only on the last Business Day of a Yield Period.

EXHIBIT L

Receivables Presentation:

Date of Presentation:

Eligible Buyer: [ ]
Date of Invoice/Shipment:	Invoice Number:	Amount (USD):	Scheduled Maturity Date:
1.
2.
3.
Total by Eligible Buyer:		$
Eligible Buyer: [ ]
Date of Invoice/Shipment:	Invoice Number:	Amount (USD):	Scheduled Maturity Date:
1.
2
3
Total by Eligible Buyer:		$
Eligible Buyer: [
Date of Invoice/Shipment:	Invoice Number:	Amount (USD):	Scheduled Maturity Date:
1.
2.
3.
Total by Eligible Buyer:		$
Eligible Buyer: [ ]
Date of Invoice/Shipment:	Invoice Number:	Amount (USD):	Scheduled Maturity Date:
1.
2.
3.
Total by Eligible Buyer:		$
Total Scheduled Receivables:		$

EXHIBIT M

Purchase Calculation Notice

                    , 200

        Each of the [Tranche A][Tranche B][Tranche C][Tranche D] Purchasers party to the Revolving Trade Receivables Purchase Agreement dated as of September 21, 2007, as amended

        In accordance with Section 2.2 of the captioned Revolving Trade Receivables Purchase Agreement we hereby inform you as follows:

          1.     For the Purchase Date                        , 200    (the "Purchase Date"), the aggregate amount of [Tranche A][Tranche B][Tranche C][Tranche D] Scheduled Receivables to be purchased on such Purchase Date is $                        .

          2.     Your Purchaser's [Tranche A][Tranche B][Tranche C][Tranche D] Investment Percentage of such Investment is    %, and your Investment is $                        , which amount should be made available to the Administrative Agent pursuant to Section 2.2 of the Receivables Purchase Agreement on the Purchase Date to our account no.                        at                         .

          3.     $                        of Indemnified Amounts and interest are due and payable and will be deducted from the Investments to be made on the Purchase Date.

Very truly yours,
DEUTSCHE BANK AG NEW YORK, as Administrative Agent
By:

EXHIBIT N

FORM OF RECEIVABLES TRANSFER AGREEMENT, TO BE EXECUTED EACH TIME, SCHEDULED RECEIVABLES ARE BEING ASSIGNED

        RECEIVABLES TRANSFER AGREEMENT (THE "AGREEMENT"), dated [insert relevant Purchase Date] between SANMINA-SCI MAGYARORSZÁG ELEKTRONIKAI GYÁRTÓ KFT, a limited liability company (in Hungarian:"Korlátolt Felelõsségû Társaság") duly incorporated and validly existing under the laws of Hungary (the "Seller"), and DEUTSCHE BANK AG, NEW YORK BRANCH, a German banking corporation having a branch office at 60 Wall Street, New York, New York 10005 (the "Administrative Agent"), not in its individual capacity but acting in its capacity as Administrative Agent for the Purchasers under the REVOLVING TRADE RECEIVABLES PURCHASE AGREEMENT (this "Agreement"), dated as of September 21, 2007 (the "Purchase Agreement"), entered into among Sanmina-SCI Systems de Mexico S.A. de C.V and the Seller, as originators, Sanmina-SCI Corporation, Sanmina-SCI UK Limited and Sanmina-SCI Israel Medical Systems Ltd., as servicers, the several banks and other financial institutions or entities from time to time parties thereto, as purchasers, and the Administrative Agent, in such capacity.

W I T N E S S E T H:

        WHEREAS, on September 21, 2007, the Seller, as originator, entered into the Purchase Agreement pursuant to which, among other things, each Purchaser (as defined in the Appendix referred to below) severally agreed to purchase from time to time from the Originators (as defined in the Appendix referred to below) ownership interests in the Scheduled Receivables (as defined in the Appendix referred to below) in an amount not to exceed at any time outstanding the amount of such Purchaser's Investment Limit (as defined in the Appendix referred to below); and

        WHEREAS, pursuant to the Purchase Agreement, the Seller desires to sell to the Purchasers, and the Administrative Agent, not in its individual capacity but acting in its capacity as Administrative Agent for the Purchasers, desires to purchase, the Eligible Receivables (as defined in the Appendix referred to below) created from the sale of Goods (as defined in the Appendix referred to below) by the Seller to [insert name of counterparty under the supply agreement] (the "Scheduled Receivables"), subject to the terms and conditions hereof.

REPRESENTATIONS AND WARRANTIES:

I.
The Seller hereby represents and warrants, that:

          (a)   it is a limited liability company ("Korlátolt Felelõsségû Társaság"), duly incorporated and validly existing under the laws of Hungary;

          (b)   it is the sole legal and beneficial owner of, and has legal, valid and marketable title to, the Scheduled Receivables, free and clear of any Liens (as defined in the Appendix referred to below), encumbrances or options or any other ownership limitations or preemptive rights of any kind;

          (c)   it has taken all necessary action to authorize the execution of this Agreement and perform the obligations assumed by it hereunder, which are legal, valid and enforceable against the Seller in accordance with their terms;

          (d)   as of the date hereof, there is no pending and, to its knowledge, threatened action, claim, requirement or proceeding before any Governmental Authority (as defined in the Appendix referred to below) or arbitrator that affects or could reasonably be expected to affect the legality, validity or enforceability of this Agreement;

          (e)   the entering into and performance of this Agreement does not violate, or constitute a breach under (i) any provision of the by-laws or other constitutional documents of the Seller; (ii) any material agreement, contract, license, judgment or order to which the Seller is a party or by which the Seller or any of its assets is bound; or (iii) any law, regulation, circular, order or decree of any branch of power or governmental entity applicable to the Seller;

          (f)    it is the Seller's intention to transfer and assign in favor of the Administrative Agent, not in its individual capacity but acting in its capacity as Administrative Agent for the Purchasers, the Scheduled Receivables, with everything that corresponds thereto in law or in fact, in the terms set forth herein; and

          (g)   the individual (s) executing this Agreement in the name and on behalf of the Seller has all the necessary power, authority and corporate authorizations to execute and deliver this Agreement in the name and on behalf of the Seller, as evidenced by a company extract obtained from the Competent Court of Registration in Hungary not earlier than 30 days prior to the date of this Agreement, and that such powers, authority and corporate authorizations have not been revoked, modified or limited in any way.

II.
The Administrative Agent, not in its individual capacity but acting in its capacity as Administrative Agent for the Purchasers, hereby represents and warrants, that:

          (a)   it is a German banking corporation having a branch office at 60 Wall Street, New York, New York 10005, with full legal capacity and corporate authority to enter into, deliver and perform its obligations and duties under this Agreement; and

          (b)   the individual executing this Agreement in the name and on behalf of the Administrative Agent has all necessary power, authority and corporate authorization to execute and deliver this Agreement in the name and on behalf of the Administrative Agent, and that such powers, authority and corporate authorizations have not been revoked, modified or limited in any way.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        1.1    Definitions.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in Appendix A of the Purchase Agreement.

ARTICLE II

ASSIGNMENT OF SCHEDULED RECEIVABLES

        2.1    Assignment of Scheduled Receivables.    Subject to the terms and conditions of this Agreement, and in reliance on the agreements, representations and warranties herein contained and made pursuant hereto, (i) the Seller hereby assigns to the Administrative Agent, not in its individual capacity but acting in its capacity as Administrative Agent for the Purchasers, and the Administrative Agent hereby purchases, all of the Seller's right, title and interest in, to and under the Scheduled Receivables the list of which is contained in Schedule 1, and (ii) the Administrative Agent, shall transfer to the Seller pursuant to the terms of this Agreement an amount equal to 100% of the invoice/face amount of the corresponding Scheduled Receivable.

        2.2    Purchase Price.    The amount payable by the Administrative Agent to the Seller for the purchase of all the Scheduled Receivables and the proceeds thereof sold hereunder shall be equal to 95% of the invoice/face amount of the corresponding Scheduled Receivable.

        2.3    Payment Instructions.    All payments to the Seller shall be made in accordance with the Clause 2.2 of the Purchase Agreement by wire transfer in immediately available funds to account no.

2

([    ]) at                         (ABA                        ), or to such other account as the Seller shall designate in writing to the Administrative Agent at least five Business Days prior to such payment.

ARTICLE III

CONDITIONS PRECEDENT

        3.1    Conditions Precedent to the Purchase of Scheduled Receivables.    The obligations of the Administrative Agent to purchase the Scheduled Receivables is conditioned (i) upon the advance to the Administrative Agent by the Purchasers of the amount equal to 95% of the invoice/face amount of the corresponding Scheduled Receivable; (ii) delivery of an assignment notice to [insert name of counterparty under the supply agreement], substantially in the form attached hereto as Schedule 2.

ARTICLE IV

MICELLANEOUS

        4.1    Amendments or Waiver.    Any provisions of this Agreement may be amended or waived only with the written consent of the parties hereto.

        4.2    Successors and Assigns.    Except as otherwise provided herein, the provisions of this Agreement (including any amendments, modifications and waivers hereof properly adopted), shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        4.3    Governing Law.    This Agreement shall be governed by, and construed in accordance with, Hungarian law.

        4.4    Submission To Jurisdiction; Waivers

        (a)   each party to this Agreement hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the City of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

        (b)   each party to this Agreement consents that any such action or proceeding may be brought in such courts and to the extent permitted by Hungarian law expressly and irrevocably waives (i) any objection that it may now or hereafter have to the venue of any such action, (ii) proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (iii) any right to any other jurisdiction that may apply by virtue of its present or future domicile, or for any other reason;

        (c)   the Seller hereby irrevocably and unconditionally appoints CSC Corporation (the "New York Process Agent"), with an office on the date hereof at 1133 Avenue of the Americas, New York, New York 10036, as its agent to receive on its behalf and on behalf of its property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding in any such New York State or U.S. federal court and agrees promptly to appoint a successor New York Process Agent in New York City (which successor New York Process Agent shall accept such appointment in writing prior to the termination, for any reason, of the appointment of the initial New York Process Agent) and promptly to provide written notice to the Administrative Agent of the appointment of such successor New York Process Agent. In any such action or proceeding in such New York State or U.S. federal court sitting in New York City, such service may be made on the Seller by delivering in person a copy of such process to the Seller in care of the appropriate New York Process Agent at such New York Process Agent's address, and a copy of such process shall be forwarded to the Seller's address. The Seller hereby irrevocably and unconditionally authorize and direct such New York

3

Process Agent to accept such service on their behalf and promptly to forward a copy of such service to the Seller;

        (d)   each party consents to service of process in the manner provided for notices in Section 9.2 of the Purchase Agreement and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

        (e)   each party waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.12 any special, exemplary, punitive or consequential damages.

        4.5    Notices.    All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered or, in the case of telecopy notice, when received, addressed as follows or to such address as may be hereafter notified by the respective parties hereto:

To the Seller:
Attn:
Fax:
To the Administrative Agent:
Deutsche Bank AG New York 60 Wall Street New York, New York 10005
Attn:	Nancy Adamo / Thomas Sakellariou
Fax:	212-797-0473

        4.6    Severability.    To the fullest extent permitted by law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        4.7    Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Administrative Agent.

        4.8    Headings and Table of Contents.    Sections headings and the table of contents in this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

4

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

SANMINA-SCI MAGYARORSZÁG ELEKTRONIKAI GYÁRTÓ KFT,
By:	Name: Title:
DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent
By:	Name: Title:
By:	Name: Title:

5

SCHEDULE 1

[list of Scheduled Receivables to be inserted]

i

SCHEDULE 2

FORM OF ASSIGNMENT NOTICE

[Date]

To: [insert name of counterparty under the supply agreement]

        Pursuant to the provisions of the Receivables Transfer Agreement (the "Agreement") concluded between Sanmina-SCI Magyarország Elektronikai Gyártó Kft. (the "Seller") and Deutsche Bank AG, New York Branch (the "Administrative Agent"), not in its individual capacity but acting in its capacity as Administrative Agent for the Purchasers under the REVOLVING TRADE RECEIVABLES PURCHASE AGREEMENT (this "Agreement"), dated as of September 21, 2007 (the "Purchase Agreement"), we hereby notify you that the we have assigned certain receivables originated under the terms of our supply agreement the list of which is attached to this letter.

Yours sincerely,

SANMINA-SCI MAGYARORSZÁG ELEKTRONIKAI GYÁRTÓ KFT.
By:	By:
Name:	Name:
Title:	Title:

EXHIBIT O

RECEIVABLES TRANSFER AGREEMENT

BETWEEN

SANMINA-SCI SYSTEMS DE MEXICO, S.A. DE C.V.

AS SELLER

AND

DEUTSCHE BANK AG NEW YORK,

AS ADMINISTRATIVE AGENT

DATED AS OF                            , 2007

        RECEIVABLES TRANSFER AGREEMENT (THE "AGREEMENT"), dated as of                            , 2007 between SANMINA-SCI SYSTEMS DE MEXICO, S.A. DE C.V., a sociedad anónima de capital variable duly organized and validly existing under the laws of Mexico (the "Seller"), and DEUTSCHE BANK AG NEW YORK BRANCH, a German banking corporation having a branch office at 60 Wall Street, New York, New York 10005 (the "Administrative Agent"), not in its individual capacity but acting in its capacity as Administrative Agent for the Purchasers under the Revolving Trade Receivables Purchase Agreement dated as of September    •    , 2007 (the "Purchase Agreement"), entered into among Sanmina-SCI Magyarorszag Elektronikai Gyarto Kft and the Seller, as originators, Sanmina-SCI Corporation, Sanmina-SCI UK Limited and Sanmina-SCI Israel Medical Systems Ltd, as servicers, the several banks and other financial institutions or entities from time to time parties thereto, as purchasers, and the Administrative Agent, in such capacity.

W I T N E S S E T H:

        WHEREAS, on September    •    , 2007, the Seller, as originator, entered into the Purchase Agreement pursuant to which, among other things, each Purchaser (as defined in the Appendix referred to below) severally agreed to purchase from time to time from the Originators (as defined in the Appendix referred to below) ownership interests in the Scheduled Receivables (as defined in the Appendix referred to below) in an amount not to exceed at any time outstanding the amount of such Purchaser's Investment Limit (as defined in the Appendix referred to below); and

        WHEREAS, pursuant to the Purchase Agreement, the Seller desires to sell to the Purchasers, and the Administrative Agent, not in its individual capacity but acting in its capacity as Administrative Agent for the Purchasers, desires to purchase, the Eligible Receivables (as defined in the Appendix referred to below) specified on Schedule 1 attached hereto created from the sale of Goods (as defined in the Appendix referred to below) by the Seller to [IBM de México Comercialización y Servicios, S.A. de C.V. ("IBM Mexico")] [Lenovo (Singapore) PTE Ltd ("Lenovo")] to [IBM Corporation ("IBM")] [IBM Singapore PTE Ltd ("IBM Singapore")] (the "Transferred Receivables"), subject to the terms and conditions hereof.

REPRESENTATIONS AND WARRANTIES:

           I.  The Seller hereby represents and warrants, through its duly authorized legal representative and under oath, that:

          (a)   it is a sociedad anónima de capital variable, duly organized and validly existing under the laws of the United Mexican States ("Mexico"), as evidenced in public deed number 13163, dated February 20, 1978, granted before Mr. Xavier Rosas Cevallos, Notary Public No. 3 of the Bravo District, State of Chihuahua, registered with the Public Registry of Property and Commerce of Ciudad Juarez, Chihuahua on March 10, 1987, under number 370, Page 162, Book No. 291, Commerce Section;

          (b)   it is the sole legal and beneficial owner of, and has legal, valid and marketable title to, the Transferred Receivables, free and clear of any Liens (as defined in the Appendix referred to below), encumbrances or options or any other ownership limitations or preemptive rights of any kind;

          (c)   it has taken all necessary action to authorize the execution and delivery of this Agreement and to perform the obligations assumed by it hereunder, which are legal, valid and enforceable against the Seller in accordance with their terms;

          (d)   as of the date hereof, there is no pending and, to its knowledge, threatened action, claim, requirement or proceeding before any Governmental Authority (as defined in the Appendix

1

  referred to below) or arbitrator that affects or could reasonably be expected to affect the legality, validity or enforceability of this Agreement;

          (e)   the entering into and performance of this Agreement does not violate, or constitute a breach under (i) any provision of the by-laws or other organizational documents of the Seller; (ii) any material agreement, contract, license, judgment or order to which the Seller is a party or by which the Seller or any of its assets is bound; or (iii) any law, regulation, circular, order or decree of any branch of power or governmental entity applicable to the Seller;

          (f)    it is the Seller's intention to transfer and assign in favor of the Administrative Agent, not in its individual capacity but acting in its capacity as Administrative Agent for the Purchasers, the Transferred Receivables, with everything that corresponds thereto in law or in fact, in the terms set forth herein; and

          (g)   the individual executing this Agreement in the name and on behalf of the Seller has all the necessary power, authority and corporate authorizations to execute and deliver this Agreement in the name and on behalf of the Seller, as evidenced in public deed number [                        ], dated [                        ], granted before Mr. [                        ], Notary Public No. [            ] of the [Federal District], registered with the Public Registry of Property and Commerce of the [Federal District] on [                        ], under commercial folio number [                        ], and that such powers, authority and corporate authorizations have not been revoked, modified or limited in any way.

          II.  The Administrative Agent, not in its individual capacity but acting in its capacity as Administrative Agent for the Purchasers, hereby represents and warrants, through its duly authorized legal representative and under oath, that:

          (a)   it is a German banking corporation having a branch office at 60 Wall Street, New York, New York 10005, with full legal capacity and corporate authority to enter into, deliver and perform its obligations and duties under this Agreement; and

          (b)   the individual executing this Agreement in the name and on behalf of the Administrative Agent has all necessary power, authority and corporate authorization to execute and deliver this Agreement in the name and on behalf of the Administrative Agent, and that such powers, authority and corporate authorizations have not been revoked, modified or limited in any way.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        1.1    Definitions.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in Appendix A.

ARTICLE II
PURCHASE AND SALE OF TRANSFERRED RECEIVABLES

        2.1    Purchase and Sale of Transferred Receivables.    Subject to the terms and conditions of this Agreement, and in reliance on the agreements, representations and warranties herein contained and made pursuant hereto, (i) the Seller hereby sells, assigns, transfers and conveys to the Administrative Agent, not in its individual capacity but acting in its capacity as Administrative Agent for the Purchasers, and the Administrative Agent hereby purchases, all of the Seller's right, title and interest in, to and under the Transferred Receivables and (ii) the Administrative Agent, shall transfer to the Seller pursuant to the terms of this agreement an amount equal to the Investment.

2

        2.2    Purchase Price.    The amount payable by the Administrative Agent to the Seller for the purchase of all the Transferred Receivables and the proceeds thereof sold hereunder shall be equal to the Investment.

        2.3    Payment Instructions.    All payments to the Seller shall be made by wire transfer in immediately available funds to account no.                        (Sanmina Mexico) at                         (ABA                        ), or to such other account as the Seller shall designate in writing to the Administrative Agent at least five Business Days prior to such payment.

ARTICLE III
CONDITIONS PRECEDENT

        3.1    Conditions Precedent to the Purchase of Transferred Receivables.    The obligations of the Administrative Agent to purchase the Transferred Receivables is conditioned (i) upon the advance to the Administrative Agent by the Purchasers of the amount of the Investment; (ii) notarization of this Agreement before a Mexican notary public, and (iii) [delivery to IBM Mexico of a payment notice, before a Mexican notary public, in terms of the form attached hereto as Exhibit "A", such notary public to issue his acta evidencing delivery of such payment notice] [delivery to [IBM] [Lenovo] [IBM Singapore] of a payment notice, before two witnesses, in terms of the form attached hereto as Exhibit "A"].

ARTICLE IV
MICELLANEOUS

        4.1    Amendments or Waiver.    Any provisions of this Agreement may be amended or waived only with the written consent of the parties hereto.

        4.2    Successors and Assigns.    Except as otherwise provided herein, the provisions of this Agreement (including any amendments, modifications and waivers hereof properly adopted), shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        4.3    Governing Law; Jurisdiction.    For all matters relating to the interpretation and fulfillment of this Agreement, the parties hereto expressly and irrevocably submit to the applicable laws of Mexico, and to the jurisdiction of the competent courts sitting in Mexico, Federal District, Mexico, with respect to any action or proceeding arising out of or relating hereto, and the parties hereby expressly and irrevocably waive all rights to any other jurisdiction to which they may be entitled to by virtue of their present or future domiciles, or by any other reason.

        4.4    Notices.    All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered or, in the case of telecopy notice, when received, addressed as follows or to such address as may be hereafter notified by the respective parties hereto:

  To the Seller:

    2300 Highway 79 South
    P.O. Box 1900
    Guntersville, AL 35976
    Attn:    Accounts Receivable Manager
    Fax:    (256) 505-4414

3

  To the Administrative Agent:

    Deutsche Bank AG New York Branch
    60 Wall Street
    New York, New York 10005
    Attn: Nancy Adamo /Carol Khan/Thomas Sakellariou
    Fax:    (212) 797-0473

        4.5    Severability.    To the fullest extent permitted by law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        4.6    Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Administrative Agent.

        4.7    Headings and Table of Contents.    Sections headings and the table of contents in this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

SANMINA-SCI SYSTEMS DE MEXICO, S.A. de C.V.
By:	Name: Title:
DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent
By:	Name: Title:

4

i

Appendix "A"

Receivables Transfer Agreement

        "Administrative Agent" has the meaning set forth in the preamble of this Agreement.

        "Agreement" means this Receivables Transfer Agreement.

        "Eligible Receivables" has the meaning set forth in the Purchase Agreement.

        "Goods" means electronic and other manufactured products produced by Sanmina-SCI Corporation or its subsidiaries.

        ["IBM"] means IBM Corporation

        ["IBM Mexico" means IBM de México Comercialización y Servicios S.A. de C.V.]

        ["IBM Singapore" means IBM Singapore PTE Ltd]

        "Investment" means U.S.$                        , which is equal to 100% of the invoice/face amount of the Scheduled Receivables.

        ["Lenovo"] means Lenovo (Singapore) PTE Ltd.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest of any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

        "Originators": means collectively, Sanmina-SCI Magyarorszag Elektronikai Gyarto Kft, a limited liability company incorporated under the laws of the Republic of Hungary, and the Seller.

        "Purchase Agreement" has the meaning set forth in the preamble of this Agreement.

        "Purchaser": means the financial institutions and other entities that become "Purchasers" under the Purchase Agreement.

        "Purchaser's Investment Limit" has the meaning set forth in the Purchase Agreement.

        "Seller" has the meaning set forth in the preamble of this Agreement.

        "Transferred Receivables" has the meaning set forth in the Witnesseth Section of this Agreement.

i

[Date]	[Fecha]
IBM de México Comercialización y Servicios, S.A. de C.V. Alfonso Nápoles Gándara 3111 Colonia Parque Corporativo de Peñablanca 01210 México, D.F.	IBM de México Comercialización y Servicios, S.A. de C.V. Alfonso Nápoles Gándara 3111 Colonia Parque Corporativo de Peñablanca 01210 México, D.F.
Attn: Jose Rogelio Velasco]	Atención: José Rogelio Velasco]
Re: Transfer of Receivables.	Re: Transferencia de Cuentas por Cobrar.
Ladies and Gentlemen:	Señoras y Señores:

We make reference to the Revolving Trade Receivables Purchase Agreement dated as of September [ ], 2007, the "Agreement"), entered into between Sanmina-SCI Systems de México, S.A. de C.V. (the "Seller") and Deutsche Bank AG New York (the "Administrative Agent"), not in its individual capacity but acting in its capacity as Administrative Agent for the Purchasers under the Purchase Agreement (as such terms are defined in the Agreement). Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.
Hacemos referencia al Contrato de Transmisión de Cuentas por Cobrar de fecha [ ] de septiembre de 2007, el "Contrato") celebrado por Sanmina-SCI Systems de México, S.A. de C.V. (el "Vendedor") y Deutsche Bank AG New York (el "Agente Administrativo"), en calidad de Agente Administrativo actuando a nombre y por cuenta de los Compradores (Purchasers) en el Contrato de Compra Venta (Purchase Agreement) (según dichos términos se definen en el Contrato). Los Términos en mayúsculas utilizados en este documento y que no se encuentren definidos en el mismo, tendrán el significado que se le atribuye a los mismos en el Contrato.

The Seller hereby notifies to [IBM de México Comercialización y Servicios, S.A. de C.V. ("IBM Mexico") or IBM Corporation ("IBM")], that pursuant to the Agreement, the Seller sold, assigned, transferred and conveyed to the Administrative Agent for the Purchasers the Scheduled Receivables created from the sale of Goods by the Seller to [IBM Mexico or IBM], identified on the Schedule 1 hereto and the proceeds thereof (collectively, the "Transferred Assets").
Por medio de la presente, el Vendedor notifica a IBM de México Comercialización y Servicios, S.A. de C.V. ("IBM") que de conformidad con el Contrato, el Vendedor vendió, cedió, transfirió y transmitió al Agente Administrativo actuando a nombre y por cuenta de los Compradores las Cuentas por Cobrar Programadas (Scheduled Receivables) derivadas de la venta de Bienes por el Vendedor a IBM, identificadas en el Anexo 1 del presente documento, y los pagos derivados de los mismos (los "Activos Transferidos").

Based on the foregoing, and unless otherwise instructed in writing by the Administrative Agent, the undersigned hereby irrevocably instructs you that all payments made or required to be made by you or on your behalf from time to time after your receipt and execution of this Payment Instruction derived from or in connection with the Transferred Assets, shall be made directly to the following account:
Derivado de lo anterior, y a menos que el Agente Administrativo instruya por escrito lo contrario, la suscrita por este medio les instruye en forma irrevocable que todos los pagos que de tiempo en tiempo sean realizados o que deban ser realizados por ustedes o a su nombre, a partir de la recepción y suscripción de esta Instrucción de Pago, derivados de o en relación con los Activos Transferidos (Transferred Assets), deberán hacerse en forma directa a la siguiente cuenta:
Deutsche Bank Trust Company Americas, NY, NY	Deutsche Bank Trust Company Americas, NY, NY
ABA: 021 001 033	ABA: 021 001 033
Account#: [04879286 or 01 474 953]	Account#: [04879286 or 01 474 953]

Account name: [DBAG STEF Sanmina Mex—IBM Mex Coll AC or DBAG STEF-Sanmina Mex—IBM USA Coll AC]	Account name: [DBAG STEF Sanmina Mex—IBM Mex Coll AC or DBAG STEF-Sanmina Mex—IBM USA Coll AC]

In accordance with applicable law, you are hereby further notified that the payment obligations described herein will only be satisfied and considered fulfilled upon payment thereof solely to the Administrative Agent in the terms set forth herein.
De conformidad con la legislación aplicable, se le notifica asimismo por medio de la presente que las obligaciones de pago descritas en este documento sólo serán satisfechas y consideradas como cumplidas únicamente cuando los pagos de las mismas se hagan exclusivamente al Agente Administrativo en los términos establecidos en este documento.
This Payment Instruction may not be revoked or modified without the written consent of the Administrative Agent.	La presente Instrucción de Pago no podrá ser revocada o modificada sin el consentimiento por escrito del Agente Administrativo.
Very truly yours,	Atentamente
Sanmina-SCI Systems de México, S.A. de C.V.	Sanmina-SCI Systems de México, S.A. de C.V.
By:	By:
Name: Juan Manuel Martínez Oregón	Name: Juan Manuel Martínez Oregón
Title: Attorney in fact	Title: Representante Legal
IN CASE OF RECEIVABLES PAYABLE BY IBM, THIS INSTRUCTION WILL BE DELIVERED TO IBM BEFORE THE PRESENCE OF A MEXICAN NOTARY PUBLIC.	EN CASO DE CUENTAS POR COBRAR PAGADERAS POR IBM, ESTA INSTRUCCIÓN SERÁ ENTREGADA A IBM ANTE LA PRESENCIA DE UN NOTARIO PÚBLICO MEXICANO.
Schedule 1	Anexo 1

[Date]	[Fecha]
[Sanmina Mexico to include address and contact of Lenovo Singapore]	[Sanmina Mexico deberá incluir el domicilio y contacto de Lenovo Singapore]
Attn: ]	Atención: ]
Re: Transfer of Receivables.	Re: Transferencia de Cuentas por Cobrar.
Ladies and Gentlemen:	Señoras y Señores:

We make reference to the Revolving Trade Receivables Purchase Agreement dated as of September [ ], 2007, the "Agreement"), entered into between Sanmina-SCI Systems de México, S.A. de C.V. (the "Seller") and Deutsche Bank AG New York (the "Administrative Agent"), not in its individual capacity but acting in its capacity as Administrative Agent for the Purchasers under the Purchase Agreement (as such terms are defined in the Agreement). Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.
Hacemos referencia al Contrato de Transmisión de Cuentas por Cobrar de fecha [ ] de septiembre de 2007, el "Contrato") celebrado por Sanmina-SCI Systems de México, S.A. de C.V. (el "Vendedor") y Deutsche Bank AG New York (el "Agente Administrativo"), en calidad de Agente Administrativo actuando a nombre y por cuenta de los Compradores (Purchasers) en el Contrato de Compra Venta (Purchase Agreement) (según dichos términos se definen en el Contrato). Los Términos en mayúsculas utilizados en este documento y que no se encuentren definidos en el mismo, tendrán el significado que se le atribuye a los mismos en el Contrato.

The Seller hereby notifies to Lenovo Singapore PTE, Ltd, that pursuant to the Agreement, the Seller sold, assigned, transferred and conveyed to the Administrative Agent for the Purchasers the Scheduled Receivables created from the sale of Goods by the Seller to Lenovo Singapore PTE, Ltd, identified on the Schedule 1 hereto and the proceeds thereof (collectively, the "Transferred Assets").
Por medio de la presente, el Vendedor notifica a Lenovo Singapore PTE, Ltd que de conformidad con el Contrato, el Vendedor vendió, cedió, transfirió y transmitió al Agente Administrativo actuando a nombre y por cuenta de los Compradores las Cuentas por Cobrar Programadas (Scheduled Receivables) derivadas de la venta de Bienes por el Vendedor a Lenovo Singapore PTE, Ltd, identificadas en el Anexo 1 del presente documento, y los pagos derivados de los mismos (los "Activos Transferidos").

Based on the foregoing, and unless otherwise instructed in writing by the Administrative Agent, the undersigned hereby irrevocably instructs you that all payments made or required to be made by you or on your behalf from time to time after your receipt and execution of this Payment Instruction derived from or in connection with the Transferred Assets, shall be made directly to the following account:
Derivado de lo anterior, y a menos que el Agente Administrativo instruya por escrito lo contrario, la suscrita por este medio les instruye en forma irrevocable que todos los pagos que de tiempo en tiempo sean realizados o que deban ser realizados por ustedes o a su nombre, a partir de la recepción y suscripción de esta Instrucción de Pago, derivados de o en relación con los Activos Transferidos (Transferred Assets), deberán hacerse en forma directa a la siguiente cuenta:
Deutsche Bank Trust Company Americas, NY, NY	Deutsche Bank Trust Company Americas, NY, NY
ABA: 021 001 033	ABA: 021 001 033
Account#: 01474128	Account#: 01474128
Account name: DBAG STEF Sanmina Mex-Lenovo Sing Coll AC	Account name: DBAG STEF Sanmina Mex-Lenovo Sing Coll AC

In accordance with applicable law, you are hereby further notified that the payment obligations described herein will only be satisfied and considered fulfilled upon payment thereof solely to the Administrative Agent in the terms set forth herein.
De conformidad con la legislación aplicable, se le notifica asimismo por medio de la presente que las obligaciones de pago descritas en este documento sólo serán satisfechas y consideradas como cumplidas únicamente cuando los pagos de las mismas se hagan exclusivamente al Agente Administrativo en los términos establecidos en este documento.
This Payment Instruction may not be revoked or modified without the written consent of the Administrative Agent.	La presente Instrucción de Pago no podrá ser revocada o modificada sin el consentimiento por escrito del Agente Administrativo.
Very truly yours,	Atentamente
Sanmina-SCI Systems de México, S.A. de C.V.	Sanmina-SCI Systems de México, S.A. de C.V.
By:	By:
Name: Juan Manuel Martínez Oregón	Name: Juan Manuel Martínez Oregón
Title: Attorney in fact	Title: Representante Legal

NOTE TO SANMINA: FOR EACH SALE OF RECEIVABLES PAYABLE BY LENOVO SINGAPORE, THIS NOTCIE WILL NEED TO BE DELIVERED TO LENOVO SINGAPORE BEFORE THE PRESENCE OF 2 WITNESSES. UPON EXECUTION OF THIS NOTICE BY SANMINA MEXICO, PLEASE DELIVER THIS ORIGINAL NOTICE WITH AN ORIGINAL SCHEDULE I TO DEUTSCHE BANK AG NEW YORK AS FOLLOWS:

DEUTSCHE BANK AG NEW YORK
ATTENTION: THOMAS SAKELLARIOU
STRUCTURED TRADE & EXPORT FINANCE
60 WALL STREET
NEW YORK, NY 10005
(212) 250-4412

WITNESS/TESTIGO

[Name of Witness/Incluir Nombre de Testigo]	[Name of Witness/Incluir Nombre de Testigo]
[Signature of Witness/ Firma de Testigo]	[Signature of Witness/Incluir Firma de Testigo]
[Address of Witness/Domicilio de Testigo]	[Address of Witness/Domicilio de Testigo]
Schedule 1	Anexo 1

[date]	[fecha]
IBM Corporation	IBM Corporation
KOBA LL308 / Bldg 002 Research Triangle Park, NC 27709 United States of America	KOBA LL308 / Bldg 002 Research Triangle Park, NC 27709 United States of America
Attn: W. T. (Tim) Lattimore, CSCMP	Attn: W. T. (Tim) Lattimore, CSCMP
OEM Procurement	OEM Procurement
Sanmina-SCI Enterprise Relationship Manager Certified Project Management Professional, PMI Tel 919-254-4136, Fax 919-543-4253 TLattimo@US.ibm.com	Sanmina-SCI Enterprise Relationship Manager Certified Project Management Professional, PMI Tel 919-254-4136, Fax 919-543-4253 TLattimo@US.ibm.com
Re: Transfer of Receivables.	Re: Transferencia de Cuentas por Cobrar.
Ladies and Gentlemen:	Señoras y Señores:

We make reference to the Receivables Transfer Agreement dated as of September [ ], 2007 (the "Agreement"), entered into between Sanmina-SCI Systems de México, S.A. de C.V. (the "Seller") and Deutsche Bank AG New York (the "Administrative Agent"), not in its individual capacity but acting in its capacity as Administrative Agent for the Purchasers under the Purchase Agreement (as such terms are defined in the Agreement). Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.
Hacemos referencia al Contrato de Transmisión de Cuentas por Cobrar de fecha [ ] de septiembre de 2007 (el "Contrato"), celebrado por Sanmina-SCI Systems de México, S.A. de C.V. (el "Vendedor") y Deutsche Bank AG New York (el "Agente Administrativo"), en calidad de Agente Administrativo actuando a nombre y por cuenta de los Compradores (Purchasers) en el Contrato de Compra Venta (Purchase Agreement) (según dichos términos se definen en el Contrato). Los Términos en mayúsculas utilizados en este documento y que no se encuentren definidos en el mismo, tendrán el significado que se le atribuye a los mismos en el Contrato.

The Seller hereby notifies to IBM Corporation ("IBM"), that pursuant to the Agreement, the Seller sold, assigned, transferred and conveyed to the Administrative Agent for the Purchasers the Scheduled Receivables created from the sale of Goods by the Seller to IBM, identified on the Schedule 1 hereto and the proceeds thereof (collectively, the "Transferred Assets").
Por medio de la Presente, el Vendedor notifica a IBM Corporation ("IBM") que de conformidad con el Contrato, el Vendedor vendió, cedió, transfirió y transmitió al Agente Administrativo actuando a nombre y por cuenta de los Compradores las Cuentas por Cobrar Programadas (Scheduled Receivables) derivadas de la venta de Bienes por el Vendedor a IBM, identificadas en el Anexo 1 del presente documento, y los pagos derivados de los mismos (los "Activos Transferidos").

Based on the foregoing, and unless otherwise instructed in writing by the Administrative Agent, the undersigned hereby irrevocably instructs you that all payments made or required to be made by you or on your behalf from time to time after your receipt and execution of this Payment Instruction derived from or in connection with the Transferred Assets, shall be made directly to the following account:
Derivado de lo anterior, y a menos que el Agente Administrativo instruya por escrito lo contrario, la suscrita por este medio les instruye en forma irrevocable que todos los pagos que de tiempo en tiempo sean realizados o que deban ser realizados por ustedes o a su nombre, a partir de la recepción y suscripción de esta Instrucción de Pago, derivados de o en relación con los Activos Transferidos (Transferred Assets), deberán hacerse en forma directa a la siguiente cuenta:

Deutsche Bank Trust Company Americas	Deutsche Bank Trust Company Americas
ABA: 021001033	ABA: 021001033
Account: 01474953	Account: 01474953
Account Name: DBAG STEF-Sanmina Mex—IBM USA Coll AC	Account Name: DBAG STEF-Sanmina Mex—IBM USA Coll AC

In accordance with applicable law, you are hereby further notified that the payment obligations described herein will only be satisfied and considered fulfilled upon payment thereof solely to the Administrative Agent in the terms set forth herein.
De conformidad con la legislación aplicable, se le notifica asimismo por medio de la presente que las obligaciones de pago descritas en este documento sólo serán satisfechas y consideradas como cumplidas únicamente cuando los pagos de las mismas se hagan exclusivamente al Agente Administrativo en los términos establecidos en este documento.
This Payment Instruction may not be revoked or modified without the written consent of the Administrative Agent.	La presente Instrucción de Pago no podrá ser revocada o modificada sin el consentimiento por escrito del Agente Administrativo.
Very truly yours,	Atentamente
Sanmina-SCI Systems de México, S.A. de C.V.	Sanmina-SCI Systems de México, S.A. de C.V.
By:	By:
Name: Juan Manuel Martínez Oregón	Name: Juan Manuel Martínez Oregón
Title: Attorney in fact	Title: Representante Legal

WITNESS/TESTIGOS

Name of Witness:
Signature of Witness:
Address of Witness:
Name of Witness:
Signature of Witness:
Address of Witness:

EXHIBIT P

GUARANTEE

        GUARANTEE, dated as of September 21, 2007, made by SANMINA-SCI CORPORATION, a Delaware corporation (the "Guarantor"), in favor of DEUTSCHE BANK AG NEW YORK, as administrative agent (the "Administrative Agent"), under the Revolving Trade Receivables Purchase Agreement dated as of September 21, 2007 (as amended, restated, modified or supplemented from time to time, the "Receivables Purchase Agreement") among SANMINA-SCI MAGYARORSZAG ELEKTRONIKAI GYARTO KFT, a Hungarian limited liability company, and SANMINA-SCI SYSTEMS DE MEXICO, S.A. DE C.V.(each, an "Originator" and collectively, the "Originators"), the servicers party thereto (the "Servicers"), the Administrative Agent, and the entities and financial institutions named therein as purchasers (the "Purchasers").

        WHEREAS, pursuant to the Receivables Purchase Agreement, the Purchasers have agreed to purchase Scheduled Receivables from the Originators upon the terms and subject to the conditions set forth therein; and

        WHEREAS, it is a condition precedent to the obligation of the Purchasers to make their initial purchase under the Receivables Purchase Agreement that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the benefit of the Purchasers;

        NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Receivables Purchase Agreement and to induce the Purchasers to purchase Scheduled Receivables thereunder, the Guarantor hereby agrees with the Administrative Agent as follows:

        1.    Defined Terms.    Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement and used herein shall have the meanings given to them in the Receivables Purchase Agreement.

        2.    Guarantee.    (a) The Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor, to the Purchasers and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Originators when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

          (a)   The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Purchaser in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

          (b)   The Guarantor shall remain liable hereunder for the Obligations until the Obligations (other than inchoate indemnity obligations) are paid in full.

        3.    No Subrogation.    Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent, the Collateral Agent or any Purchaser, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent, the Collateral Agent or any Purchaser against the Originators or against any collateral security or guarantee or right of offset held by the Administrative Agent, the Collateral Agent or any Purchaser for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Originators in respect of payments made by the Guarantor hereunder, until all amounts owing to the Purchasers by the Originators on account of the Obligations are paid in full.

        4.    Amendments, etc. with respect to the Obligations; Waiver of Rights.    The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Purchasers may be rescinded by the Purchasers, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchasers, and the Receivables Purchase Agreement, and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchasers may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent, the Collateral Agent or the Purchasers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Administrative Agent, the Collateral Agent or the Purchasers shall have any obligation to protect, secure, perfect or insure any Lien at any time held by them or on its behalf as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent and any Purchaser may, but shall be under no obligation to, make a similar demand on the Originators or any other guarantor, and any failure by the Administrative Agent and the Purchasers to make any such demand or to collect any payments from the Originators or any such other guarantor or any release of the Originators or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent and the Purchasers against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

        5.    Guarantee Absolute and Unconditional.    To the extent permitted by applicable law, the Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Purchasers upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Originators or the Guarantor, on the one hand, and the Administrative Agent and the Purchasers, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. To the extent permitted by applicable law, the Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Originators or the Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Receivables Purchase Agreement or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, the Collateral Agent or the Purchasers, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Originators against the Administrative Agent, the Collateral Agent and the Purchasers, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Originators or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Originators for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent, the Collateral Agent and the Purchasers may, but shall be under no obligation to, pursue such rights and remedies as they may have against the Originators or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent, the Collateral Agent or the Purchasers to pursue such other rights or remedies or to collect any payments from the Originators or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Originators or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, the Collateral Agent or the Purchasers against the Guarantor. This Guarantee shall remain in

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full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Purchasers, and their respective successors, indorsees, transferees and assigns, until all the Obligations (other than inchoate indemnity obligations) and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full.

        6.    Reinstatement.    This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Originator, or upon or as a result of the appointment of a receiver, or conservator of, or trustee or similar officer for, any Originator or any substantial part of its property, or otherwise, all as though such payments had not been made.

        7.    Payments.    The Guarantor hereby agrees that the Obligations will be paid to the Administrative Agent without set-off or counterclaim in Dollars to the Payment Account.

        8.    Taxes.    (a) All payments made by the Guarantor under this Guarantee shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Indemnified Taxes. If any such Indemnified Taxes or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent hereunder, the amounts so payable to the Administrative Agent shall be increased to the extent necessary to yield to the Purchasers (after payment of all Indemnified Taxes and Other Taxes) the amounts payable hereunder that the Purchasers would have received if such Indemnified Taxes or Other Taxes had not been withheld or deducted from such amounts.

          (a)   In addition, the Guarantor shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (b)   Whenever any Indemnified Taxes or Other Taxes are payable by the Guarantor, as promptly as possible thereafter the Guarantor shall send to the Administrative Agent, a certified copy of an original official receipt received by the Guarantor showing payment thereof. If the Guarantor fails to pay any Indemnified Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Guarantor shall indemnify the Administrative Agent and each Purchaser for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Purchaser as a result of any such failure.

          (c)   The agreements in this Section shall survive the termination of this Guarantee and the payment of all amounts payable hereunder.

        9.    Notices.    All notices, requests and demands to or upon the Administrative Agent or the Guarantor to be effective shall be in writing (including by telecopy) and shall be deemed to have been duly given or made (a) if by hand, when delivered or (b) if by telecopy or by courier, when received by the addressee, addressed to the Administrative Agent at its address or transmission number for notices provided in Section 9.2 of the Receivables Purchase Agreement or, in the case of the Guarantor, at its address or transmission number for notices provided on the signature page of this Guarantee. The Administrative Agent and the Guarantor may change their respective address and transmission numbers for notices by notice in the manner provided in this Section.

        10.    Severability.    Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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        11.    Integration.    This Guarantee and the other Transaction Documents represent the agreement of the Guarantor with respect to the subject matter hereof, and there are no promises or representations by the Administrative Agent or any Purchaser relative to the subject matter hereof not reflected herein or in the other Transaction Documents.

        12.    Amendments in Writing; No Waiver; Cumulative Remedies.    (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent, provided that any provision of this Guarantee may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent.

          (a)   The Administrative Agent shall not by any act (except by a written instrument pursuant to paragraph 12(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Incipient Termination Event or Termination Event or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent would otherwise have on any future occasion.

          (b)   The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        13.    Section Headings.    The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        14.    Successors and Assigns.    This Guarantee shall be binding upon the successors and permitted assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and its successors and assigns. The Guarantor may not assign its obligations hereunder without the written consent of the Administrative Agent and any such purported assignment will be null and void ab initio.

        15.    Submission to Jurisdiction; Waivers.    The Guarantor hereby irrevocably and unconditionally:

          (a)   submits for itself and its property in any legal action or proceeding relating to this Guarantee, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in the City of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b)   consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c)   in any such action or proceeding in such New York State or U.S. federal court sitting in New York City, such service may be made on the Guarantor by delivering a copy of such process to the Guarantor at its address;

          (d)   agrees that nothing in this Guarantee shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

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          (e)   waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

        16.    Governing Law.    This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Remainder of this page intentionally left blank]

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        IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as a deed by its duly authorized officer as of the day and year first above written.

SANMINA-SCI CORPORATION
By:	Name: Title:
Address: 2700 North First Street San Jose, California 95134 Fax: (408) 964-3644 Attention: Treasurer

QuickLinks

  Exhibit 10.59
Table of Contents
  Schedule 1.1A
  Schedule 1.1B
  Schedule 1.1C
  Schedule 1.1D
  Schedule 3.4
  Schedule 3.14 to the Receivables Purchase Agreement
  Schedule 3.15
  EXHIBIT A
  EXHIBIT B
  EXHIBIT C
  EXHIBIT D
SCHEDULE 1 Documents and Enquiries
SCHEDULE 2 Assumptions
SCHEDULE 3 Reservations
  EXHIBIT E
  EXHIBIT E
ANNEX A Reviewed Judgments
ANNEX B Reviewed Agreements
  EXHIBIT F
  EXHIBIT G
  EXHIBIT H
FORM OF SPECIAL IRREVOCABLE POWER OF ATTORNEY
  EXHIBIT I
  EXHIBIT J
  EXHIBIT K
  EXHIBIT L
  EXHIBIT M
Purchase Calculation Notice
  EXHIBIT N
W I T N E S S E T H
REPRESENTATIONS AND WARRANTIES
  EXHIBIT O
REPRESENTATIONS AND WARRANTIES
ARTICLE II PURCHASE AND SALE OF TRANSFERRED RECEIVABLES
ARTICLE III CONDITIONS PRECEDENT
ARTICLE IV MICELLANEOUS
TABLE OF CONTENTS
WITNESS/TESTIGOS
  EXHIBIT P